As filed with the Commission on April 17, 2024

Registration No. 333-276987

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVIZYNE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	2836	47-228900
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(626) 415-1488

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Heltzen

Chief Executive Officer

Invizyne Technologies Inc.

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(626) 415-1488

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Hudders, Esq. Golenbock Eiseman Assor Bell & Peskoe LLP 711 Third Avenue, 17th Floor New York, NY 10017 (212) 907-7300 ahudders@golenbock.com	Aaron A. Grunfeld Law Offices Aaron A Grunfeld 9454 Wilshire Blvd, Ste 600 Beverly Hills, CA 90212-2980 (310) 788-7577 agrunfeld@grunfeldlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering of the shares of Common Stock of Invizyne Technologies Inc. (the “Public Offering Prospectus”), being sold in a firm commitment underwriting by the registrant as described in the plan of distribution in this Public Offering Prospectus.

●	Security Holder Prospectus. A prospectus to be used in connection with the distribution by the MDB Capital Holdings, LLC, our principal stockholder and the Selling Security Holder, of the shares of Common Stock that it owns or acquires on exercise of outstanding warrants and a dividend of shares of by the Company related to outstanding shares of Common Stock (the “Security Holder Prospectus”).

The Public Offering Prospectus and the Security Holder Prospectus will be identical in all respects, except for the following principal parts which will detail the securities of and offering by the Selling Security Holders:

●	they contain different front covers;

●	they contain different tables of contents;

●	the “Offering Summary” section is deleted from the Security Holder Prospectus;

●	they contain different “Use of Proceeds” sections;

●	the “Capitalization” and “Dilution” sections in the Public Offering Prospectus are deleted from the Security Holder Prospectus;

●	they contain different “Plan of Distribution” sections;

●	the “Plan of Distribution” section in the Security Holder Prospectus contains data on the security holder and its holding of securities of the Company that it holds and may transfer, sell or distribute from time to time; and

●	the “Legal Matters” section in the Security Holder Prospectus deletes the reference to counsel for the underwriter.

The registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences between the Public Offering Prospectus and the Security Holder Prospectus. The Public Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Security Holder Prospectus will be substantively identical to the Public Offering Prospectus, except for the addition or substitution of the alternate pages and will be used for the resale offering by the Selling Security Holder.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated April 17, 2024

Invizyne TECHNOLOGIES INC.

4,300,000 SHARES OF COMMON STOCK

Invizyne Technologies Inc. (the “Company,” “we,” “us” and “our”) is offering 4,300,000 shares of its common stock, par value $0.000001 (“Common Stock”), at a price per share of $4.00, in its initial public offering. The public offering price of the Common Stock was determined through negotiation between the underwriter and us, and the offering price used throughout this prospectus may not be indicative of the price of a share of Common Stock in the market after the initial public offering.

The underwriter, in its sale of the shares being purchased from the Company, intends to give preference to holders of MDB Capital Holdings, LLC (“MDB”) Class A Shares, after which it will give preference to other beneficial shareholders of MDB and then of the Company. To the extent these foregoing groups do not purchase all the available shares, including the overallotment, then shares will be sold to other persons making an indication for purchase of shares through their respective brokers or dealers.

MDB is the majority holder of our Common Stock, beneficially holding 8,272,851 shares of our Common Stock, representing 62.88% of our issued and outstanding shares of Common Stock prior to this offering. As such, MDB is the parent company of Invizyne prior to this offering. Additionally, Messrs. Christopher Marlett, Anthony DiGiandomenico are majority shareholders and directors of MDB, and directors of the Company. Mr. Mo Hayat, the Chairman of the Board and President of the Company, also is the Chief of Entrepreneurship & Operations of MDB.

We have engaged Public Ventures, LLC, or Public Ventures, as the underwriter. Public Ventures is a wholly owned subsidiary of MDB and an affiliate of the Company.

Public Ventures and MDB both have a “conflict of interest” with the Company under Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, Digital Offering LLC has agreed to act as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with this offering. In its role as a qualified independent underwriter, Digital Offering LLC has participated in the preparation of this registration statement and the prospectus and has exercised the usual standards of due diligence with respect thereto. For a more complete discussion of the role and compensation of the underwriter, please see the section of this prospectus entitled “Underwriting (Conflicts of Interest).”

Prior to this offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on The Nasdaq Capital Market, sometimes referred to as Nasdaq, under the symbol “IZTC.” No assurance can be given that our application will be approved or that an active trading market for our Common Stock will develop. Approval of our shares of Common Stock to be listed on Nasdaq is a closing condition of this offering under our agreement with the underwriter.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012. As such, in this prospectus we have taken advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. See “Prospectus Summary— Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$4.00	$17,200,000.00
Underwriting discounts and commissions(1)	$0.20	$860,000.00
Proceeds to us, before expenses	$3.80	$16,340,000.00

(1)	The underwriter will receive compensation in addition to the discounts and commissions. The registration statement, of which this prospectus is a part, also registers for sale warrants to purchase up to 430,000 [10%] shares of Common Stock to be issued to the underwriters, at an exercise price of 125% of the public offering price. We will reimburse the underwriter for its actual expenses, not to exceed $_________. We will pay the qualified independent underwriter a fee of $100,000, of which $25,000 has been paid in advance. The underwriter has advised us that it proposes to offer the shares of common stock to selected dealers at the public offering price less a selling concession not in excess of $0.20 per share and assign all the warrants to selected dealers and other persons permitted by FINRA regulation. See “Underwriting” beginning on page 57 for a description of compensation payable to the underwriters.

We have granted a 45-day option to the underwriter to purchase up to 645,000 [15%] additional shares of Common Stock solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $989,000 and the total proceeds to us, before expenses, will be $18,791,000.

The underwriter expects to deliver the shares to purchasers on or about                   , 2024.

PUBLIC VENTURES, LLC

The date of this prospectus is                   , 2024

Neither we nor the underwriter have authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriter take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of the shares of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy the shares of Common Stock in any circumstances under which such offer or solicitation is unlawful.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriter have authorized anyone to provide you with information that is different. We and the underwriter are offering to sell the shares of Common Stock, and seeking offers to buy the shares of Common Stock, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of Common Stock.

For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all the disclosures included in this prospectus.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Some of our trademarks and trade names are used in this prospectus, which are intellectual property owned by the Company. This prospectus also includes trademarks, trade names, and service marks that are the property of other organizations. Our trademarks and trade names referred to in this prospectus may appear without the TM symbol or other symbols indicating registration of the symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

The share numbers and financial data relating to the number of shares issued and outstanding have been adjusted to account for the share dividend of 6,483,351 shares at the rate of 1.0775673 shares for each issued and outstanding share of Common Stock, declared and paid on February 7, 2024. Immediately after the dividend, there are 12,500,000 shares of Common Stock issued and outstanding.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this prospectus in its entirety before investing in our Common Stock, including the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the accompanying notes, provided elsewhere in this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

The words “Invizyne,” “us,” “we,” the “Company,” and any variants thereof used herein refer to Invizyne Technologies Inc. and our consolidated subsidiary.

Overview

Invizyne believes it has discovered and is developing a process that could significantly change biomanufacturing by means of leveraging cell-free multi-step enzyme-based systems that will be able to efficiently transform natural or renewable resources into sought after chemicals. We believe that our biomanufacturing platform, known as SimplePath™, will be an important alternative to the current methods of chemical compound production, which methods today are generally chemical synthesis, natural extraction, and synthetic biology. Our objective with SimplePath™ is to enable the efficient production of a diverse range of select chemicals that are used in pharmaceuticals, fuels, materials, food additives, for example. We believe that SimplePath™ not only can maximize the value of these chemicals but also will contribute to the development of novel chemical compounds that should open new markets and business opportunities.

Invizyne was established in 2019, and is a pre-revenue, development stage company. Our primary operational activities to date have been development of the SimplePath™ platform. Application of the platform and the range and type of potential products are largely still in the development stage. We have only produced certain potential products in a laboratory setting, producing only laboratory quantities. As such the platform has not been tested in terms of broader market acceptance or manufacturing both at introductory and commercial levels. Whether or not we can commercialize our platform and whether or not the potential products we currently have determined possible with the platform can be manufactured and sold at commercial levels, at this stage, is uncertain.

Our SimplePath™ Platform

Our SimplePath™ platform consists of a series of enzyme based biomanufacturing systems that leverage natural processes to perform complex chemical conversions that convert a starting material into a desired end-product. Each SimplePath™ system is composed of one or more “modules” which consist of one or more enzymes that work together to perform a defined biocatalytic conversion. While a module can operate independently, multiple modules can be coupled and designed to work together in a defined sequence. This sequencing of enzymatic steps is referred to as a “cascade” or an “enzyme cascade”. Each SimplePath™ system is comprised of several key parts (i.e. substrate(s) (the substance on which an enzyme acts), enzymes, cofactors (a substance, other than the substrate, whose presence is essential for the activity of an enzyme), defined operating conditions, selected purification processes, and other system specific elements) that act together to produce one or more intended products.

The roots of the SimplePath™ platform trace back to a more than decade-long research endeavor at Professor James Bowie’s laboratory at UCLA, where the core innovations underlying the SimplePath™ platform were developed.

One of the most common methods of synthesizing new molecules is chemical synthesis. Chemical synthesis is the construction of complex chemical compounds from simpler ones. It is applied to all types of chemical compounds. This process is often expensive and environmentally damaging or polluting. Energy use, which is usually high in this process, is often a factor in determining the viability of making an end-product. Most chemical synthesis methods also produce significant waste and often use petroleum-derived chemicals to derive the end-product. Side products can be difficult to separate from the main product; although some by-products are welcomed if they have their own commercial viability. Chemical synthesis, also, may have long and complex production cycles.

Natural extraction, another common method of sourcing molecules, typically is inefficient, especially when the desired molecule is only found in small concentrations in a plant or other organism. Natural extraction processes can use large amounts of energy when compared to the end result achieved. Often, environmentally damaging solvents are used in the extraction process. Traditional methods of natural extraction typically generate substantial amounts of waste product, which presents issues of local pollution and waste management. There is often an issue of the purity of the end-product, and in many instances the purification process will damage or destroy the active agent being sought. Achieving industrial quantity is an issue in natural extraction. Using natural resources, such as plants, may actually result in over harvesting with consequences to biodiversity, damaging land resources, and local income and related societal issues.

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Synthetic biology, another form of synthesizing new molecules, seeks to rewire a unicellular organism, such as yeast, using genetic engineering to produce the desired molecule end-product. This approach has some benefits over the other two methods mentioned above, but it has been more difficult than originally thought to realize the sought after end-product in a timely fashion and at a reasonable cost. The desired molecule using this method, is often toxic to the organism, especially as concentrations increase; as a result molecule yields tend to be low given competing processes within the organism. The intricate interactions and regulatory networks within cells (in essence, the complex and often interdependent series of control systems that orchestrate activities within a cell) make it difficult to predict and optimize the desired outcomes. There tend to be issues achieving long term yield and productivity using synthetic biology when production is scaled up and subjected to industrial conditions.

Companies working in the biobased industry are addressing the world’s environmentally and socioeconomically unsustainable dependence on petroleum, still the key feedstock, which is the raw material used to produce the final product, for a wide array of products. Developing chemical the raw material feedstocks from renewable sources and using catalytic chemistry to create high-value chemicals that replace petrochemical products, among others, is critical to help achieve global sustainability. Biofuels are a major focus of the biobased industry. The biobased industry, however, is expanding into additional sectors, such as agriculture, products using acrylic acid, food production and safety, cleaning products, lubricants, detergents, fertilizers and many other chemicals in common use today. Researchers and firms are increasingly focusing on the development, production and commercialization of bio-derived replacements for many basic chemicals that are commonly used in many industries. These replacements may even be “drop-in” direct substitutes for their petroleum-derived counterparts.

Invizyne believes it is developing a new technology process that we believe has the potential to change the way molecules are created in the future. In our laboratory, for the limited number of molecules that we have worked with to date, we believe our SimplePath™ platform performs the same conversions targeted by other cell engineering technologies. We believe that instead of using whole organisms to make biobased molecules, our platform uses only the specific enzymes that are involved in the multi-step biocatalytic process of making the molecule of interest. This discovery and understanding appears to simplify the biobased process of synthesizing a new molecule and eliminates many of the inherent limitations and bottlenecks of the legacy technologies. Although not yet tested by independent third parties, we believe for many products, the SimplePath™ platform and processes can be more efficient, less environmentally damaging or polluting, and more cost-effective than traditional methods, depending on the product that is being made. Although not yet achieved, based on our laboratory results, we also believe SimplePath™ is more predictable and can be scalable. We believe our technology has the potential to create the next generation of innovative biomanufacturing systems that leverage the power of enzymes, which we call Biomanufacturing 2.0.

We estimate that the potential applications of the SimplePath™ platform are many in addition to those that we are studying at present. In the pharmaceutical space, the platform could be used to produce new drugs. In the biofuel space, it could be used to produce cleaner and more efficient fuels. In the food space, it could be used to create new flavors and fragrances. In the industrials space, it could be used to produce less environmentally damaging or polluting and more sustainable industrial chemicals. Invizyne currently has focused its development efforts on two platform areas: pharmaceutical drug discovery and biofuels. In the drug discovery space, the Company is currently working to produce CBGA, the “mother cannabinoid” from which other cannabinoids are derived, along with other select downstream cannabinoids which could have potential applications as therapeutics. In the biofuel space, Invizyne is working to produce isobutanol, a four-carbon alcohol with a branched structure that can be used as a biofuel or as a building block to higher value downstream molecules.

Through our research and development, we believe that we have successfully demonstrated, in the laboratory setting, the feasibility of manufacturing chemicals using our SimplePath™ processes. On the basis of these achievements, we believe our processes can be scaled up to achieve commercial production capabilities. Once there is indication of proven manufacturing processes at commercial scale, for a particular chemical or set of chemicals, we believe that we will be able to enter the market to offer processes that will be able to meet the growing demand for sustainable, high-quality, chemical products.

Research and Development Grants

We have received US government grants, particularly from the Department of Energy (DOE) for work related to isobutanol, upgrading alcohols, and cofactor development, and the National Institutes of Health (NIH), for work relating to cannabinoids. This funding has enabled us to advance our technology, to conduct research, to help us validate our processes, and to move forward the boundaries of scientific and technological advancement in our field. We also have received grants from two non-government sources. To date, the grants have together totaled $12,739,318, since inception.

Commercialization Strategy

Our current, primary commercialization strategy is to collaborate with third parties to engage in aspects of product research, testing, marketing, manufacturing, and product distribution. Such collaborations will involve out-licensing our technologies. We believe that using such a commercialization strategy will allow us to reduce our capital requirements and accelerate development and market acceptance and development of the SimplePath™ platform and processes. However, such a strategy will require us to locate and enter into advantageous agreements and maintain a collaboration relationship where we will likely have to continue to provide research and development and actively maintain and protect our patents and other intellectual property or obtain the use of intellectual property rights held by third parties. There is no assurance that this marketing strategy will achieve the results that we seek or that they will be maintained.

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Summary of Risk Factors

Our business is subject to a number of risks and uncertainties, including those risks discussed at length under the heading “Risk Factors” starting on page 9 hereof. These risks include risks in addition to those that are briefly noted below. Investing in our Company and its securities involves a high degree of risk. The following is a summary of some of the principal risks we face.

Below is a list of the more significant risk factors that an investor should evaluate and consider before making an investment in the Common Stock of the Company. It is a development stage company with only a limited operating history on which investors will be able to evaluate an investment in the Common Stock.

- Invizyne has not generated any significant revenues to date, and therefore may not be able to sustain its operations or become profitable in the future. Invizyne is a pre-revenue, development stage company.

- The Company anticipates that it will need additional funding in the future to continue to develop its business plan. The funds of this offering are expected to fund operations for 12 to 24 months. The independent accountants to the Company have issued their report with a going concern statement. We will explore future financing arrangements for the Company as a whole and financing specific segments of our business by using additional private and public offerings of our securities, borrowings, spinouts, joint ventures, licensing, asset sales and merger transactions.

- The synthetic biological platform being developed by the Company may not be able to develop a pipeline of commercial products, and commercial products may not be adopted by clients in the intended markets due to the novelty and complexity of the technologies involved.

- We do not have any sales, marketing, manufacturing and distribution capabilities or arrangements, and will need to create these as we move towards commercialization of our products.

- There may be regulatory hurdles that will have to be satisfied before the bio-synthesized compounds, which are the end products of the platform, can be marketed and commercially used.

- Because of the unique aspects of our synthetic biological platform, the Company is highly dependent on retaining the scientific staff and being able to hire additional scientific and related managerial staff.

- Although we have successfully achieved the production of products in the laboratory, conditions in the laboratory setting may not be reproduced in a commercial setting. If we cannot move products to a commercial scale production, our business will be harmed.

- Our processes rely on the need for purified enzymes and co-factors, which are energy molecules, such as ATP (adenosine triphosphate, which is a molecule that stores and releases energy in cells) or NADPH (nicotinamide adenine dinucleotide phosphate, which is a molecule that is an essential electron donor and provides the reducing power for anabolic reactions and redox balance), that power biocatalytic conversions, for the conversions of input feedstock, which is the raw materials used to produce a product, into final products. We will need to find competitively priced sources of these inputs for our process to be cost competitive and/or develop methods to use these resources efficiently.

- Currently, our business is highly dependent on a small number of products, which are based on our principal technology. If these products cannot be fully commercialized or are not accepted in the market, we will have expended significant financial, development and corporate assets that will not necessarily be recovered.

- Collaborations of various sorts, by our partner companies, such as with respect to research, testing, manufacturing and distribution, will be important to our business. The inability to enter into collaboration arrangements as needed, or if such collaborations are not successful, may adversely impact our business.

- There is extensive competition that we will face from legacy processes and other companies seeking to use bio-manufacturing and enzyme pathways to develop products alternative to traditional chemicals and petroleum based products.

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- If we are unable to protect the intellectual property used in our technology platform and products, others may be able to copy our innovations which may impair our ability to compete effectively in our markets.

- If we fail to comply with our obligations in the agreements under which we license development or commercialization rights to products or technology from third-parties, we could lose license rights that are important to our business.

- If we or our licensors are unable to protect our/their intellectual property, then our financial condition, results of operations and the value of our technology and products could be adversely affected.

- We will incur increased costs as a result of operating as a public company, and our board of directors will be required to devote substantial time to oversight of new compliance requirements and corporate governance practices.

- We are an “emerging growth company” under the JOBS Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors. Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

- We also are a smaller reporting company within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

- Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until we are no longer an “emerging growth company” which will be for up to five years after this offering.

- Certain recent initial public offerings of companies with relatively small public floats have experienced extreme volatility that was seemingly unrelated to the underlying performance of the company. Our Common Stock may potentially experience rapid and substantial price volatility, and price decline, which may make it difficult for prospective investors to assess what we believe to be the value of our Common Stock.

- Concentration of ownership among our existing executive officers, directors and significant stockholders may prevent new investors from influencing significant corporate decisions.

- The price of our Common Stock may have little or no relationship to the historical sales price of our capital stock in our private placement transactions to date. The initial public offering price was determined by our management and the management of our affiliates, including the underwriter.

- Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our Common Stock.

-We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree, and if we do not use those proceeds effectively your investment could be harmed.

- You will experience immediate dilution in the book value per share of the Common Stock you purchase in the amount of $3.10 per share of Common Stock.

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- Certain recent initial public offerings of companies with relatively small public floats have experienced extreme volatility that was seemingly unrelated to the underlying performance of the company. Our Common Stock may potentially experience rapid and substantial price volatility, and price decline, which may make it difficult for prospective investors to assess what we believe to be the value of our Common Stock.

- Because the underwriter, Public Ventures, LLC is a wholly owned subsidiary of MDB, and MDB prior to the offering beneficially owns 62.88% of our Common Stock, there may be a conflict of interest among the Company, underwriter and MDB in conducting the offering and its terms.

- Concentration of ownership among our existing executive officers, directors and significant stockholders may prevent new investors from influencing significant corporate decisions.

- The price of our Common Stock may have little or no relationship to the historical sales price of our capital stock in our private placement transactions to date.

- Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our Common Stock.

Corporate Information

Our executive offices are located at 750 Royal Oaks Drive, Suite 106, Monrovia, CA 91016. Our phone number is (626) 415-1488. Our website address is www.invizyne.com. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

JOBS Act – “Emerging Growth Company”

We have elected to be treated as an emerging growth company, as defined in the JOBS Act. As such, in this prospectus we have elected to take advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. We expect to continue to rely on the emerging growth company reduced disclosure and reporting obligations once we are a public company.

Implications of Being an “Emerging Growth Company”

An “emerging growth company,” as defined in Section 2(a) of the Securities Act is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” such as not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the market value of all our shares of Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

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THE OFFERING

Issuer	Invizyne Technologies Inc.

Shares of stock offered by us	4,300,000 shares

Underwriter’s option to purchase additional shares	We have granted to the underwriter an option for a period of 45 days from the date of this prospectus to purchase up to 645,000 additional shares of our common stock.

Common stock to be outstanding immediately after this offering	16,800,000 shares (or 17,445,000 shares if the underwriter exercises its option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $15,473,747, or $19,258,000 if the underwriter exercises its option to purchase additional shares in full, after deducting estimated underwriting discounts and estimated offering expenses payable by us, assuming an initial public offering price of $4.00 per share.

We intend to use the net proceeds from this offering (i) to expand the production capabilities of the Company, including capital expenditures, (ii) to increase our staff, (iii) to expand our business development, sales and marketing efforts, (iv) to expand our research and development and technology platform and (v) to add to our working capital. See “Use of Proceeds.”

Proposed Nasdaq trading symbol	“IZTC”

The number of shares outstanding includes the 6,483,351 shares issued as a dividend at the rate of 1.0775673 shares for each issued and outstanding share of Common Stock, declared and paid on February 7, 2024, and excludes:

● 849,301 shares of Common Stock underlying the assigned restricted share units and other awards under the 2020 Equity Incentive Plan as of December 31, 2023;

● 410,586 shares of Common Stock underlying the outstanding warrants and 250,000 shares of Common Stock underlying the SAFE agreements, to be issued immediately after completion of the offering to which this prospectus relates; and

● 2,059,349 shares of Common Stock that may be the subject of future awards under the 2020 Equity Incentive Award Plan as of December 31, 2023; and

● up to 430,000 shares of Common Stock (494,500 shares if the over-allotment is exercised) which may be sold pursuant to the exercise of the warrants issued to the underwriter.

Unless otherwise indicated, all information in this prospectus assumes:

●	no exercise by the underwriter of its option to purchase up to an additional 645,000 shares of our common stock;

●	no exercise of the outstanding stock options and warrant described above after December 31, 2023;

●	a stock dividend of 6,483,351 shares issued at the rate of 1.0775673 shares for each issued and outstanding share of Common Stock, declared and paid on February 7, 2024; and

●	the automatic conversion of all outstanding shares of our SAFE securities for 250,000 shares of common stock.

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables summarize our consolidated financial data and other data. The summary consolidated statements of operations data for the years ended December 31, 2023, and 2022, respectively, and the consolidated balance sheet data as of December 31, 2023, and 2022, have been derived from our consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the following summary consolidated financial data and other data below in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31, 2023	Year Ended December 31, 2022

Total operating income	$70,069	28,598

Operating costs:
General and administrative costs	1,338,811	984,583
Research and development costs	527,480	376,682
Total operating costs	1,866,291	1,361,265
Net operating loss	(1,796,222)	(1,332,667)
Change in fair value of SAFE	(200,000)	-
Other income	100	98
Loss before income taxes	(1,996,122)	(1,332,569)
Income tax expense	(42,267)	(63,559)
Net loss	$(2,038,389)	$(1,396,128)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$66,533	$558,570
Total other assets	3,491,976	2,127,088
Total assets	$3,558,509	$2,685,658

LIABILITIES AND EQUITY
Total Liabilities	$3,942,828	$1,313,126
Total equity	(384,319)	1,372,532
Total liabilities and equity	$3,558,509	$2,685,658

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we operate. Important factors that could cause those differences include, but are not limited to:

●	our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

●	our business plan and our ability to effectively manage our overall research and development activities, our general operations and growth;

●	our ability to anticipate biochemical trends, growth rates, and challenges of our segment in the biochemical industry as it evolves;

●	our ability to evaluate and respond to market demand to guide product development, product acceptance, and product commercialization;

●	regulatory, legislative and judicial developments that impact our business and our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;

●	our ability to protect our intellectual property;

●	our relationships with our clients, collaborative partners. service providers and supply sources;

●	our ability to market our biochemical technologies, enter into collaborative and licensing arrangements, and otherwise promote our products;

●	general economic conditions and trends and events of force majeure such as earthquakes, climate events, pandemics, other natural disaster, war, strikes and industrial action, supply chain issues and the like ;

●	increased expenses associated with being a public company;

●	our ability to attract and retain qualified personnel;

●	our ability to raise equity and debt capital to fund our operations and growth strategy, including possible developmental businesses and acquisitions; and

●	future revenue being lower than expected;

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These above factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, before making a decision to invest in our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of the following risks occur, our business, operating results, financial condition and future prospects could be materially and adversely affected. In that event, the market price of the shares of our Common Stock could decline, and you could lose part or all of your investment.

Business Risk Factors

Invizyne has a limited operating history on which to evaluate its ability to achieve its operating objectives.

Invizyne was founded in 2019, and we are a pre-revenue, development stage synthetic biochemical company. We have only a limited operating history and only have incurred losses to date. Therefore, there can be no assurance that the development efforts of Invizyne will produce commercially viable processes or potential products, achieve market acceptance, or generate revenues that will sustain its business. With a limited operating history, no marketing experience, and no commercialized products at this time, it will be difficult for investors to make predictions about the future success or even the viability of Invizyne, and any predictions may not be as accurate as they could be if the Company had a longer operating history or a history of successfully developing, commercializing and generating revenue from products for a mass market.

We cannot assure you that we will generate revenue or become profitable in the future.

As we are a pre-revenue, development-stage technology company, we do not expect to generate revenue or net income until we successfully commercialize our first products over a significant period. As of this date, our technology is still largely in development, and the limited number of products are being produced only at lab scale quantities. We are incurring operating losses, and we cannot assure you that we will generate revenue or be profitable in the future. Our products in development and our future products may never reach commercial scale quantities or become commercially viable. Even if we find commercially viable applications for our technology, which may include licensing, we may never recover our research and development expenses and other start-up expenses.

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We will need additional capital after this offering to support our growth. Additional capital, may be difficult to obtain thus restricting our operations and resulting in additional dilution to our stockholders.

Over time, we anticipate that the business will require additional capital to implement the long-term business plan of product development and commercialization. Upon completion of this offering, we believe our cash, cash equivalents and other investments will be sufficient to fund our operations over approximately the next 12 to 24 months.

As we require additional funds, we will explore future financing arrangements for the Company as a whole and financing specific segments of our business by using additional private and public offerings of our securities, borrowings, spinouts, joint ventures, licensing, asset sales and merger transactions. We also will seek government research grants, as they may be available. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on terms favorable to us or our stockholders. If we raise additional funds by selling equity based securities, the ownership interest of our current stockholders will be diluted. If we are unable to obtain additional funds on a timely basis or on terms favorable to us, we may have to cease or reduce certain research and development projects, to sell some or all of our technology or assets or business units or to merge all or a portion of our business with another entity.

The report on our financial statements has been issued with a “going concern” statement.

The financial statements of the Company have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business, but the Company may not have sufficient funds to meet its liabilities and other obligations in the future without additional financial support. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s future business.

We are unsure if and when we will become profitable.

We have not yet demonstrated our ability to generate revenue, and we may never be able to produce material revenues or operate on a profitable basis. We expect to experience operating losses and negative cash flow for the foreseeable future. We expect to expend significant cash resources on hiring of personnel, continued scientific and potential product research and development, potential product scaling, intellectual property development and prosecution, marketing and promotion, capital expenditures, working capital, and general and administrative expenses. We expect to incur costs and expenses related to consulting costs, laboratory development costs, hiring of scientists, engineers, science and other operational personnel, and the continued development of relationships with strategic and collaborative partners. We are attempting to obtain the currently required working capital for operations through this offering, but we may not be able to obtain financing in a sufficient amount or at all, or on terms that are acceptable to us. We anticipate our losses will continue to increase from current levels during our continuing development stage.

Invizyne may not be successful in its efforts to use its proprietary synthetic biological platform to build a pipeline of products.

A key element of Invizyne’s strategy is to use its experienced management, engineering and scientific teams to build a pipeline of products using its synthetic biological platform and further develop those products into commercially viable products faster and cheaper than possible using traditional materials and methods. Although its research and development efforts, to date, have resulted in what we believe to be potential products, we may not be successful in further developing products to the level of commercial viability or be able to continue to identify and develop these and other products. Even if it is successful in continuing to build a pipeline of products, not all potential products it identifies will be suitable for development and use in commercial products. If Invizyne is unsuccessful in these efforts, the value of the Company will be lost, our investors may suffer a loss in relation to their investment in the Company, and Invizyne may have to curtail or cease its business.

The market, including clients and potential investors, may be skeptical of the viability and benefits of Invizyne’s pipeline products because they are relatively novel and are based on complex technology.

The viability and benefits of our products, which currently include pharmaceutical cannabinoids, and isobutanol (a 2G biofuel), may be difficult to assess because they are based on a relatively novel and complex technology. Invizyne’s technology consists of using multi-stage enzymatic bioconversion systems that we have named SimplePath™. The SimplePath™ platform and the limited number of products that we are developing are currently in various stages of research and development, limited pilot production phase and/or pre-clinical assessment as a therapeutic or product for other uses. It is often an issue that what is possible in the small quantities used at the research level cannot be replicated as production quantities are increased for testing and commercialization. Each product will be required to be progressively scaled up from early research production quantities to show the feasibility of production in larger quantities, whether for clinical evaluation, testing, and ultimately commercial manufacturing amounts before being made available to clients. As Invizyne continues to develop and optimize its SimplePath™ platform and processes to make what it has determined to be the initial potential products in the quantities needed for research, clinical or testing evaluation and manufacturing, there can be no assurance that such products will be understood, approved, or accepted by clients, regulators and potential investors, that the relevant SimplePath™ platform and processes can be used for commercial manufacturing, or that it will be able to sell products at competitive prices and with features sufficient to establish demand and generate revenues or any level of profit. Another consideration is if a product is a candidate as an active pharmaceutical ingredient, then it will require FDA or any other applicable regulatory approvals, including manufacturing approvals, which may not be obtainable. If it is unable to convince potential clients of the utility and value of its products, it will not be successful in entering the markets that it has identified, and its business and results of operations will be adversely affected.

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The synthetic biology market is a rapidly expanding and changing market, and if Invizyne is unable to keep up to date with developments, its business may be adversely affected.

Invizyne is operating in a rapidly growing and changing business space within the synthetic biology market. Therefore, the market is becoming more developed and highly competitive. Invizyne will have to continually assess the market and what kinds of products will be in demand. If it fails to anticipate market demands or is not able to meet a market demand in a timely fashion, its research and development efforts will not pay off as expected or at all. The intellectual property aspects of this market are evolving, and patents filed several years ago by potential competitors are currently being granted, which may force Invizyne to license technologies it needs for its processes or to develop a workaround to the valid claims of others. Invizyne may not be able to obtain any necessary licenses or develop processes that do not infringe on others; in which case its business will be impaired and it will be prevented from executing its business plan. The cell-free synthetic biology market in which Invizyne seeks to compete, is relatively new, and therefore the extent to which it may encounter intellectual property of others that limits or restricts its processes is unpredictable.

Invizyne may face unique regulatory hurdles because its bio-synthesized compounds are novel.

Because bio-synthesized compounds are still considered novel, regulators and the public, may perceive them differently from naturally occurring molecules, notwithstanding the fact that molecules are the same whether synthetically created or naturally occurring. Therefore, Invizyne may have to provide additional validation related to the science of its compounds in order to obtain regulatory and market approval to gain product adoption. Providing additional validation will cause delays in development and commercialization, which will result in additional funding requirements than may not have been anticipated. Invizyne may never achieve the required approvals in which case its business model will be impaired. Invizyne may not be able to achieve commercial success.

Because its compounds are novel, Invizyne may have to perform tests for safety, use, and claim validation.

We anticipate, because its compounds are unique, that Invizyne will face all the hurdles of a new technology in a marketplace. Depending on the use of the compounds, Invizyne may have to comply with the extensive array of medical and other areas of regulation depending on the use of the particular compound. In addition, it anticipates having to conduct many forms of tests to convince regulators, commercialization partners and potential users of the safety, uses, and claim validation to be able to commercialize and gain market acceptance for its compounds. If it is unable to successfully justify the efficacy, safety and potential of its compounds, or do so in a timely manner, it will not be able to successfully develop its business and may have to curtail or cease its business. Holders of our shares of Common Stock may lose value in their holdings.

Invizyne is highly dependent on its ability to retain its current scientific and other staff to hire additional employees with specialized backgrounds as needed.

In this early stage of its scientific research and development of its SimplePath™ platform, Invizyne is highly dependent on retaining and motivating its current scientific professionals, other staff and management. We believe that our future success depends on retaining such persons, particularly those with key knowledge about the Invizyne technology, potential products and business objectives within the biochemistry industry. Success also depends on being able to expand its employee base as required. We believe there are relatively few persons with specific knowledge of cell-free synthetic biology. Persons with the talents that Invizyne seeks to hire tend to be in high demand and it may not be able to hire such persons as and when needed. The inability to hire and retain necessary employees may have an adverse impact on its business implementation.

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Our ability to retain our senior management and recruit additional senior management is important to the success of our business, and our failure to do so may adversely affect our reputation, business, results of operations and financial condition.

Our ability to hire senior executives and managers with the managerial abilities that we need as we grow and expand will greatly influence our success. Despite our efforts to retain members of our management team, these persons may terminate their employment with us on short notice. The loss of the services of any of our executive officers or other key management and other key employees could potentially harm our business, operating results, or financial condition. Currently, we do not maintain key man insurance policies with respect to any of our executive officers or employees.

Laboratory conditions differ from commercial conditions, which could affect the effectiveness of our potential products. Failures to effectively move from laboratory to commercial scale would harm our business.

Observations and developments that may be achievable under laboratory circumstances may not be able to be replicated in commercial settings. We have observed multiple results that encourage the development of our technology platform. We, however, are not certain that these laboratory results will be able to be replicated at a commercial scale. As we advance our technology, we plan to make products at higher scales until we reach commercially viable scales. If these results obtained at the current levels are not replicated at commercial scales the attractiveness of the technology will be adversely affected and our business may fail to be successful.

Our systems rely on the need for purified enzymes and co-factors for the conversions of input feedstock into final products. We will need to find competitively priced sources of these inputs for our process to be cost competitive and/or develop methods to use these resources efficiently.

We have observed continuous conversion of input feedstock, the raw material from which a product is made, into the final product for a time period of at least seven days. Longer running conversions, we believe, will optimize the use of enzymes and co-factor in the SimplePath™ platform, making it more efficient. Targeted feedstock for our current products are primarily sugars or other readily available chemicals. We believe we can further optimize our technological systems to continue running for longer times than seven days thus optimizing the use of our enzymes and co-factors. Co-factors in our processes are energy molecules such as ATP (adenosine triphosphate, which is a molecule that stores and releases energy in cells) or NADPH (nicotinamide adenine dinucleotide phosphate, which is a molecule that is an essential electron donor and provides the reducing power for anabolic reactions and redox balance). If we fail to find competitively priced sources of these inputs and/or if we fail to show long periods of continued reactions at larger scales our system might not prove to be competitive.

We will be subject to fluctuations in pricing for the products we choose to develop and commercialize.

We prioritize the products we choose to develop by using a number of parameters including the margin between market pricing or expected market pricing versus our expected production cost. Fluctuations in pricing below our cost to manufacture would make the commercialization of such product unfeasible. The result would be that we would not be able to sustain our business from revenue, and as a result we may have to curtail or cease operations.

We believe that in the future we will require additional capital to support operations and business growth; this capital might not be available when needed.

We have funded our operations to date through private placement equity financings, in large part from MDB Capital Holdings, LLC, our majority shareholder, and currently our parent company. We cannot rely on additional funds from our current shareholders or our parent. We cannot be certain when or if our operations will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to continue to make investments in our business to respond to business opportunities and challenges, including refining our technologies, developing new products, enhancing our operating infrastructure, and expanding our operations. All of the foregoing will require us to secure additional funds to those obtained in this offering. Additional financing may not be available on terms favorable to us, if at all. If we incur additional debt, or issue preferred equity securities, the holders of these debts or preferred security holders would have rights senior to holders of our equity to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to make distributions on our equity. Because our decision to raise capital in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing, dilutive effect or nature of any future issuances of securities. As a result, our equity holders bear the risk that future issuances of debt or equity securities could reduce the value of our Common Stock and dilute their interests. Our inability to obtain adequate financing or financing on terms satisfactory to us, when we require it, could significantly limit our ability to continue supporting our business growth and responding to business opportunities and challenges.

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Our business depends upon our ability to make good decisions regarding the deployment of capital and, ultimately, the performance of our products which is uncertain.

If our management and scientific staff make poor decisions regarding the deployment of capital into new or existing research, products and strategic partners for commercialization, our business model may not succeed. Our success ultimately depends on our ability to choose the right products, services and companies to further commercialize our science. If one or more of these aspects of our business and decisions do not succeed by themselves or together, the value of our assets could be significantly reduced resulting in substantial impairments or write-offs, which could cause the results of our operations and the price of our Common Stock to decline.

Our success depends, in part, on the successful development of our science technologies and our products.

To be successful, we will need to continue to develop our science technologies and the products that we can offer to commercialization entities. If we do not anticipate correctly and respond with products that are commercially acceptable, we will not be successful. In that event, the value of our business and overall company value would be diminished.

We are subject to risks relating to portfolio concentration.

Currently, our business is highly dependent on a small number of products, which are based on our principal technology. If these products cannot be fully commercialized or are not accepted in the market, we will have expended significant financial, development and corporate assets that will not necessarily be recovered. Therefore, investors may lose a portion or all of their investment in Invizyne.

We do not have any sales, marketing, manufacturing and distribution capabilities or arrangements, and will need to create these as we move towards commercialization of our products.

We do not yet have a full sales, marketing, manufacturing or distribution capacity. To date sales and marketing have been conducted by senior management staff, and been a part of their other management obligations. To be able to commercialize our potential products, we will need to develop all of the foregoing elements of commercialization. We do not have any corporate experience in establishing these capabilities, and therefore, we may be unsuccessful in achieving commercialization and earning revenues. We believe that setting up the commercialization aspects of a company will take a substantial amount of capital and commitment of time and effort. We plan on seeking development and marketing partners and license our technology to others or develop contract manufacturing partners in order to avoid our having to provide the full range of marketing, manufacturing and distribution capabilities within our organization. There can be no assurance that we will find any development and marketing partners or companies that are interested in licensing our technology. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we will not be able to generate product revenue, and may not become profitable.

Collaborations of various sorts, by our partner companies, such as with respect to research, testing, manufacturing and distribution, will be important to our business. The inability to enter into collaboration arrangements as needed, or if such collaborations are not successful, may adversely impact our business.

We will likely seek to collaborate with third parties to engage in aspects of product research, testing, marketing, manufacturing, and distribution as part of our commercialization strategy. If we are not able to enter into these kinds of agreements or maintain collaboration arrangements, as needed and on reasonable terms, our ability to develop our business could be delayed, or the costs of development and commercialization increased beyond what would be reasonable and ultimately hindered to the point of business cessation. Furthermore, we may need to obtain the use of intellectual property rights held by third parties in order to develop our products. As a result, the growth of a particular business endeavor or product may depend in part on the ability to acquire or in-license these intellectual property rights.

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Future collaboration arrangements may pose a number of risks, including, but not limited to, the following:

(i) collaborators have significant discretion in determining the efforts and resources that they will apply;

(ii) collaborators may not perform their obligations as expected;

(iii) collaborators may elect not to continue or renew development or commercialization programs or license arrangements;

(iv) collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our technologies and products or products the collaborators have may be viewed as competitive with our technologies and products causing them to cease to devote resources to the commercialization of our products;

(v) collaborators may fail to comply with applicable regulatory requirements regarding the development, manufacture, distribution or marketing of a product candidate or product or service;

(vi) collaborators may not commit sufficient resources to the marketing and distribution of our products;

(vii) disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialization of products, might lead to additional responsibilities for us, or might result in litigation or arbitration, any of which would be time- consuming and expensive;

(viii) collaborations may be terminated by the collaborator, and, if terminated, we may require more capital to pursue further development or commercialization of the applicable product or service; and

(ix) collaborations may not be negotiated on a timely basis or acceptable terms, if at all, or they may require substantial additional capital so as to be able to pursue and fund a collaboration.

If collaborations do not result in the successful discovery, development and commercialization of product candidates or if one of the collaborators terminates its agreement, our partner companies may not receive any future research funding or milestone or royalty payments under such collaboration. If a collaborator terminates its agreement, the partner company may find it more difficult to attract new collaborators, and the perception of the product or the business and financial condition of our partner company could be adversely affected.

We expect to experience competition from other companies and research institutions.

Considerable efforts have been, and are being, devoted to engineering living organisms to produce useful chemicals ranging from high-value natural products like cannabinoids to low-value products such as, fuels, plastics, and building block chemicals. Given the broad and growing attention to the environment and the environmental benefits of synthetic biochemistry, many players are attracted to the industry. Currently, there are many companies in the synthetic biology market, including, well known firms operating on the industry segments of life science and biology solutions, pharmaceuticals, meat, beauty, agriculture, automobile, and fashion. The number of companies and scope of industry segments touched upon demonstrate this is an active, developing industry.

We believe that we will face competition from many companies and research institutions that are currently working in, and will enter, the industry to work on all the many aspects of cell-free synthetic biochemistry. Debut Biotech and Solugen Inc. promote the advantages of cell-free enzymatic systems over cell-based systems, but their processes appear to use simple one to two step pathways. Codexis, Inc. partnered with Tate&Lyle and Merck & Co., Inc. on different, highly specific projects that use multi enzyme pathways, which demonstrate that enzymatic Islatravir synthesis illustrates the potential for complex or longer enzyme cascades of the type used in some of our SimplePath™ systems, but their principal mission diverges from the enzymatic manufacturing of more general chemicals. There are many companies that focus on enzyme engineering, such as Codexis, Inc., Allozymes Pte Ltd. (Singapore), Enzymit Ltd. (Israel and US), Zymtronix Catalytic Systems, Inc., Arzeda Corp. and Quantumzyme LLP (India). There are other companies that develop enzyme immobilization technologies. There are many companies operating in the biofuels space, such as Valero Energy Corporation, ADM Corporation and Cargill Company and Gevo, Inc. and Butamax Advanced Biofuels LLC that focus on ethanol technologies.

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We believe that a majority of the companies that present some aspect of competition are well established companies that have more experience identifying and carrying out the scientific development required in the research and development of products that will be competitive to those of Invizyne. Many of these companies have, and others that we anticipate entering the market in the future will have, greater financial and management resources, brand or science name recognition or industry contacts than we possess. A number of the companies are multinational companies and many are also publicly listed companies, with large market capitalizations.

We believe that we compete with those firms based on a number of factors, including our founders’ reputation and history, our work and successes to date since founding, our willingness and ability to strategically partner with other companies, the overall abilities and experience of our management and staff, and our ability to use our technologies to develop new products and create products for potential commercialization opportunities. We also believe we compete based on our unique technological approach. We believe our scientific approach and technology is not as specialized as those of our competitors, thereby opening product pathways for a plethora of more diverse chemical manufacturing applications. We believe that our intellectual property on recycling of essential cofactors will allow us to efficiently operate extensive multistep processes outside of a living cell. This represents a competitive advantage over traditional synthetic biochemical companies. In the biofuels sector, because isobutanol is our primary target due to it being widely regarded as a superior biofuel, we do not compete directly with ethanol producers.

The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease, may materially and adversely affect our business and operations.

The COVID-19 pandemic has prompted national, regional, and local governments, including those in the markets that the Company operates in, to implement preventative or protective measures to control its spread. As a result, there have been disruptions in business operations around the world. While the Company will continue to navigate the financial, operational, and personnel challenges presented by the COVID-19 pandemic, the full impact of COVID-19 on our operational and financial performance will depend on future developments, including the duration and any further intensification and spread of the pandemic, the potential uncertainty related to (and proliferation of) new strains, and related actions taken by federal, state, local and international government officials, to prevent and manage the spread of COVID-19. All of these efforts are uncertain, out of our control, and cannot be predicted at this time.

Impact of International Conflicts

Currently, we believe that the conflict between Ukraine and Russia and the Israeli conflict situation do not have any direct impact on our operations, financial condition or financial reporting. We believe the conflicts will have only a general impact on our operations in the same manner as it is having a general impact on all businesses that have their operations in North America as a result of international sanctions and embargo regulations, possible shortages of goods and goods incorporating parts that may be supplied from the Ukraine, Russia, Israel and their respective trading partners, supply chain challenges, and the international and US domestic inflationary results of the conflicts and government spending for and funding of our country’s responses. We do not believe we will be targeted for cyber-attacks in connection with the conflicts, but we may be a general target for cyber-attacks being a US based company. We have no operations in the countries directly involved in the conflicts or are specifically impacted by any of the sanctions and embargoes, as we operate in the United States. We do not believe that the conflicts will have any impact on our internal control over financial reporting. Other than general securities market trends, we do not have reason to believe that investors will evaluate the company as having special risks or exposures related to the conflicts. We have no operations in the countries directly involved in the conflict or are specifically impacted by any of the sanctions and embargoes, as we principally operate in the United States. Other than general securities market trends, we do not have reason to believe that investors will evaluate the company as having special risks or exposures related to the Ukrainian conflict.

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Risks Related to Intellectual Property and Other Legal Matters

If we are unable to protect the intellectual property used in our technology platform and products, others may be able to copy our innovations which may impair our ability to compete effectively in our markets.

As of January 1, 2024, we have a number of licensed patents, issued patents and patent applications with the USPTO. In addition to the patents and patent applications, we have several other invention disclosures and proprietary trade secrets. The licensed patents are for a suite of patents issued to the University of California Los Angeles (UCLA), which safeguard different aspects of recycling co-factors (i.e. energy molecules), cannabinoid biosynthesis, and stable enzymes, which are enzymes that have been engineered for thermostability or other attributes that allow the enzyme to last longer and/or perform more efficiently. This current consolidated portfolio provides a defendable position that enables the creation of complex, robust, sustainable enzyme systems.

We also are pursuing patent applications in jurisdictions other than the United States where we believe such protection is warranted in relation to the development and marketing of our processes and products.

As our research develops, we believe the Invizyne inventions and license will be able to cover a wide range of technologies that relate to biomanufacturing. These inventions include new chemical entities, composition of matter intellectual property on novel and engineered individual enzymes with changes in stability, activity, specificity, or a combination thereof, as well as systems of enzymes designed for pioneering novel manufacturing processes. Additionally, our intellectual property includes cofactor and metabolite management optimized for sustained reaction continuity and advancements in enzyme expression strains and processes. Medabilites result from the break up of a molecule, from which we can select those parts that are able to modify the speed of or stop an enzyme reaction, and which we use to manage the reaction timing of our SimplePath™ platform. Enzyme expression is the process of selection for of those cells that will make enzymes with particular qualities that optimize our SimplePath™ platform.

Our patent applications may be challenged or fail to result in issued patents and our existing or future patents may be too narrow to prevent third-parties from developing or designing around our intellectual property and in that event we may lose competitive advantage and our business may suffer. Further, the patent applications that we license may fail to result in issued patents. The claims may need to be amended. Even after amendment, a patent may not issue and in that event, we may not obtain the exclusive use of the intellectual property that we seek and may lose competitive advantage which could result in harm to our business.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patents and patent applications in respect of our technology, we rely upon, among other things, unpatented proprietary technology, processes, trade secrets and know-how. Any involuntary disclosure to or misappropriation by third-parties of our confidential or proprietary information could enable competitors to duplicate or surpass our technological achievements, potentially eroding our competitive position in our market. We seek to protect confidential or proprietary information in part by confidentiality agreements with our employees, consultants and third-parties. While we require all of our employees, consultants, advisors and any third-parties who have access to our proprietary know-how, information and technology to enter into confidentiality agreements, we cannot be certain that this know-how, information and technology will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. These agreements may be terminated or breached, and we may not have adequate remedies for any such termination or breach. Furthermore, these agreements may not provide meaningful protection for our trade secrets and know-how in the event of unauthorized use or disclosure. To the extent that any of our staff were previously employed by other synthetic biology companies, those employers may allege violations of trade secrets and other similar claims in relation to their product development activities for us.

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If we fail to comply with our obligations in the agreements under which we license development or commercialization rights to products or technology from third-parties, we could lose license rights that are important to our business.

We hold exclusive licenses from The Regents of the University of California, (“The Regents”) to intellectual property relating to cell-free synthetic biochemistry technology. These licenses impose various developmental milestone obligations on us. If we fail to comply with any material obligations, the licensor will have the right to terminate the applicable license. The existing or future patents to which we have rights based on our agreements with The Regents may be too narrow to prevent third-parties from developing or designing around these patents. Additionally, we may lose our rights to the patents and patent applications we license in the event of a breach or termination of the license agreement. Should the license terminate we retain the right to utilize the intellectual property, but may not be able to prevent others from doing so, in which case we may lose a competitive advantage.

Our license fees to The Regents may exceed our income from product revenues based on the licensed patents.

The license we hold from The Regents provides for annual license fees and royalties based on income derived from the licensed patents. It is possible that our fees to The Regents may exceed our income. In such an event, we would have to fund the fees from other sources, such as working capital, financings or other income. If we do not make the payments, as and when required, we would be in breach of the license agreement and The Regents would be able to terminate the license.

If we or our licensors are unable to protect our/their intellectual property, then our financial condition, results of operations and the value of our technology and products could be adversely affected.

We believe patents and other proprietary rights are essential to our business. Our success will depend in part on the ability of our licensors to obtain, to maintain (including making periodic filings and payments) and to enforce patent protection for their intellectual property, in particular, those patents to which we have secured exclusive rights. We, and our licensors, may not successfully prosecute or continue to prosecute the patent applications which we have licensed. Even if patents are issued in respect of these patent applications, we or our licensors may fail to maintain these patents, may determine not to pursue litigation against entities that are infringing upon these patents, or may pursue such enforcement less aggressively than we ordinarily would. Without adequate protection for the intellectual property that we own or license, other companies might be able to use substantially identical methods of production, which could unfavorably affect our competitive business position and harm our business prospects. Even if issued, patents may be challenged, invalidated, or circumvented, which could limit our ability to stop competitors from using similar methods of production or limit the length of term of patent protection that we may have for our methods of manufacturing our products.

Litigation or third-party claims of intellectual property infringement or challenges to the validity of our patents would require us to use resources to protect our technology and may prevent or delay our development or commercialization of our product candidates.

If we are the target of claims by third parties asserting that our methods of production, enzymatic pathways or intellectual property infringe upon the rights of others, we may be forced to incur substantial expenses or divert substantial employee resources from our business. If successful, those claims could result in our having to pay substantial damages or could prevent us from developing one or more products. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

If we or our collaborators experience patent infringement claims, or if we elect to avoid potential claims others may be able to assert, we or our collaborators may choose to seek, or be required to seek, a license from the third-party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we or our collaborators are unable to enter into licenses on acceptable terms. This could harm our business significantly. The cost to us of any litigation or other proceeding, regardless of its merit, even if resolved in our favor, could be substantial. Some of our competitors may be able to bear the costs of such litigation or proceedings more effectively than we can because of their having greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Intellectual property litigation and other proceedings may, regardless of their merit, also absorb significant management time and employee resources.

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Third-party claims of intellectual property infringement may prevent or delay our development and commercialization activities for other products.

Although we are not currently aware of any litigation or other proceedings or third-party claims of intellectual property infringement, the synthetic biology industry is characterized by many litigation cases regarding patents and other intellectual property rights. Other parties may in the future allege that our activities infringe their patents or that we are employing their proprietary technology without authorization. We may not have identified all the patents, patent applications or published literature that affect our business either by blocking our ability to commercialize our product, by preventing the patentability of one or more aspects of our products or those of our licensors or by covering the same or similar technologies that may affect our ability to market our product. In addition, even in the absence of litigation, we may need to obtain licenses from third-parties to advance our research or allow commercialization of our product. We may fail to obtain future licenses at a reasonable cost or on reasonable terms, if at all. In that event, we may be unable to further develop and commercialize one or more of our products, which could harm our business significantly.

We may become involved in future lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents or the patents of our licensors. To counter infringement or unauthorized use, we may file infringement claims, which can be expensive and time consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours or of our licensors is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

The US Patent and Trademark Office may initiate interference proceedings to determine the priority of inventions described in or otherwise affecting our patents and patent applications or those of our collaborators or licensors. An unfavorable outcome could require us to cease using the technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if a prevailing party does not offer us a license on terms that are acceptable to us. Litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distraction of our management and other employees. We may not be able to prevent, alone or with our licensors, misappropriation of our proprietary rights, particularly in countries where the laws may not protect those rights as fully as in the US.

If trademarks and trade names are not adequately protected, then we may not be able to build name recognition in the markets of interest and our business may be adversely affected.

A trademark or trade name may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to our trademarks and trade names or may be forced to stop using our names. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trade names or trademarks that incorporate variations of our unregistered trade names or trademarks. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.

Risks Related to this Being a Public Company

We will incur increased costs as a result of operating as a public company, and our board of directors will be required to devote substantial time to oversight of new compliance requirements and corporate governance practices.

As a public company listed in the U.S., we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on listed public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our board of directors, management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

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However, these rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, we will be required to furnish a report by our board of directors on our internal control over financial reporting. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal controls over financial reporting, which is both costly and challenging. In this regard, we will need to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe, that our internal controls over financial reporting are effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. We cannot predict if investors will find our shares of Common Stock less attractive because we may rely on these exemptions. If some investors find our shares of Common Stock less attractive as a result, there may be a less active trading market for our shares of Common Stock, and our share price may be lower or more volatile.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

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As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our securities less attractive to potential investors, which could make it more difficult for our security holders to sell their securities.

We currently have limited accounting personnel with the background in public company accounting and reporting. We will have to add personnel and devote personnel and financial resources to meet our reporting obligations as a publicly listed company.

We have been a private company with limited operating scale. As of the date of this prospectus, we do not have the appropriate accounting personnel to adequately execute our accounting processes and other supervisory resources with which to address our internal control over financial reporting. We are in the process of hiring additional personnel and putting in place protocols necessary to implement appropriate accounting policies, processes and controls to address the anticipated change in the scale of our operations. However, we cannot assure you that the measures we have taken to date, and actions we plan to take in the future, will be sufficient to prevent or avoid potential future material weaknesses in our controls.

If we fail to develop or maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in our financial reporting.

Invizyne is subject to the risk that it has deficiencies in its internal control structure. A deficiency in internal control over financial reporting is one that indicates there is more than a remote likelihood that a material misstatement of the entity’s financial statements will not be prevented or detected by the entity’s internal controls. Effective internal control is necessary to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we could be subject to regulatory action or other litigation and our operating results could be harmed. Our lack of sufficient, appropriate accounting personnel is one such deficiency.

It may be time consuming, difficult, and costly for the Company to develop and implement the internal control and reporting procedures required by the Exchange Act. The Company, at this time, will need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal control and reporting procedures. If we are unable to comply with the internal control over financial reporting requirements of the Exchange Act, then we may not be able to obtain the required independent accountant certifications, which may preclude us from keeping our filings current with the SEC. Further, a material weakness in the effectiveness of internal control over financial reporting could result in an increased chance of fraud, reduce our ability to obtain financing, and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations, and financial condition.

Certain recent initial public offerings of companies with relatively small public floats have experienced extreme volatility that was seemingly unrelated to the underlying performance of the company. Our Common Stock may potentially experience rapid and substantial price volatility, and price decline, which may make it difficult for prospective investors to assess what we believe to be the value of our Common Stock.

In addition to the general volatility risks discussed in this Prospectus, our Common Stock may be subject to rapid and substantial price volatility and/or a decline in the market price. We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Stock. Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively small public floats. As we anticipate having a relatively small public float, the Common Stock may experience greater stock price volatility, extreme price run-ups, rapid declines in the price, lower trading volume, large spreads in bid and asked prices, and less liquidity than large-capitalization companies. The aspects of the trading in the Common Stock may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the value of our Common Stock. Because of the low public float and the absence of any significant trading volume, the reported prices may not reflect the price at which an investor would be able to sell shares if it wants to sell any shares or buy shares if it wishes to buy share.

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If the trading volumes of our Common Stock is low, persons buying or selling in relatively small quantities may easily influence the prices of the Common Stock. A low volume of trades could also cause the price of the Common Stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the Common Stock. The volatility also could adversely affect the ability of the Company to issue additional shares of Common Stock or any other securities and the ability to obtain stock market based financing in the future. No assurance can be given that an active market in our Common Stock will develop or be sustained.

The absence of security analytical reports or the existence of negative security analytical reports may have an adverse effect on the public market price and volume of our shares of Common Stock.

Any trading market for our shares of Common Stock may be influenced by whether or not any analytical research reports are published about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our shares of Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our shares of Common Stock could be negatively affected.

Risks Related to the Offering

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Concentration of ownership among our existing executive officers, directors and significant stockholders may prevent new investors from influencing significant corporate decisions.

All decisions with respect to the management of the Company will be made by our board of directors and our officers, who, before this offering, beneficially own approximately 93.57% of our issued and outstanding Common Stock. Included in that percentage is the beneficial share ownership by MDB Capital Holdings, LLC because two of its officers are also directors of the Company. MDB Capital Holdings, LLC, is our parent company and the controlling shareholder before this offering, beneficially owning 62.97% of our shares of Common Stock. After this offering MDB Capital Holdings, LLC will beneficially own 47.38% of our common stock. Mr. Hayat, our Chairman of the Board is also an officer of MDB Capital Holdings, LLC, but he has no voting authority over the securities owned by MDB Capital Holdings, LLC. After the issuance of our Common Stock in this offering, management will beneficially own approximately 71.22% of our issued and outstanding shares of Common Stock. It is expected that these persons will continue to have aligned interests as they have had prior to this offering, and, therefore, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of the company or changes in management, in each case, which other stockholders might find favorable, and will make the approval of certain transactions difficult or impossible without the support of these significant stockholders.

The underwriter of this offering, Public Ventures, LLC, is a wholly owned subsidiary of MDB, our current majority shareholder and parent company. This ownership may present a conflict of interest in respect of the offering.

Because the underwriter of this offering, Public Ventures, LLC and Invizyne are both subsidiaries of the same holding company parent, MDB Capital Holdings, LLC, and Messrs. Christopher Marlett, Anthony DiGiandomenico are majority shareholders of our parent, MDB Capital Holdings as well as directors of MDB and directors of the Company, and Mo Hayat, Chairman of the Board and President of the Company, is also Chief of Entrepreneurship & Operations of MDB, a “conflict of interest” within the meaning of FINRA Rule 5121 is deemed to exist under FINRA Rule 5121. This rule requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Digital Offering LLC. has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act. Digital Offering LLC will receive $100,000 but will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. Although Digital Offering LLC has, in its capacity as qualified independent underwriter, participated in due diligence and the preparation of this participation prospectus and the registration statement of which this prospectus forms a part, this may not adequately address all potential conflicts of interest. We have agreed to indemnify Digital Offering LLC against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm sales of our common stock to any account over which it exercises discretionary authority without the specific prior written approval of the of the accountholder. See Prospectus Summary and “Underwriting (Conflicts of Interest)” for additional information.”

The price of our Common Stock may have little or no relationship to the historical sales price of our capital stock in our private placement transactions to date.

Prior to the registration and listing of our Common Stock on the Nasdaq there has been no public market for our capital stock. We have conducted only two private placements, both of which were with our parent corporation; there for we do not have any history of sales by which to judge the value of our Common Stock in a public market or to gage demand for the shares of Common Stock in a public market.

The per share price of $4.00 was determined by our board of directors and the underwriter. The board of directors did not consult any other persons or entities to determine the exercise price, including any valuation experts or appraisers to review any of our assets, our business plan or prospects. They, however, did take into account the current assets, including cash and cash equivalents, of the Company, the research and development achieved by the development team, the patent and patent application portfolio and other intellectual property, and expectations about the potential products and market potential thereof. The per share price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our Common Stock. We cannot assure you that the market price of our Common Stock will not decline during or after this offering. We also cannot assure you that you will be able to sell shares of our Common Stock purchased in this offering at the public offering price or greater in the future.

Prior to the completion of this offering, there has been no public trading market for our Common Stock. An active public trading market for our Common Stock may not develop and our Common Stock may trade below the public offering price.

Prior to the closing of our initial public offering, there has been no public market for our Common Stock. While we have applied to list our Common Stock on the Nasdaq Capital Market (“Nasdaq”), we cannot assure you that our application will be approved or, if approved, that an active public market for our Common Stock will develop. Additionally, approval of our shares of Common Stock to be listed on Nasdaq is a closing condition of the initial public offering under our agreement with the underwriter.

If an active trading market for our Common Stock does not develop after the initial public offering, the market price and liquidity of our Common Stock may be materially and adversely affected. Investors in our Common Stock may experience a significant decrease in the value of their Common Stock regardless of our operating performance or prospects. If we are unable to develop a market for our Common Stock after this offering, investors in our Common Stock may not be able to sell their shares at prices an investor considers to be fair or at times that are convenient for the investor, or at all.

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The sale or potential sale by the selling security holder of its 8,027,538 shares of Common Stock may cause the market price of our Common Stock to decline.

At the same time as we are registering shares of Common Stock to be sold in this offering, we are registering for MDB Capital Holdings, LLC, our parent company and largest single shareholder, as a selling security holder, 8,027,538 of the total of 8,272,851 shares of Common Stock that it beneficially holds. The 8,272,851 beneficially owned shares represent 62.88% of the total issued and outstanding shares of Common Stock before the offering and will represent 47.38% of the total issued and outstanding shares of Common Stock after the offering, in each case assuming no exercise of any outstanding equity awards, warrants owned by other security holders or the underwriter overallotment option. The investors in this offering together will hold 4,300,000 shares of Common Stock, representing 23.88% of the outstanding shares of Common Stock after the closing of the offering, assuming conversion of the SAFE’s and no exercise of any outstanding equity awards, warrants of other security holders, or the underwriter overallotment option.

The sale of our Common Stock by the selling security holders could increase the share selling volume and could adversely impact the price of the Common Stock in the securities market to be at a price less than the price at which shares are being offered hereby. Investors in this offering may not be able to sell their shares of Common Stock to recover their purchase price and may have to hold their shares of Common Stock for a long period of time.

The conversion of outstanding SAFE securities will dilute the ownership of investors in this offering.

On July 3, 2023, the Company issued two SAFE securities for proceeds of $800,000, which will convert into approximately 250,000 shares of Common Stock upon the closing of the offering based on a per share price of $3.20 under the terms of the SAFE. On a post-offering basis, assuming no exercise of any outstanding equity awards, warrants or the underwriter overallotment option, these shares will represent 1.46% of the issued and outstanding shares of Common Stock of the Company. As a result, there will be a dilution of the investors’ aggregate interest in the Company by the issuance of the shares of Common Stock.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our Common Stock.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements, the minimum capital requirements, or the minimum closing bid price requirement, Nasdaq may take steps to delist our Common Stock. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

We are an “emerging growth company” under the JOBS Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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Even if a public market for our Common Stock develops, it may be volatile. This may affect the ability of our investors to sell their shares as well as the price at which they may be able to sell their shares.

Even if a market for our Common Stock develops, the market price for the shares may be significantly affected by factors such as variations in quarterly and yearly financial operating results, general trends in the biochemistry industry, our operations and our ability to produce and commercialize products. Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our Common Stock and adversely affect the ability of investors in the Company to buy and sell the Common Stock.

Assuming a market for our Common Stock develops, shares eligible for future sale may adversely affect the market for our Common Stock.

Commencing on the 90th day following the close of this offering, certain of our current stockholders holding a significant amount of our outstanding shares of Common Stock may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations and lock-up agreements. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement (which disappears after one year). Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale prospectus (including sales by investors of securities acquired in connection with this offering) may have a material adverse effect on the market price of our Common Stock.

Following the completion of the offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because the public securities market for small cap companies have experienced significant share volume and price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We have not paid cash dividends in the past and have no immediate plans to pay cash dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to further develop our technology and potential products and to cover operating costs. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend. Therefore, you should not expect to receive cash dividends on the Common Stock we are offering.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree, and if we do not use those proceeds effectively your investment could be harmed.

The allocation of net proceeds of this offering set forth in the section of this prospectus captioned “Use of Proceeds” represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances may give rise to a change in the use of proceeds. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. If we do not use the net proceeds that we receive in this offering effectively, our business, results of operations and financial condition could be harmed.

You will experience immediate dilution in the book value per share of the Common Stock you purchase.

Because the price per share of our Common Stock being offered is substantially higher than the book value per share of our Common Stock, you will experience substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on the offering price of $4.00 per share, you will experience immediate and substantial dilution of  $3.10 per share in the net tangible book value of the Common Stock at December 31, 2023, based on the sale of 4,300,000 shares of Common Stock.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our Common Stock in this offering will be approximately $15,473,747 million, and if the overallotment option is exercised $19,258,000, based on the public offering price of $4.00 per share, after deducting commissions and the estimated offering expenses estimated to be about $522,253. The table below indicates the expected uses and amounts for those uses based on the offering amount. Any additional amounts received from the exercise of the over-allotment option will be added to working capital and other general purposes.

Expansion of production capabilities – increase in capital expenditures	$3,500,000
Increase in staff	$5,000,000
Expanding Business Development, Sales, and marketing	$500,000
Expanding the R&D and technology platform	$1,750,000
Working Capital and Other General Purposes	$4,723,747

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As a result, our management will have broad discretion over how these proceeds are used. Proceeds held by us will be invested in short-term investments, such as bank deposits and United States government securities, until needed for the uses described above.

DIVIDEND POLICY

Since our inception we have not paid any cash dividends or cash distributions related to our equity securities. We do not plan on declaring or paying cash dividends or cash distributions while we are developing our business. Whether any dividends or distributions are made in the future, if at all and whether or not they are payable in cash, will depend on many factors and will be determined by the board of directors, from time to time, and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends or make distributions in any form may be limited by covenants of any outstanding superior ranking equity, such as preferred stock, or indebtedness that we incur. Investors should not look to any cash dividend or cash distribution that we might make to be a regular income item in an investor’s portfolio.

The Company made a stock dividend distribution on February 7, 2024, at the rate of 1.0775673 for each issued and outstanding share of Common Stock. The board of directors of the Company has no current plans to declare any additional stock dividends or declare any stock splits at this time.

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2023 (audited) on:

●	an actual basis (audited);

●	a pro forma as adjusted basis to give effect to the sale of 4,300,000 shares of Common Stock in the offering for net proceeds of $15,473,747, after deducting commissions and the estimated offering expenses payable by us.

	Actual December 31, 2023	Proforma Adjusted as of December 31, 2023, for the Offering (1)
Cash	$66,533	$15,540,280

Equity:
Common stock	$13	$17
Preferred stock	-	-
Paid-in-capital	5,700,291	21,174,038
Accumulated Deficit	(6,084,623)	(6,084,623)
Total equity	(384,319)	15,089,432
Total capitalization	$(384,319)	15,089,432

(1)	The number of shares of Common Stock outstanding on a pro forma as adjusted basis in the table above does not include any shares of Common Stock that may be issued or sold under any employee compensation program.

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The table above excludes the following shares:

●	849,301 shares of Common Stock underlying the assigned restricted share units and other awards under the 2020 Equity Incentive Plan as of December 31, 2023;

●	410,586 shares of Common Stock underlying outstanding warrants and approximately 250,000 shares of Common Stock underlying the SAFE agreements;

●	2,059,349 shares of send Common Stock that may be the subject of future awards under the 2020 Equity Incentive Award Plan as of December 31, 2023; and.

●	up to 645,000 shares of Common Stock that may be sold to the underwriter pursuant to exercise of the over-allotment option and up to 430,000 shares of Common Stock (494,500 shares if the over-allotment is exercised) which may be sold pursuant to the exercise of the warrants issued to the underwriter and assigned to selected dealers and other persons as permitted by FINRA regulation.

DILUTION

If you invest in our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after the closing of this offering. Net tangible book value per share of Common Stock represents our total tangible assets less our total liabilities, divided by the number of outstanding shares of Common Stock. Our net tangible book value of our Common Stock as of December 31, 2023 was $(384,319), or $(0.03) per share of Common Stock.

After giving effect to the receipt of the net proceeds from our sale of 4,300,000 shares of Common Stock in the offering at the public offering price of $4.00 per share of Common Stock, after deducting commissions and the estimated offering expenses payable by us of $522,253, our pro forma as adjusted net tangible book value as of December 31, 2023, would have been approximately $15.1 million, or $0.90 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $0.93 per share to our existing shareholders and an immediate dilution of $3.10 per share to investors purchasing the Common Stock in this offering.

We calculate dilution per share of Common Stock to new investors by subtracting the pro forma net tangible book value per share of Common Stock from the public offering price paid by the new investor. The following table illustrates the dilution to new investors on a per share basis:

Public offering price	$4.00
Net tangible book value per share as of December 31, 2023	$(0.03)
Net tangible book value immediately prior to offering	$1.10
Increase per share attributable to this offering	$0.93
Pro forma tangible book value per share after this offering	$0.90
Dilution per share to new investors in this offering	$3.10

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For the table above the number of shares of Common Stock outstanding is based on 12,500,000 shares of Common Stock issued and outstanding as of December 31, 2023, and excludes the following shares:

● 849,301 shares of Common Stock underlying the assigned restricted share units and other awards under the 2020 Equity Incentive Plan as of December 31, 2023;

● 410,586 shares of Common Stock underlying the outstanding warrants and approximately 250,000 shares of Common Stock underlying the SAFE agreements;

● 2,059,349 shares of Common Stock that may be the subject of future awards under the 2020 Equity Incentive Award Plan as of December 31, 2023; and

● excludes up to 645,000 shares of Common Stock that may be sold to the underwriter pursuant to exercise of the over-allotment option and up to 430,000 shares of Common  Stock (494,500 shares if the over-allotment is exercised) which may be sold pursuant to the exercise of the warrants issued to the underwriter.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Invizyne is a bio-technology, pre-revenue, development stage company, which is a majority-owned subsidiary of MDB Capital Holdings, LLC. Management believes that Invizyne’s technology is a differentiated and unique synthetic biology platform. Management believes the platform will enable scalable production of chemical molecules found in nature in a process that is alternative to and more environmentally friendly and sustainable than the typical methods used today, such as chemical synthesis, natural extraction, and synthetic biology. Invizyne believes its technology could significantly change biomanufacturing through leveraging cell-free, multi-step enzyme-based systems that will be able to efficiently transform natural or renewable resources into sought after chemicals. The objective with SimplePath,™ the Invizyne synthetic biology platform, as it is developed over time, for diverse range of select chemicals will enable the efficient production of pharmaceuticals, fuels, materials, food additives, and novel compounds.

Results of Operations

The Company has determined its reporting units in accordance with ASC (Accounting Standards Codification) 280, Segment Reporting. The Company has one reportable segment for Invizyne as a whole. A single management team that reports to the Chief Executive Officer comprehensively manages the business. Accordingly, the Company does not have separately reportable segments.

The Company’s consolidated statements of operations as discussed herein are presented below.

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Consolidated Results of Operations for the Years Ended December 31, 2023 and 2022

	2023	2022	$ Change	% Change
Total operating income	$70,069	$28,598	$41,471	145.0%

Operating costs:
General and administrative costs:
Compensation	596,174	408,162	188,012	46.1%
Professional fees	436,338	235,032	201,306	85.7%
Information technology	21,803	18,552	3,251	17.5%
General and administrative-other	284,496	322,837	(38,341)	(11.9)%
Total general and administrative costs	1,338,811	984,583	354,228	36.0%
Research and development costs, net of grants amounting $2,954,208 and $2,312,857	527,480	376,682	150,798	40.0%
Total operating costs	1,866,291	1,361,265	505,026	37.1%
Net operating loss	(1,796,222)	(1,332,667)	(463,555)	34.8%
Other income/(expense):
Interest income	100	98	2	2.0%
Change in fair value of SAFE	(200,000)	-	(200,000)	(100.0)%
Loss before income taxes	(1,996,122)	(1,332,569)	(663,553)	49.8%
Income taxes	(42,267)	(63,559)	(21,292)	(33.5)%
Net loss	$(2,038,389)	(1,396,128)	(642,261)	46.0%

Operating Income. For the year ended December 31, 2023 operating income was generated from one feasibility study conducted.

General and Administrative Costs. During the years ended December 31, 2023, and 2022, respectively, several factors contributed to changes in various expense categories:

●	Compensation Expense: The increase in compensation expense was driven by the continued hiring of additional employees in the fourth quarter of 2023 to support the anticipated growth in operations.
●	Professional Fees: The increase in professional fees compared to previous period was a result of legal, tax, audit, and consulting fees related completion of year-end financial audits and preparation of tax returns.
●

Other General and Administrative Costs: While there was an increase in rent expense due to the new lease property, there was an overall decrease in other general and administrative costs primarily driven by a decrease in professional fees related to the filing of patent.

Research and Development Costs. The increase in research and development costs for the current period was partially offset by increased grant funding. For the year ended December 31, 2023, total research and development costs were $3,481,688, with $2,954,208 reimbursed by grants, resulting in net research and development costs of $527,480. For the year ended December 31, 2022, total research and development costs were $2,689,540, with $2,312,857 reimbursed by grants, resulting in net research and development costs of $376,682. The increase in research and development costs was driven primarily by an increase in compensation due to the hiring of additional research and development staff, an increase in lab supplies expense, and an increase in grant sub-award expenses issued to a third-party research partner.

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Consolidated Balance Sheet as of December 31, 2023 and December 31, 2022

	December 31, 2023	December 31, 2022	$ Change	% Change
ASSETS
Cash and cash equivalents	$66,533	$558,570	$(492,037)	(88.1)%
Grants receivable	882,319	809,532	72,787	9.0%
Prepaid expenses and other current assets	264,762	101,137	163,625	161.8%
Total current assets	1,213,614	1,469,239	(255,625)	(17.4)%
Property and equipment, net	753,376	617,376	136,000	22.0%
Operating lease right-of-use asset, net	1,591,519	599,043	992,476	165.7%
Total assets	$3,558,509	$2,685,658	$872,851	32.5%

LIABILITIES AND EQUITY
Accounts payable	$702,911	$385,796	$317,114	82.2%
Due to affiliates	445,128	40,000	405,128	1012.8%
Operating lease liabilities – Current	224,988	145,003	79,985	55.2%
SAFE Liability	1,000,000	-	1,000,000	100%
Taxes payable	42,267	63,559	(21,292)	(33.5)%
Total current Liabilities	2,415,294	634,358	1,780,936	280.7%
Deferred grant reimbursement	140,703	214,998	(74,295)	(34.6)%
Operating lease liability	1,386,831	463,770	923,061	199.0%
Total liabilities	3,942,828	1,313,126	2,629,702	200.3%
Equity:
Common shares	13	13	-	0.0%
Paid-in-capital	5,700,291	5,418,753	281,538	5.2%
Accumulated deficit	(6,084,623)	(4,046,234)	2,038,389	50.4%
Total equity	(384,319)	1,372,532	1,756,851	(128.0)%
Total liabilities and equity	$3,558,509	$2,685,658	$872,851	32.5%

Financial Condition: The increase in assets was due to changes in several asset classes. The increase in grants receivable was driven by the timing of collection of grant funds from the prior period. The increase in prepaid expenses and other current assets was driven by increased deposits. The increase in property and equipment was driven by the purchases of lab equipment. The increase in operating lease right-of-use assets resulted from the addition of additional office space during the period.

The increase in liabilities was primarily due to the increase in accounts payable as expenses increased from the prior year. The increase in due to affiliates was due to an increase in services and financial support provided by the parent company. The decrease in deferred grant reimbursement was driven by lab equipment purchases. The SAFE liability was generated through funds received from the parent company. The increase in operating lease liability was due to a new lease for additional office space.

The equity decrease was driven by an accumulated deficit generated by losses incurred from operations.

Liquidity and Capital Resources – December 31, 2023 and 2022

The Company’s consolidated statements of cash flows as discussed herein are presented below.

	December 31,
	2023	2022

Net cash used in operating activities	$(1,180,870)	$(1,257,096)
Net cash provided by (used in) investing activities	(311,167)	(87,210)
Net cash provided by financing activities	1,000,000	1,355,070
Net increase (decrease) in cash and cash equivalents	$(492,037)	$10,764

At December 31, 2023, the Company had working capital of $(1,201,680), as compared to working capital of $834,881 at December 31, 2022, reflecting a decrease in working capital of $2,036,561. The decrease in working capital during the period ended December 31, 2023 was primarily the result of decrease grant reimbursements over the year, the increase in accounts payable and the addition of a SAFE note. At December 31, 2023, the Company had cash of $66,533 available to fund its operation.

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Operating Activities. For the period ended December 31, 2023, operating activities utilized cash of $1,180,870, which was driven by a combination of increased research and development activity, as well as increased general and administrative costs.

For the period ended December 31, 2022, operating activities utilized cash of $1,257,096, which was driven by a combination of increased research and development activity, as well as increased general and administrative costs.

Investing Activities. For the period ended December 31, 2023 and 2022, respectively, investing activities consisted of the purchase of laboratory equipment.

Financing Activities. For the period ended December 31, 2023 and 2022, respectively, financing activities consisted of investments from the parent company.

Recently Issued Accounting Pronouncements

See Note 2 in the consolidated financial statements for the discussion on recently issued accounting pronouncements.

Critical Accounting Estimates

The preparation of financial statements in conformity with general accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We have identified certain accounting policies as being critical because they require us to make difficult, subjective, or complex judgments about matters that are uncertain. We believe that the judgment, estimates, and assumptions used in the preparation of our unaudited consolidated financial statements and audited consolidated financial statements are appropriate given the factual circumstances at the time. However, actual results could differ, and the use of other assumptions or estimates could result in material differences in our results of operations or financial condition. Our critical accounting estimates are:

Valuation Allowance for Net Deferred Tax Asset

A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. At December 31, 2023 and 2022, the Company has established a full valuation allowance against all net deferred tax assets.

Accounting for Research Grants

Invizyne receives grant reimbursements, which are netted against research and development expenses in the consolidated statement of operations. Grant reimbursements for capitalized assets are recognized over the useful life of the assets, with the unrecognized portion considered a deferred liability and are included in accounts payable and accrued expenses in the consolidated balance sheet.

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Grants that operate on a reimbursement basis are recognized on the accrual basis are revenues to extent of disbursements and commitments that are allowable for reimbursement of allowable expenses incurred as of December 31, 2023 and 2022, and expected to be received from funding sources in the subsequent year. Management considers such receivables at December 31, 2023 and 2022, respectively, to be fully collectable, due to the historical experience with the Federal Government of the United States of America. Accordingly, no allowance for grants receivable was recorded in the accompanying consolidated financial statements.

Research grants received from organizations are subject to the contract agreement as to how Invizyne conducts its research activities, and Invizyne is required to comply with the agreement terms relating to those grants. Amounts received under research grants are nonrefundable, regardless of the success of the underlying research project, to the extent that such amounts are expended in accordance with the approved grant project. Invizyne is permitted to draw down (a process of submitting expenses for reimbursement) the research grants after incurring the related expenses. Amounts received under research grants are offset against the related research and development costs in the Company’s consolidated statement of operations.

Stock Based Compensation

The Company and its subsidiaries may periodically issue common shares, stock options and restricted stock units to officers, directors, employees, and consultants for services rendered. Options vest and expire according to terms established at the issuance date of each grant. Stock grants, which are generally time vested, are measured at the grant date fair value and charged to operations ratably over the vesting period.

The Company accounts for stock-based payments to officers, directors, employees, and consultants by measuring the cost of services received in exchange for equity awards utilizing the grant date fair value of the awards, with the cost recognized as compensation expense on the straight-line basis in the Company’s financial statements over the vesting period of the awards.

The fair value of share options granted as stock-based compensation is determined utilizing the Black-Scholes option-pricing model, and is affected by several variables, the most significant of which are the expected life of the stock option, the exercise price of the share option as compared to the fair market value of the common shares on the grant date, and the estimated volatility of the common shares. Unless sufficient historical exercise data is available, the expected life of the stock option is calculated as the mid-point between the vesting period and the contractual term (the “simplified method”). The estimated volatility is based on the historical volatility of the Company’s common shares, calculated utilizing a look-back period approximately equal to the contractual life of the stock option being granted. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The fair market value of the common shares is determined by reference to the quoted market price of the Company’s common shares on the grant date. The expected dividend yield is based on the Company’s expectation of dividend payouts and is assumed to be zero. The fair value of performance based restricted stock units was determined by using an independent valuation expert.

On February 1, 2021, stock options to purchase 1,067,356 shares of Common Stock were granted at an exercise price of $1.22 per share, which was equal to the fair value of the Common Stock on the date of grant and are exercisable for a period of 7 years. The stock options vest ratably over a period of 5 years. As of December 31, 2022, stock options to purchase 409,158 shares of Common Stock have vested, the weighted average exercise price is $1.22, the aggregate intrinsic value is $0.00, and the weighted average remaining contractual term is 5.08 years for the year ended December 31, 2022. The unrecognized stock based compensation cost is being recognized on a straight-line basis of $667,552. There has been no change in inputs over the periods.

The fair value of each option on the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions:

Exercise price	$1.22
Stock price	$1.22
Risk-free interest rate	0.42%
Expected volatility	123.04%
Expected life (in years)	5.0
Expected dividend yield	0%

Summary of Business Activities and Plans

Through this prospectus the Company plans to raise additional capital through its initial public offering. Funds from the offering will be used for development for general corporate and working capital requirements.

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External Risks Associated with the Company’s Business Activities

Covid-19 Virus. The global outbreak of the novel coronavirus (Covid-19) has led to disruptions in general economic activities worldwide, as businesses and governments have taken broad actions to mitigate this public health crisis.

The Covid- 19 pandemic has and may continue to impact the Company’s investments and potential investments, which could disrupt its business activities. The effects of various public health directives and the Company’s work- from-home policies may negatively impact productivity, disrupt the Company’s business activities, and delay timelines and future results, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on the Company’s ability to conduct business activities in the ordinary course. These disruptions, and perhaps more severe disruptions to the Company’s operations could negatively impact the Company’s business activities and results of operations and financial condition, including the Company’s ability to obtain financing. To date, the Company has not incurred impairment losses in the carrying values of its investments as a result of the pandemic and is not aware of any specific related event or circumstance that would require the Company to revise the estimates reflected in the consolidated financial statements.

In light of the uncertain and continually evolving situation relating to the spread of Covid-19, this pandemic could pose a risk to the Company. The extent to which the coronavirus may impact the Company’s business activities and capital raising efforts will depend on future developments, which are highly uncertain and cannot be predicted at this time. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

Inflation Risk. The Company does not believe that inflation has had a material effect on its operations to date, other than its impact on the general economy.

Supply Chain Issues. The Company does not currently expect that supply chain issues will have a significant impact on its business activities.

Potential Recession. There are various indications that the United States economy may be entering a recessionary period. Although unclear at this time an economic recession would likely impact the general business environment and the capital markets, which could, in turn, affect the Company.

The Company is continuing to monitor these matters and will adjust its current business and financing plans as more information and guidance become available.

Trends, Events and Uncertainties

Other than as discussed above, we are not currently aware of any trends, events or uncertainties that are likely to have a material effect on our financial condition in the near term, although it is possible that new trends or events may develop in the future that could have a material effect on our financial condition.

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BUSINESS

Overview

Invizyne believes it has discovered and is developing a process that could significantly change biomanufacturing by means of leveraging cell-free multi-step enzyme-based systems that will be able to efficiently transform natural or renewable resources into sought after chemicals. We believe that our biomanufacturing platform, known as SimplePath™, will be an important alternative to the current methods of chemical compound production, which methods today are generally chemical synthesis, natural extraction, and synthetic biology. Our objective with SimplePath™ is to enable the efficient production of a diverse range of select chemicals that are used in pharmaceuticals, fuels, materials, food additives, for example. We believe that SimplePath™ not only can maximize the value of these chemicals but also will contribute to the development of novel chemical compounds that should open new markets and business opportunities.

Invizyne was established in 2019, and is a pre-revenue, development stage company. Our primary operational activities to date have been development of the SimplePath™ platform. Application of the platform and the range and type of potential products are largely still in the development stage. We have only produced certain potential products in a laboratory setting, producing only laboratory quantities. As such the platform has not been tested in terms of broader market acceptance or manufacturing both at introductory and commercial levels. Whether or not we can commercialize our platform and whether or not the potential products we currently have determined possible with the platform can be manufactured and sold at commercial levels, at this stage, is uncertain.

Our SimplePath™ Platform

Our SimplePath™ platform consists of a series of enzyme based biomanufacturing systems that leverage natural processes to perform complex chemical conversions that convert a starting material into a desired end-product. Each SimplePath™ system is composed of one or more “modules” which consist of one or more enzymes that work together to perform a defined biocatalytic conversion. While a module can operate independently, multiple modules can be coupled and designed to work together in a defined sequence. This sequencing of enzymatic steps is referred to as a “cascade” or an “enzyme cascade”. Each SimplePath™ system is comprised of several key parts (i.e. substrate(s), the substance on which an enzyme acts), enzymes, cofactors (a substance, other than the substrate, whose presence is essential for the activity of an enzyme), defined operating conditions, selected purification processes, and other system specific elements) that act together to produce one or more intended products.

The roots of the SimplePath™ platform trace back to a more than decade-long research endeavor at Professor James Bowie’s laboratory at UCLA, where the core innovations underlying the SimplePath™ platform were developed.

One of the most common methods of synthesizing new molecules is chemical synthesis. Chemical synthesis is the construction of complex chemical compounds from simpler ones. It is applied to all types of chemical compounds. This process is often expensive and environmentally damaging or polluting. Energy use, which is usually high in this process, is often a factor in determining the viability of making an end-product. Most chemical synthesis methods also produce significant waste and often use petroleum-derived chemicals to derive the end-product. Side products can be difficult to separate from the main product; although some by-products are welcomed if they have their own commercial viability. Chemical synthesis, also, may have long and complex production cycles.

Natural extraction, another common method of sourcing molecules, typically is inefficient, especially when the desired molecule is only found in small concentrations in a plant or other organism. Natural extraction processes can use large amounts of energy when compared to the end result achieved. Often, environmentally damaging solvents are used in the extraction process. Traditional methods of natural extraction typically generate substantial amounts of waste product, which presents issues of local pollution and waste management. There is often an issue of the purity of the end-product, and in many instances the purification process will damage or destroy the active agent being sought. Achieving industrial quantity is an issue in natural extraction. Using natural resources, such as plants, may actually result in over harvesting with consequences to biodiversity, damaging land resources, and local income and related societal issues.

Synthetic biology, another form of synthesizing new molecules, seeks to rewire a unicellular organism, such as yeast, using genetic engineering to produce the desired molecule end-product. This approach has some benefits over the other two methods mentioned above, but it has been more difficult than originally thought to realize the sought after end-product in a timely fashion and at a reasonable cost. The desired molecule using this method, is often toxic to the organism, especially as concentrations increase; as a result molecule yields tend to be low given competing processes within the organism. The intricate interactions and regulatory networks within cells (in essence, the complex and often interdependent series of control systems that orchestrate activities within a cell) make it difficult to predict and optimize the desired outcomes. There tend to be issues achieving long term yield and productivity using synthetic biology when production is scaled up and subjected to industrial conditions.

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Companies working in the biobased industry are addressing the world’s environmentally and socioeconomically unsustainable dependence on petroleum, still the key feedstock, which is the raw material used to produce the final product, for a wide array of products. Developing chemical the raw material feedstocks from renewable sources and using catalytic chemistry to create high-value chemicals that replace petrochemical products, among others, is critical to help achieve global sustainability. Biofuels are a major focus of the biobased industry. The biobased industry, however, is expanding into additional sectors, such as agriculture, products using acrylic acid, food production and safety, cleaning products, lubricants, detergents, fertilizers and many other chemicals in common use today. Researchers and firms are increasingly focusing on the development, production and commercialization of bio-derived replacements for many basic chemicals that are commonly used in many industries. These replacements may even be “drop-in” direct substitutes for their petroleum-derived counterparts.

Invizyne believes it is developing a new technology process that we believe has the potential to change the way molecules are created in the future. In our laboratory, for the limited number of molecules that we have worked with to date, we believe our SimplePath™ platform performs the same conversions targeted by other cell engineering technologies. We believe that instead of using whole organisms to make biobased molecules, our platform uses only the specific enzymes that are involved in the multi-step biocatalytic process of making the molecule of interest. This discovery and understanding appears to simplify the biobased process of synthesizing a new molecule and eliminates many of the inherent limitations and bottlenecks of the legacy technologies. Although not yet tested by independent third parties, we believe for many products, the SimplePath™ platform and processes can be more efficient, less environmentally damaging or polluting, and more cost-effective than traditional methods, depending on the product that is being made. Although not yet achieved, based on our laboratory results, we also believe SimplePath™ is more predictable and can be scalable. We believe our technology has the potential to create the next generation of innovative biomanufacturing systems that leverage the power of enzymes, which we call Biomanufacturing 2.0.

We estimate that the potential applications of the SimplePath™ platform are many in addition to those that we are studying at present. In the pharmaceutical space, the platform could be used to produce new drugs. In the biofuel space, it could be used to produce cleaner and more efficient fuels. In the food space, it could be used to create new flavors and fragrances. In the industrials space, it could be used to produce less environmentally damaging or polluting and more sustainable industrial chemicals. Invizyne currently has focused its development efforts on two platform areas: pharmaceutical drug discovery and biofuels. In the drug discovery space, the Company is currently working to produce CBGA, the “mother cannabinoid” from which other cannabinoids are derived, along with other select downstream cannabinoids which could have potential applications as therapeutics. In the biofuel space, Invizyne is working to produce isobutanol, a four-carbon alcohol with a branched structure that can be used as a biofuel or as a building block to higher value downstream molecules.

Through our research and development, we believe that we have successfully demonstrated, in the laboratory setting, the feasibility of manufacturing chemicals using our SimplePath™ processes. On the basis of these achievements, we believe our processes can be scaled up to achieve commercial production capabilities. Once there is indication of proven manufacturing processes at commercial scale, for a particular chemical or set of chemicals, we believe that we will be able to enter the market to offer processes that will be able to meet the growing demand for sustainable, high-quality, chemical products.

Research and Development Grants

We have received US government grants, particularly from the Department of Energy (DOE) for work related to isobutanol, upgrading alcohols, and cofactor development, and the National Institutes of Health (NIH), for work relating to cannabinoids. This funding has enabled us to advance our technology, to conduct research, to help us validate our processes, and to move forward the boundaries of scientific and technological advancement in our field.

We also have received grants from two non-government sources. One of the grants was from the Gates Foundation for work on terpene synthesis. Terpenes are a class of natural products that carry out a myriad of functions in biosynthesis. The grant amount was $50,000, and the work was completed at about the time of founding the Company. The second grant was from Shell GCxN, received in 2023, which is under the Shell Game Changer Award program. The grant was used for our work in isobutanol production research.

To date, the grants the Company has received have together totaled $12,906,307, since inception.

Commercialization Strategy

Our current, primary commercialization strategy is to collaborate with third parties to engage in aspects of product research, testing, marketing, manufacturing, and product distribution. Such collaborations will involve out-licensing our technologies. We believe that using such a commercialization strategy will allow us to reduce our capital requirements and accelerate development and market acceptance and development of the SimplePathTM platform and processes. However, such a strategy will require us to locate and enter into advantageous agreements and maintain a collaboration relationship where we will likely have to continue to provide research and development and actively maintain and protect our patents and other intellectual property or obtain the use of intellectual property rights held by third parties. There is no assurance that this marketing strategy will achieve the results that we seek or that they will be maintained.

Opportunity for Cell-Free Multi-Step Enzyme Biocatalysis

Each SimplePath™ platform is composed of one or more “modules” which consist of one or more enzymes that work together to perform a defined biocatalytic conversion. While a module can operate independently, multiple modules can be coupled and designed to work together in a defined sequence. This sequencing of enzymatic steps is referred to as a “cascade” or an “enzyme cascade.” Each SimplePath™ system is comprised of several key parts (i.e. substrate(s) (the substance on which an enzyme acts), enzymes, cofactors (a substance, other than the substrate, whose presence is essential for the activity of an enzyme), defined operating conditions, selected purification processes, and other system specific elements) that act together to produce one or more intended products. We believe that the processes within the SimplePath™ platform may efficiently convert select natural or renewable resources into sought-after chemicals that will be manufactured using more sustainable and environmentally friendly methods, while maintaining economic feasibility. As a result, when considering the full lifecycle of a chemical, especially when comparing against petroleum sourced products, the end-product can be more environmentally friendly.

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We believe that our proprietary SimplePath™ platform represents a potentially transformative leap in enzymatic manufacturing. In the highly competitive enzyme industry landscape, Invizyne distinguishes itself with its patented processes and research and development efficiency. We believe that our technology can convert low-value, renewable feedstocks, such as sugars, into a spectrum of potentially higher value compounds, which may be used to produce a diverse range of sustainable products. By focusing on renewable resources, Invizyne has the potential to help reduce the use of petrochemicals in the chemical production sector. Invizyne’s SimplePath™ also may contribute to the development of novel chemical compounds that could catalyze the emergence of new products and markets.

Previous Technologies and Their Limitations

Traditional production of fuels and chemicals has predominantly relied on three primary technologies, natural resource extraction, chemical synthesis, and more recently, synthetic biology (SynBio). Each method carries potential benefits but also significant drawbacks and notable limitations:

Natural Extraction: Many beneficial chemicals used by humans, such as vegetable oils, ethanol, perfumes, and pharmaceuticals (e.g. morphine, and aspirin), originate from biological organisms. While these molecules can often be extracted from natural sources, many potentially useful chemicals are found in only trace amounts, depending heavily on crop yields, market demands, and geopolitical factors. Natural extraction is generally characterized as inefficient, especially when the desired molecule is only found in small concentrations in a plant or other organism. Natural extraction processes can use large amounts of energy. Often, environmentally damaging solvents are used in the extraction process. When traditional methods of natural extraction are used, the method typically generates substantial amounts of waste product, which presents issues of local pollution and waste management. There is often an issue of the purity of the end-product, and in many instances the purification process will damage or destroy the active agent being sought. Achieving industrial quantity is an issue in natural extraction. Using natural resources, such as plants, may actually result in over harvesting with consequences to biodiversity, damaging land resources, and local income and related societal issues.

Chemical Synthesis: To circumvent the limitations of natural extraction, chemists have developed sophisticated methods for building both natural and novel molecules from simple building blocks. It is applied to all types of chemical compounds. Chemical synthesis is one of the most common methods of synthesizing new molecules, and the chemical industry infrastructure is well established globally. One of the major advantages of chemical synthesis is that it is highly scalable. However, traditional chemical production methods often suffer from substantive drawbacks such as high energy consumption, extraordinary operating conditions such as high temperatures or pressures, use of large volumes of toxic solvents (resulting in toxic waste), use of imprecise non-natural catalysts resulting in inefficient reactions, requiring extensive purification and associated increased costs, and each step in the synthesis usually requires different reaction conditions, making the process cumbersome and expensive which is often a factor in determining the viability of an end-product. This process is usually environmentally unfriendly. Side products can be difficult to separate from the main product; although some by-products are welcomed if they have their own commercial viability. Chemical synthesis, also, may have long and complex production cycles.

Synthetic Biology/Metabolic Engineering: To provide alternatives to chemical synthesis and natural extraction, significant efforts have been made to engineer biological organisms to be able to convert simple biomass into valuable chemicals. Synthetic biology seeks to rewire a unicellular organism, such as yeast, using genetic engineering to produce the desired molecule end-product. This approach has some benefits over the other two methods mentioned above, but it has been more difficult than originally thought to realize the sought after end-product in a timely fashion and at a reasonable cost. So far, achieving commercially viable production has been challenging. The failure of SynBio approaches can be a combination of many issues, including difficulty in keeping the host microbe alive, especially if the desired end chemical product or intermediate chemicals are toxic to the cell, presenting a competing metabolism where other internal processes either cannibalize the starting material or the resulting chemical product for the cell’s own needs. These complications lead to long and uncertain development cycles, low yields, extraordinary costs, and high failure rates. Overall, SynBio’s economic viability remains challenging, with the cost structures being influenced by research, development, scale-up processes and expensive manufacturing. The collapse of SynBio industry stalwarts like Zymergen, Demetrix and Amyris is exemplary of these risks.

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Our Solution

The Invizyne SimplePath™ platform, we believe, is a distinct and potentially more effective path to less polluting, more environmentally manufacturing systems. Rather than engineer enzyme systems to produce a desired molecule within the context of a cell, as in SynBio, our approach avoids the complexity of the cell and the need for maintaining cell viability. After characterizing the necessary enzymatic pathway needed to make a selected molecule, we begin by isolating the desired enzyme catalysts for our SimplePath™ systems from cells, such as yeast, e.coli and picchia, then we place the desired mix of enzymes in a bioreactor, along with the feedstock (the basic raw material for the desired product), cofactors (a substance, other than the substrate, whose presence is essential for the activity of an enzyme) and other proprietary elements required to make the desired product.

The vast number of identified enzymes and enzymatic pathways, when combined with our expertise in enzyme engineering and pathway design, offer a myriad of tools to undertake biobased manufacturing. Moreover, Invizyne’s SimplePath™ platform offers potential access to chemical conversions that might be difficult from traditional cellular pathways or synthetic chemistry.

We believe our technology has the potential to overcome the inherent limitations and bottlenecks of the currently used legacy technologies. We think SimplePath™ can enable the building of complex enzymatic pathways that may operate with exceptional efficiency for long periods of time, thereby producing sizable concentrations of the desired product at high purity, at a manageable cost.

We believe our approach enables:

1.	Complex, multi-step chemical conversions in one bioreactor pot. Conventional chemical synthesis usually requires each chemical step to be performed in separate reactions, necessitating individual product isolation after each step. The precision of enzymes, all functioning in an aqueous medium, permits multi-step conversions within one container, boosting productivity and efficiency.

2.	Environmentally friendly reactions. Traditional chemical synthesis often requires toxic solvents or catalysts and can require high temperatures and pressures. In contrast, enzymes operate in water under benign conditions, leading to less environmentally damaging conditions and much less toxic waste.

3.	High product yields. Traditional chemical synthesis rarely matches the precision of enzymes, resulting in inferior yields, especially across multiple steps. In cells the many competing reactions lower overall conversion yield, a problem we can obviate by the SimplePath™ platform.

4.	Modular components enable quick system development. The SimplePath™ platform is built on modular components or subsystems that are optimized for certain catalytic conversions. These modules can be coupled for faster design of whole systems with new development limited to relatively few steps of an overall multistep system.

5.	Rapid reaction optimization through faster Design-Build-Test-Learn cycles. The SimplePath™ platform offers clearer comprehension and control, and it is easier to design and build biomanufacturing systems compared to the enzymatic pathways with competing and interdependent activities found in living organisms. As such, we can accelerate troubleshooting and foster precise engineering solutions.

6.	Elimination of toxicity constraints allows for higher product titers. In cell-based conversions, products or intermediates can be toxic, resulting in halted production. Our approach, which is independent of living cells, negates such issues.

7.	Higher productivities can lead to lower CapEx: The SimplePath™ platform can surpass both conventional chemistry and cell-based conversion rates, especially if higher enzyme loads or faster enzymes are utilized, leading to reduced operational footprints and capital expenses.

8.	Simplification of product purification. Compared to chemical and cell-based methods, the SimplePath™ platform maintains a simpler composition with generally fewer side-products, facilitating faster purification and potentially lowering downstream processing costs.

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Current Lead Applications of SimplePath™

Although the bio-based molecule market is extensive and while we believe we have developed a large library of biomanufacturing systems using the SimplePath™ platform, our most advanced systems are in the areas of cannabinoids as active pharmaceutical ingredients (APIs) and the development of better biofuels for the energy transition space.

Drug Discovery - Cannabinoids as APIs

Cannabinoids represent a broad class of plant-derived natural products that are attracting increased attention for therapeutic applications. Cannabinoid molecules target the CB1 and CB2 receptors and modulate nervous system and inflammatory responses relevant to human health. The escalating demand for these cannabinoids, driven by their potential therapeutic capabilities, placed their market value, we believe, at an estimated $51 Billion1 in 2023, with the therapeutic segment valued at approximately $13 Billion2 in 2023. Additionally, we anticipate that regulatory shifts, both domestically and abroad, will increase both access and demand for these bioactive compounds, especially when produced at high purity levels and with consistent quality.

Despite their demonstrated and potential use as pharmaceuticals, widespread study and use of cannabinoids, especially rare cannabinoids, has been hampered by low purity and substantial production costs from plant sources, particularly for rarer cannabinoids – problems that are amplified by the variability of plant sources which are dependent on wind, weather, and soil conditions. Designed, new-to-nature cannabinoids with potential therapeutic benefits cannot generally be produced in plants.

Some natural cannabinoids can be produced at sizable concentrations in plants (e.g. CBD, THC) and therefore can be isolated from the plant for use in various products. Other potentially useful natural cannabinoids are only present in low concentrations within plants and are therefore expensive or impractical to produce by extraction. Moreover, designed cannabinoids with potential therapeutic attributes cannot be generated within plants. The complexity of these important natural molecules makes traditional chemical synthesis both challenging and costly. We believe that there is a significant market opportunity for platforms that can reliably produce new to nature, common, and rare natural cannabinoids at high yield directly from accessible and abundant resources.

Invizyne’s efforts have focused on devising a versatile, modular enzyme system capable of producing an array of cannabinoid compounds from cost-effective inputs. We believe that the adaptability of our approach allows the rapid production of diverse cannabinoids. Furthermore, our innovations in enzyme development, we believe, allows us to create new-to-nature cannabinoids, which can be tested for treatment of specific indications, more efficiently through engineered substrate preference and enhanced stability. While we believe our methods have broad applications, including in consumer cannabinoids, Invizyne’s core focus remains the generation of a diverse range of natural and novel compounds intended for therapeutic uses as active pharmaceutical ingredients.

Invizyne’s SimplePath™ cell-free approach for cannabinoid production distinguishes itself from other technologies by marrying the precision of biological production with the scalability of conventional chemical synthesis (exceptional titers, reliable scalability). Specifically, our method has demonstrated consistent performance even when scaled over 10,000x. Our cannabinoid biosynthesis platform not only employs a highly efficient enzyme pathway distinct from the one found in the Cannabis plant but also facilitates the production of sizable batches of both common and rare cannabinoids from reaction volumes of 100 liters (L) or less, ensuring greater than 99% purity, at a feasible cost. Importantly, the inherent modularity of our SimplePath™ system provides flexibility, allowing us to make diverse cannabinoids by simply altering a single enzyme or feedstock chemical.

1 https://www.statista.com/outlook/hmo/cannabis/worldwide

2 https://www.statista.com/outlook/hmo/cannabis/therapeutic-cannabis/worldwide

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Energy Transition – Better Biofuels

Commodity chemicals and fuels are principally sourced from petroleum. However, the extraction and refining processes of petroleum are energy-intensive, and its products have been identified as contributing to global warming. Efforts to implement SynBio solutions to replace petroleum-based chemicals with bio-based chemicals produced in engineered cells have largely failed as toxicity and competing metabolism have stymied efforts to optimize yield and productivity, which is particularly problematic for commodity chemicals where cost is critical. To our knowledge, no next-generation biofuel (beyond ethanol) has been economically produced using engineered cells. Thus, the production of biofuels and commodity chemicals represents a stringent test and very large opportunity for Invizyne’s technology.

Specifically, we have applied Invizyne’s technology towards the production of isobutanol, an industrial chemical that can be sold as a specialty chemical or a value-added next generation fuel blend stock. Our innovative SimplePath™ system for isobutanol converts biomass-derived sugar (e.g. glucose) into isobutanol through a sequence involving 16 enzymatic steps. Certain advantageous characteristics and technical properties of SimplePath™ for isobutanol, and properties of the isobutanol molecule itself as compared to legacy biofuels include the following:

-	Isobutanol is a drop-in ready biofuel with a higher energy density, higher-octane number (103), and less corrosion risk from water contamination compared to ethanol.

-	Unlike ethanol, which is limited for various reasons to approximately 15% as a blend stock, isobutanol can be blended up to 90% with gasoline without the blended components separating into segregated layers (i.e. phase separation).

-	Isobutanol is an approved gasoline blend stock by the United States Environmental Protection Agency), and we believe it can be converted into a sustainable aviation fuel, or SAF. In addition, we believe it can be used as a building block for other commodity chemicals.

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SimplePath™ has proven in a laboratory setting to be fast, efficient, and robust, achieving volumetric rates of up to 10 g/L/hr, titers (concentration) of greater than250 g/L, yields of greater than 90% and with a consistent performance for up to 5 days. We intend to further enhance these parameters by further enzyme and process optimization. As it stands, our metrics already surpass the benchmark biofuel, ethanol, which may achieve a volumetric productivity of ~3 g/L/h, titers (concentration) of approximately 160 g/L, and yields of approximately 75-98%.

-	For perspective, deploying the SimplePath™ platform for isobutanol outperforms the Synbio solution of using engineered yeast cells by at least 2-fold, and titers by over 2.5-fold, based on our current knowledge. We also believe that SimplePath™ for isobutanol can ultimately produce isobutanol at greater than 3-fold the rate and nearly double the concentration of conventional ethanol processes, with greater than 95% yield.

-	We expect that our highly efficient platform for biomanufacturing processes should allow for a decrease in reactor dimensions, capex requirements, and energy consumption when compared to competing fermentative processes.

The results from SimplePath™ for isobutanol demonstrates that enzyme systems can be developed for complex transformations that are highly robust, with what we anticipate to be commercially viable production parameters.

Accordingly, we believe that our technology can efficiently and sustainably produce chemicals that substitute for petroleum-derived products while remaining competitively priced. We believe that we are poised to enter into the growing sustainable aviation fuel, or SAF, market, which is expected to reach 3 billion gallons by 2030 and 23 billion gallons in 2050 of U.S. market penetration, as outlined by the multi-agency issued initiative “SAF Grand Challenge Roadmap” which supported the U.S. Inflation Reduction Act.. Global SAF use is currently being supported and mandated by multiple governments of countries other than the U.S. mostly in Europe and other developed economies

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Given its advanced and more desirable fuel properties, isobutanol could potentially replace in the future a significant portion of the existing ethanol market, which was approximately 28 billion gallons in 2022, and could potentially expand the market due to more and higher value uses (https://www.statista.com/statistics/274142/global-ethanol-production-since-2000).

Additionally, isobutanol can serve as a versatile chemical feedstock (raw material) for various industrial applications, including the production of plastics, solvents, and other chemicals. Isobutanol can be converted into butenes, which are the primary hydrocarbon building blocks used in the production of hydrocarbon fuels, lubricants, polyester, rubber, plastics, fibers, and other polymers. Its direct application as a solvent in the manufacture of amino resins, isobutylamine, acrylates, and methacrylate further accentuates the significance of isobutanol. While the market for isobutanol is nascent, related chemicals like n-butanol represent a volume of approximately 5.5 million metric tons and a market valued at many billions of dollars (https://www.statista.com/statistics/1245211/n-butanol-market-volume-worldwide).

We believe that isobutanol represents an attractive target market, both from economic and environmental perspectives. We are currently in discussions with several leading entities in the chemical manufacturing sector, aiming to collaborate and further push the boundaries of what is achievable in this space. We believe our isobutanol SimplePath™ technology has the potential to scale and produce isobutanol at commercially relevant metrics and economics, while offering a less environmentally damaging and polluting alternative to petroleum-derived products. Our energy efficient process is expected to integrate easily into existing infrastructure using standard processing equipment that is readily available.

Our Business Model

We are a pre-revenue, development stage company focused on technology and IP development without a history of manufacturing, product development, or marketing endeavors. Given the intricate nature and potential costliness of establishing manufacturing facilities for both commodity and specialty chemicals and bringing them to market across a spectrum of industries, our commercialization approach is designed to maximize the value of our SimplePath™ platform for biomanufacturing.

Our current focus is to develop complete SimplePath™ systems, which we refer to as CSS, that are embodied in a tech-transfer package addressing the process from feedstock selection, to manufacturing, to an end-product that is ready to sell or be used. Once a CSS is fully developed, we will monetize the CSS by licensing arrangements, development of joint ventures, and creation of new purpose driven subsidiaries or affiliates focused on executing specific CSSs. We intend to be flexible in the variety of value sharing mechanisms, including royalties, equity, and lump-sum commercial milestone payments, and we are generally agnostic on which form of downstream value capture we receive. A CSS may be used to launch a new company by bringing together a business purpose, production platform, and technical and management advice and participation with strategic and financial investors to fund an early stage company. We believe that we are able to leverage our technology expertise, the SimplePath™ platform for biomanufacturing, business acumen and investor base to enable companies at all stages to benefit from our experience and provide a backbone for new business development.

We plan to prioritize the development of a CSS when we have confidence that a valid business case exists for the particular end-product, and where we believe there is a distinct advantage for our cell-free biomanufacturing process to overcome the challenges presented by other technologies such as product toxicity, product yield, product isolation, or a needed solution that is less polluting or environmentally damaging. We also will prioritize the development of CSSs where we may control the essential elements in manufacturing and supply chain strategies, and where we hold and control the foundational IP for such systems.

In essence, our approach transcends mere product creation and is envisioned to revolve around embedding innovation at every stage, fostering collaborations, and ensuring that our offerings resonate with industry needs, all while championing sustainability and efficiency. We believe that our dynamic approach will create opportunities for better than average returns as our partners, by whatever means, successfully commercialize products built using our platform and drawing on our expertise. If we are able to add and multiply programs, we expect that downstream value sharing to contribute income and improve overall margins and cash flow.

As an example of our business model approach, we have entered into an agreement to form, in the future, a joint venture with Neuractas Therapeutics, a preclinical pharmaceutical company, located in Ontario, Canada, with the intended purpose of developing high impact therapeutics and to work with the Company on deuterated cannabinoid molecules (“d-CNS”). As a preliminary step before the joint venture will be formed and finalized, the Company conducted some research and is developing a provisional patent relating to its process to create the d-CNS. The purpose of the joint venture will be to operate as a for-profit enterprise engaged in the sale and/or licensing of products developed by the joint venture within the defined markets. The joint venture will itself, or arrange for others to, test, study, manufacture, license and otherwise commercialize the joint venture products. The Company will develop the methods to make and manufacture the required molecules and provide a specified quantity of the molecules, and Neuractas will undertake the metabolism studies and also will be responsible for initiating and pursuing the regulatory proceedings for obtaining a pre-IND opinion from the FDA on development plans for potential products. When operational, Neuractas will lead the business development efforts with the customers of the joint venture with the goal of commercializing or otherwise selling or licensing commercial rights for the development of dTHC, dCBD and other d-CNS. Each participant in the joint venture will be responsible for its own costs, and will determine jointly the joint venture management, administration, business plan and funding. The joint venture will be jointly owned, 50% for each party, however the ownership of certain of the intellectual property, once developed, will be allocated differently, as the parties agree. To date, the Company has not expended any substantial funds in relation to the planned joint venture, other than a limited amount in relation to preparation for filing for a provisional patent application and making research quantities of certain d-CNS. No assurance can be given that a joint venture will be formed in the final analysis, or that if formed it will be able to successfully carry out the intended purposes.

Intellectual Property

We believe Invizyne’s inventions cover a wide range of technologies that relate to biomanufacturing. These inventions include new chemical entities, composition of matter IP on novel and engineered individual enzymes with changes in stability, activity, specificity, or a combination thereof, as well as systems of enzymes designed for pioneering novel manufacturing processes. Additionally, our inventions include cofactor and metabolite management optimized for sustained reaction continuity, and advancements in enzyme expression strains and processes. We protect our technological edge through a combination of patent applications, trade secrets, and professional know-how that only may be known by a subset of our corporate organization. At present, Invizyne has a portfolio of patents and patent applications, filed in the United States. Additionally, we have several other invention disclosures and proprietary trade secrets. Included in our patent portfolio, is a license for a suite of patents from University of California Los Angeles (UCLA), which safeguard different aspects of co-factor regeneration, cannabinoid biosynthesis, and engineered enzymes. We believe that our consolidated portfolio provides a defensible position that enables the creation of complex, robust, sustainable enzyme systems.

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To provide a defensible position and foster the creation of complex, robust, sustainable enzyme systems, we intend to further develop IP that will target the following domains:

●	Comprehensive systems, enzymes, and methods for cell-free biomanufacturing.
●	Biomanufacturing processes tailored to cannabinoid production.
●	Natural product, nutraceutical, pharmaceutical-oriented systems and biomanufacturing.
●	Commodity chemical and fuel-focused systems and biomanufacturing

The current patents licensed by and owned by Invizyne are as follows:

Patent Type	Patent Number	Expiration Date	Status	Owner	Title
Process/Composition (Enzyme mutants)	US10196653B2	4/2/2035	Granted	UCLA	Synthetic biochemistry molecular purge valve module that maintain co-factor balance
Process/Composition (Enzyme mutants)	US10822623B2	4/2/2035	Granted	UCLA	Synthetic biochemistry molecular purge valve module that maintain co-factor balance
Process/Composition (Enzyme mutants)	US11104919B2	8/11/2036	Granted	UCLA	Glucose metabolism with molecular purge valve
Process/Composition (Enzyme mutants)	US10760103B2	10/18/2037	Granted	UCLA	Molecular rheostat for cofactor balance
Process/Composition (Enzyme mutants)	US11479760B2	8/1/2039	Granted	UCLA	Biosynthetic platform for the production of cannabinoids and other prenylated compounds
Process/Composition (Enzyme mutants)	US20230193221A1	pending	Divisional	UCLA	Biosynthetic platform for the production of cannabinoids and other prenylated compounds
Process/Composition (Enzyme mutants)	US20230348866A1	pending	Provisional	UCLA	Biosynthetic platform for the production of cannabinoids and other prenylated compounds
Process/Composition (Enzyme mutants)	US11518983B1	5/25/2042	Granted	Invizyne	Prenyltransferase variants with increased thermostability
Composition (Enzyme Mutants)	WO2023133483A1	pending	Provisional	Invizyne	Recombinant polypeptides with berberine bridge enzyme activity useful for the biosynthesis of cannabinoids
Composition of Matter	WO2023205404A3	pending	Provisional	Invizyne	Biosynthesis of cyclolavandulyl derivatives of aromatic compounds
Composition of Matter	US20240076699A1	pending	Provisional	Invizyne	Biosynthesis of substituted compounds and cannabinoids
Process	63/468,911	pending	Provisional	Invizyne	In situ nadp biosynthesis process for biobased chemical production
Process	63/556,767	pending	Provisional	Invizyne	In Vitro Synthesis of Coenzyme A and Acetyl-CoA for Cell-Free Biocatalysis

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Key terms of the license agreement with UCLA

On April 26, 2019, we entered into a licensing agreement with The Regents of The University of California. This agreement pertains to certain patent rights, notably encompassing: (i) pathway designs for the balance of co-factors in a cell-free system, and (ii) cell-free platform for the prenylation and a designed enzyme for cannabinoids biosynthesis. We hold a worldwide exclusive license to the valid claims of the patents held by The Regents and a non-exclusive license to the associated technology, with the right to sublicense, import, make, have made, use, provide, offer to sell, and sell all products derived from the technology covered by the license agreement. The licenses extend to affiliates of the Company. The Regents have retained the right for itself to use the patents for educational and research purposes, publishing and performing clinical diagnostic and prognostic services of its healthcare system.

The initial license fee was $6,000 and the continuing license maintenance fee is $2,500 per year. The license requires a minimum annual royalty, initially in the amount of $15,000 rising to $50,000 starting the third year of the license. Invizyne is to pay The Regents a royalty on the net sales of licensed products equal to two percent with respect to therapeutics products, and one percent with respect to all other products, payable quarterly. To date, the Company has not developed products that have generated net sales on which a royalty is due. Invizyne is also to pay an initial sublicensing fee equal to 15% which falls to eight percent. There are additional milestone payments due based on net sales equal to $250,000 on the first $1,000,000 of net sales of an initial licensed product and then $350,000 when a second licensed product has $2,000,000 of net sales. To date, we have not paid any royalties to The Regents, they are due approximately $1,000. Invizyne also issued four percent of its Common Stock to The Regents. The Regents have entered into a one-year market stand-off agreement with respect to its shares of Common Stock in connection with this offering.

Invizyne is required to use commercially reasonable efforts to achieve specified development milestones. If these are not achieved then The Regents has the right and option, at its sole discretion, to either terminate this Agreement or reduce the exclusive license to a nonexclusive license. We believe we have met the several milestones, and retain the license on the exclusive basis. The term of the license is for 10 years after the first commercial sale of a licensed product that triggers an earned license fee. We are required to carry specified levels of insurance, maintain certain records and provide copies to The Regents of specific reports, and provide for certain ongoing patent costs.

Regulation

As Invizyne continues to develop and optimize the SimplePath™ systems to make its products for use in the pharmaceutical and biofuels industries, these products will require the Company to address regulation of different kinds. Depending on particular product development and marketing pathway, we may have to address regulatory compliance ourselves or we may be able to require a third party licensee to undertake meeting the regulatory requirements of our product as a stand-alone licensed product or in conjunction with their own product.

Cannabinoid Regulation

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of biologics such as those that we may develop. We, or third-party contractors or licensees, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the United States and other countries for which we wish to conduct studies or seek approval of our product. Companies involved in the production of pharmaceuticals are also subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business. Such laws include, without limitation: the federal Anti-Kickback Statute (“AKS”); the federal False Claims Act (“FCA”); the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and similar foreign, federal and state fraud, abuse and transparency laws.

Even where the particular product is only to be used topically or in edible products, the Federal Food Drug and Cosmetic Act, extends regulation to foods, dietary supplements, cosmetics and veterinary products. Cannabinoids are used in a variety of topically applied lotions, salves, oils, sprays and transdermal patches. Cannabinoids are also found in products that one eats. State regulation in about half of the states of the United States extends to a variety of product attributes that include cannabinoids, including (i) the percentage of a cannabinoid that may be included in these kinds of products, (ii) warning labels, (iii) restrictions on packaging to protect children and child resistant packaging, (iv) application of general food safety regulations, such as food production, packaging and handling, (v) prohibitions on the kinds of products that can contain or be infused with cannabinoids, and (vi) the appearance of products that contain cannabinoids. Some forms of synthetic cannabinoids have been banned from being used in connection with human intended products.

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New small molecule compounds that go into foods or are used as dietary supplements, which have health claims attached, are subject to regulation as set forth in the U.S. Dietary Supplement Health and Education Act of 1994. The FDA does not approve dietary supplements, but it does regulate them for safety. As such, regulation would be under various FDA requirements and the New Dietary Ingredient notification process. However, if the molecule compounds are used in cosmetics, it does not require FDA approval prior to going to market, which is the same as for dietary supplements, as long as they have been tested for safety.

Specifically relating to tetrahydrocannabinol (THC, the gem dimethyl cyclized ether of cannabidiol specifically with a 5 carbon alkyl chain on the resorcyclic acid moiety) and its derivatives, per 21 C.F.R. § 1308.11(d)(31) (7), if the small molecules are derivatives of THC, they may be subject to federal regulations. As such, this would require any such derivatives to follow the FDA Drug Development schedule for Clinical Trials. The FDA regulatory pathway for drugs would govern activities related to these compounds. However, if the compounds are not tetrahydrocannabinol analogs (e.g. the alkyl chain is less than 5 carbons or the compound contains a different cyclization pattern), then they would likely be subject to regulations set forth in the 2018 Farm Bill (and/or the U.S. Dietary Supplement Health and Education Act of 1994). For example, tetrahydrocannabivarin, which is a THC analog but with a 3 carbon alkyl chain instead of a 5 carbon, may or may not be subject to the 2018 Farm Bill if it is made synthetically as opposed to being extracted from the hemp plant.

The FDA and congress are continually updating their cannabis and cannabinoid policies, so we believe that regulations are likely to change. Other uses that are likely not subject to regulation (as long as it is not a THC analog as described above) by the FDA are cosmetics, supplements, and dietary aids as long as there are no health claims associated with the product, and they are safe as described above (or it is not a cosmetic/topical drug). Where cannabinoids are used as analytical standards or research aids, these would also not be regulated.

BioFuel Regulation

Numerous pieces of Federal legislation impacting the oil and gas industries have been passed by Congress over the last many decades. Some of these statutes include (i) the Interstate Commerce Act of 1887 that regulates interstate transportation of fuels, (ii) the Energy Policy Act of 2005 that outlines the incentives and benefits for oil and gas producers that help make the United States energy self-sufficient and also establishes the renewable fuel standard (RFS) program where gasoline must be blended with renewable fuel, (iii) the Clean Air Act, the Clean Air Act Amendments of 1990 and the Clean Air Act Extension of 1970, and subsequent amendments, dictate fuel standards, including banning leaded gasoline, and (iv) the Energy Independent and Security Act of 2007 that expanded the renewable fuel standard (RFS) program, in addition to increasing fuel economy standards. The Environmental Protection Agency (EPA) currently administers the RFS to impose an annual minimum volume of biofuels based on the estimated total volume of transportation fuels. Since the RFS indirectly subsidizes capital investment in the construction of biofuels plants, the RFS is expected to continue to stimulate and shape growth in the biofuels industry.

Governments at different levels in the United States have introduced various support policies to promote alternative and renewable energies. These policies aim to reduce greenhouse gas emissions and to improve energy security. Major policy initiatives include biofuel mandates and tax credits. It is widely expected that these policies will significantly affect both the environment and the economy of the United States. For example, biofuel production has effectively changed the role of agriculture by creating a linkage between the agricultural and energy sectors. Economic research indicates that the biofuel mandate has significantly affected agricultural commodity prices, which has caused a structural shift in land use and crop production.

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For biofuel to be sold in the U.S. market, the fuel must meet certain quality specifications. In the United States, biofuel must meet the American Society for Testing and Materials (ASTM) requirements for biofuel fuel. There are similar standards in Europe. Additionally, standards and regulations also address safety related issues, which is in part under the purview of the Occupational Safety & Health Administration. All these standards, however, are in constant development and change, and are challenging the means of analysis, grouping and standardization. Biofuels have significantly different chemical compositions from hydrocarbons, which means different physical and fuel properties. Where hydrocarbon fuels have a very extensive system of industrial standards and testing, biofuel standards and testing methods are still are being developed. Because biofuels are being created and developed at such a rapid pace and with ever greater complexity, the standards, testing and regulation is constantly evolving to keep up.

The properties of biodiesel, for example, depend on several factors, including the feedstock and the refining process. Producers who follow standard procedures to make the fuel, such as those of the Biodiesel Production Principles and Processes Guidelines and the ASTM, will have a better chance of producing fuel that meets the specifications for sale and use. The standards generally focus on (i) flash point, (ii) water and sediment, (iii) kinematic viscosity, (iv) sulfated ash, (v) sulfer, (vi) corrosion, and (vii) combustion, along with a significant number of additional criteria. Similar to biodiesel purchasers of other biofuels will also require testing and adherence to public standards and their own requirements and test their purchased biofuel product for meeting the various standards that exist and that may be established. For example, these standards are meant to provide quality specifications so that there are no adverse consequences from their use or inclusion in another form of fuel such as severe as engine seizure, filter plugging, and adverse emissions. It is expected that safety standards will also predominate regulation as biofuels gain use in more fuel products or energy supply systems.

As biofuels are developed and successive generations of production processes and products are created, we expect that environmental sustainability issues will be addressed and regulation will evolve. Biofuels are being promoted as a low-carbon alternative to fossil fuels as they could help to reduce greenhouse gas emissions and the related climate change impact from transport, among other uses. However, as there are concerns that their wider deployment could lead to unintended environmental consequences, it is expected that policies and forms of regulation or incentives will emerge to evaluate, monitor and control the broader impact of their use. To date, the findings about the impact and benefits of biofuels are often conflicting, with a wide variation in their conclusions. We believe that the studies and findings are highly situational and dependent on many factors, including the type of feedstock, production routes, data variations and methodological choices. Currently, there are studies that show that reductions in greenhouse gas emissions from biofuels are achieved at the expense of other impacts, such as acidification, eutrophication, water footprint and biodiversity loss. These will have to be addressed as the industry evolves, and processes will have to be developed to address these issues.

Competition

We believe Invizyne stands at the forefront of multi-step biocatalytic system development for the production of diverse chemicals. While enzymes are commonplace in a variety of industrial processes, we believe the uniqueness of Invizyne’s technology lies in its ability to build complex, yet robust and efficient, enzyme systems.

Considerable efforts have been, and are being, devoted to engineering living organisms to produce useful chemicals ranging from high-value natural products like cannabinoids to commodity products such as, fuels, plastics, and building block chemicals. Given the broad and growing attention to the environment and the environmental benefits of synthetic biochemistry, many players are attracted to the industry. Currently, there are many companies in the synthetic biology market, including, well known firms operating on the industry segments of life science and biology solutions, pharmaceuticals, meat, beauty, agriculture, automobile, and fashion. The number of companies and scope of industry segments touched upon demonstrate that this is an active, developing industry.

We believe that we will face competition from many companies and research institutions that are currently working in, and will enter, the industry to work on the many aspects of cell-free synthetic biochemistry. Debut Biotech and Solugen Inc. promote the advantages of cell-free enzymatic systems over cell-based systems, but their processes appear to use simple one to two step pathways. Codexis, Inc. partnered with Tate & Lyle and Merck & Co., Inc. on different, highly specific projects that use multi enzyme pathways, such as enzymatic Islatravir synthesis, illustrating the potential for complex enzyme cascades, but their principal mission diverges from the enzymatic manufacturing of more general chemicals. There are many companies that focus on enzyme engineering, such as Codexis, Inc., Allozymes Pte Ltd. (Singapore), Enzymit Ltd. (Israel and US), Zymtronix Catalytic Systems, Inc., Arzeda Corp. and Quantumzyme LLP (India). There are other companies that develop enzyme immobilization technologies. There are a number companies operating in the biofuels space, such as Valero Energy Corporation, ADM Corporation, Cargill Company, Gevo, Inc. and Butamax Advanced Biofuels LLC that focus on ethanol technologies.

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Additionally, we believe that we will also compete against the numerous companies around the globe that dominate particular markets and segments for products made or sourced using synthetic chemistry or via natural extraction.

We believe that a majority of the companies that present some aspect of competition are well established companies that have more experience identifying and carrying out the scientific development required of products that will be competitive to those of Invizyne. Many of these companies have, and others that we anticipate entering the market in the future will have, greater financial and management resources, brand or science name recognition or industry contacts than we possess. A number of the companies are multinational companies and many are also publicly listed companies, with large market capitalizations.

We believe that we compete with those firms based on a number of factors, including

●	our founder’s reputation and history,
●	our work and successes to date since founding,
●	our willingness and ability to strategically partner with other companies,
●	the overall abilities and experience of our management and staff, and
●	our ability to use our technologies to develop new products and create products for potential commercialization opportunities.

We also believe we compete based on our unique technological approach. We believe our scientific approach and technology is not as specialized as those of our competitors, thereby opening product pathways for a plethora of more diverse chemical manufacturing applications. We believe that our intellectual property on recycling of essential cofactors will allow us to efficiently operate extensive multistep processes outside of a living cell. This represents a competitive advantage over traditional synthetic biochemical companies. In the biofuels sector, we do not compete directly with ethanol producers because our primary target, isobutanol, is widely regarded as a superior biofuel.

Employees and Facilities

Invizyne’s forward-looking strategy anticipates upscaling in terms of both personnel and manufacturing capabilities. We expect our expansion will span our operational segments, including business development, research and development (R&D), fermentation, and pilot-scale production.

Employees

As of March 30, 2024, Invizyne boasts a dedicated team of approximately 29 full-time employees or equivalents. Among them, 11 hold doctoral degrees. Nineteen employees focus on R&D efforts, four are dedicated to pilot projects, while the remaining six concentrate on business development, finance, and general administration. In addition to expanding our business development efforts, Invizyne plans to expand both R&D and manufacturing scaling efforts, which will require us to bring on new hires in multiple departments. These hires will be responsible for sales efforts, pioneering processes, innovations, and ramping up production scales.

None of our employees are affiliated with labor unions or are part of a collective bargaining agreement. We believe we have a positive and harmonious work environment and our employee relations are good.

Facilities

Our headquarters and R&D facilities are currently located in Monrovia, California. We lease approximately 10,000 square feet of recently renovated space at a current monthly rent of $28,007, on a full service gross lease basis. Of the total space, approximately 1,200 square feet currently is reserved for R&D pilot activities and supporting the scaling of reactions up to 100 liters in size, and the balance of the space is split among the general and administrative office, R&D laboratory requirements, fermentation uses to develop and produce needed enzymes, and to house an analytical lab.

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In the future, as we grow our business, we anticipate leasing additional space for (i) increased enzyme production to support R&D and manufacturing scale up efforts (Fermentation Facility), (ii) a pilot production facility dedicated to the production of commodity chemicals with an initial focus on isobutanol (TPP Industrials), and (iii) a pilot production facility, envisioned to be built and operated as a current Good Manufacturing Practices facility, dedicated to the development of APIs with an initial focus on cannabinoids (TPP APIs). We believe that we should be able to lease space on terms similar to those of our current facility in Monrovia, CA that we believe will be in line with other commercial properties currently available.

By developing the Fermentation Facility and the two distinct TPP facilities, it is our plan to create a flexible process that could enable us to tap into diverse market opportunities and refine them to a level of a comprehensive, turnkey CSSs. As an alternate to building the TPP facilities, this requirement can be complemented by leveraging the facilities of Contract Manufacturing Organizations (CMOs) and collaborative partners.

Legal Matters

We are not currently subject to any material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

MANAGEMENT

Set forth below are our directors and officers:

Name	Age	Position
Michael Heltzen	43	Chief Executive Officer
Fouad Nawaz	38	Vice President, Finance
Tyler Korman	45	Vice President, Research
Paul Opgenorth	41	Vice President, Development
Mo Hayat	49	Chairman of the Board, President
Christopher A. Marlett	59	Director
Anthony DiGiandomenico	57	Director
James U. Bowie	64	Director
James J. Lalonde	63	Director
Lon E. Bell	83	Director

Michael Heltzen. Mr. Heltzen has served as the Chief Executive Officer of the Company since February 1, 2024 and previously served as the Chief Strategy Officer of the Company from October 2023 to January 2024. Prior to joining the Company, Mr. Heltzen held the position of Executive Vice President for Strategy at Paragraf Ltd. from May 2023 to October 2023. From January 2019 to May 2023 Mr. Heltzen served as the Chief Executive Officer of Cardea Bio Inc. Mr. Heltzen also served as the Chief Executive Officer and Chairman of Nanosens Innovations Inc., prior to its merger with Cardea Bio Inc., from December 2018 to September 2019. Mr. Heltzen has also served as the Chairman of the Board for EXO Incubator Inc since 2015 and Chairman of the Board for Blue SEQ Innovations Inc. since 2010.

Fouad Nawaz. Mr. Nawaz has served as the Vice President Finance of the Company since September 2023. Prior to joining the Company, Mr. Nawaz served as the Vice President of Finance at Fulham Co Inc. from June 2018 to September 2023. Mr. Nawaz received his Bachelor of Science degree in 2007 in Business administration from California State University, Long Beach.

Tyler Korman, PhD. Dr. Korman has served as Vice President of Research effective as of February 1, 2024 and previously served as Director of Research and Development of the Company from August 2019 to January 2024. From June 2014 to September 2019 Dr. Korman was a Project Scientist in the Department of Chemistry and Biochemistry at the University of California, Los Angeles. Dr. Korman received his PhD in Molecular Biology and Biochemistry from the University of California, Irvine in 2008, Master of Science in 2003 and Bachelor of Science in 2001 in Chemistry from the University of California, San Diego.

Paul Opgenorth, PhD. Dr. Opgenorth has served as Vice President of Development effective as of February 1, 2024 and previously served as Director of Research and Development of the Company from August 2019 to January 2024. From May 2017 to August 2019 Dr. Opgenorth was a postdoctoral scientist in the Joint BioEnergy Institute at Lawrence Berkeley National Lab. Dr. Opgenorth received his PhD in Chemistry, Biochemistry, and Structural Biology from the University of California, Los Angeles in 2015, and Bachelor of Science in 2004 in Chemistry from the University of California, Davis.

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Mohammad “Mo” Hayat. Mr. Hayat has served as the Chairman and Chief Executive Officer of the Company since its inception in April 2019, and, effective as of August 2022, transitioned to the role of Executive Chairman, President and Interim Chief Executive Officer of the Company. Effective as of February 1, 2024, Mr. Hayat transitioned to the role of Chairman of the Board and President of the Company. Mr. Hayat also serves as Chief of Entrepreneurship & Operations of MDB Capital Holdings, LLC since its inception on August 10, 2021, and a director of MDB Capital Holdings, LLC since January 14, 2022. Mr. Hayat founded and has operated Mora Partners Inc., a consulting and investment firm since September 2006. Notable prior experiences for Mr. Hayat include serving as an Associate at Latham and Watkins from 2001 to 2006, as Partner at Raines Law Group from 2006 to 2009, as EVP of Business Development at Fulham Company Ltd from 2009 to 2015, and as Associate General Counsel Corporate, M&A, and Venture Capital at Hewlett Packard Enterprise from 2015 to 2017. Mr. Hayat also served on the board of directors of Fulham Company Ltd. from January 2019 to August 2022. Mr. Hayat received his Juris Doctorate in 2001 from UC Berkeley School of Law and a Bachelor of Science in Biological Chemistry in 1997 from Pepperdine University. The Board believes that Mr. Hayat’s educational attainments, managerial and investment banking expertise, combined with his leadership role at the Company since its inception, qualify him to serve as the Chairman of our Board.

James U. Bowie, PhD. Dr. Bowie has served as a director of the Company since its inception in April 2019. Dr. Bowie has been on the faculty in the Department of Chemistry and Biochemistry at the University of California, Los Angeles since 1993 and served as Associate Director of the UCLA-DOE Institute from 2002 to June 2019 and Vice Chair from 2012 through June 2019. He became Professor Emeritus in June 2021. Dr. Bowie served on the Editorial Boards of four academic journals, organized many international meetings and served on numerous national and international scientific committees, including service as President of the Protein Society from 2013 to 2015. Dr. Bowie obtained a B.A. with Distinction in Chemistry from Carleton College in 1981, a Ph.D. in Biochemistry from the Massachusetts Institute of Technology in 1989 and did postdoctoral work at the University of California, Los Angeles from 1989 to 1993. His work has been cited over 29,000 times and has been recognized with many awards, including being named Fellow of the Biophysical Society and Fellow of the American Association for the Advancement of Science. Throughout his career, Dr. Bowie’s work has focused on issues related to protein and enzyme structure. He holds patents on drug screening technology, methods for protein structure prediction, and for enzyme system design. The Board believes that Dr. Bowie’s intimate knowledge of Invizyne’s foundational enzyme technology will be highly valuable to our Board’s deliberations and oversight of Company strategies.

Christopher Marlett. Mr. Marlett has served as a director of the Company since its inception in April 2019. Mr. Marlett has been the chief executive officer and chairman of the board of directors and a director of MDB Capital Holdings, LLC since inception on August 10, 2021. Mr. Marlett has been since 1997, the Chief Executive Officer and a co-founder of Public Ventures (formerly known as MDB Capital Group, LLC). Over his 36 years of working in the securities industry, he has led multiple financings for venture stage public companies and has dedicated his efforts to optimizing this method to launch promising technology/business platforms. He has been integral in co-founding and developing the commercialization and financing strategy for all the companies MDB has taken public. In addition, he has served as a board member of several of the public companies in the early stages. He has invested significant efforts in developing a human capital development platform in Nicaragua that has led to the creation of the largest call center park in the country employing approximately 3,000 people and several knowledge process outsourcing operations to support MDB’s businesses. He developed the first patent services company in Nicaragua that was sold to Murgitroyd an LSE-listed patent attorney and services platform. He is the co-founder of PatentVest and developed the platform from inception in 2003. He holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Marlett’s leadership and extensive corporate and financial experience position him well to serve as a member of our board of directors.

Anthony DiGiandomenico. Mr. DiGiandomenico has served as a director of the Company since its inception in April 2019. Mr. DiGiandomenico has been the Chief of Transactions and director of MDB Capital Holdings, LLC since inception on August 10, 2021. Mr. DiGiandomenico has also served on the board of directors of ENDRA Life Sciences Inc. (Nasdaq: NDRA), a developer of enhanced ultrasound technology, from July 2013 until present, the board of directors of Provention Bio, Inc., a developer of multiple drug therapies, from January 2017 until May 2020 and the board of directors of Cue Biopharma, Inc., that develops novel biologic drugs for the selective modulation of the human immune system to treat a broad range of cancers and autoimmune disorders from January 2016 to October 2019. Since he co-founded Public Ventures (formerly known as MDB Capital Group, LLC) in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in biotechnology, medical devices, high technology, and renewable energy spaces. Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado. Mr. DiGiandomenico’ s extensive financial and investment banking expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our board of directors.

James J. Lalonde. Dr. Lalonde has served as an independent director of the Company since April 1, 2024. Dr. Lalonde is a recognized leader in the field of synthetic biology and serves as an Scientific Advisor for several private start-up enterprises and since August 2023 has been the Chairman of the Board at Willow Biosciences Inc.  He previously served as Lead, Microbial Digital Genome Engineering Business with Inscripta Inc. from September 2019 to August 2021, a global leader in genome engineering technology, as Lead of its Microbial Digital Genome Engineering Business. Prior to that, from 2004 to 2019 Dr. Lalonde was Senior Vice President of R&D at Codexis, Inc., a leader in protein engineering. In his nearly 15 years at Codexis he oversaw development of more than 50 enzymes for drug manufacturing, nutrition, biotherapeutics, and molecular diagnostics. He also led development of the company’s pioneering CodeEvolver® protein engineering technology which was licensed to major pharmaceutical companies. Prior to Codexis, Dr. Lalonde held leadership roles in biocatalysis and chemical development at Altus Biologics from 1993 to 2004 and in scientific research from 1989 to 1993 at Vista Chemical Company. He holds a bachelor’s degree in chemistry from Lakehead University (1983) and a Ph.D. in organic chemistry from Texas A&M University (1987).  He was a recipient of the US Presidential Green Chemistry Awards twice and was elected to the Academy of Distinguished Alumni at Texas A&M in 2022

Lon Edward Bell, PhD. Effective April 1, 2024 Dr. Bell joined the Board of Directors of the Company as an independent board member. Dr. Bell founded DTP Thermoelectrics LLC in 2021 and serves as its CEO. The company is focused on commercializing a new generation of solid-state heating, cooling and temperature control systems. Dr. Bell served as a board member from 2013 to 2016 and since 2017 has served as Chairman of CDTi Advanced Materials,Inc., a publicly traded company (CDTI: Pink Sheet). Dr Bell helped guide CDTI through a pivot to become an emerging developer of catalytic coating systems for the chemical reforming industry serving the emerging hydrogen economy and hydrocarbon sequestering industries. Since 2008 Dr. Bell has served as a member of the advisory board for the California Institute of Technology’s Department of Mechanical and Civil Engineering, serving as the Chair from 2015 to 2022. Dr Bell’s notable prior experiences include the founding of Amerigon (now Gentherm Incorporated, NASDAQ: THRM) in 1991, which has become a major supplier of solid-state thermal management systems to the automotive industry. Previously he founded Technar, Incorporated, in 1968, a pioneering supplier of automotive crash sensors to the automobile industry. He guided the company from its inception to its sale to TRW in 1991. Throughout his career, Dr. Bell has been granted over 100 patents for his inventions. Five clusters of his inventions have gone into mass production and achieved a significant share of their target markets. Dr. Bell has a bachelor’s degree in mathematics (1962), master’s degree in rocket propulsion (1963), and PhD in mechanical engineering (1968), from the California Institute of Technology. The Board believes that Dr. Bell’s educational attainments, management and leadership experience, entrepreneurial understanding and service on boards of other public companies, qualifies him to serve as a member of our Board.

Other Senior Officers

Michael Burns. Mr. Burns has served as Executive Vice President Energy Transition of the Company since September 2023. Prior to joining the Company, Mr. Burns held the position of Head of Biomass, Americas at Novozymes, North America Incorporated from September 2019 to September 2023. From June 2014 through September 2019 Mr. Burns held the position of Head of Biomass, North America at Novozymes, North America Incorporated. Mr. Burns also served as Director of Business and Commercial Development of Advanced Bio-Products for BP, Americas from 2012 through 2014. Mr. Burns received his Master of Business Administration from Western New England University in 1998 and a Bachelor of Science in Business Administration from Bryant University in 1989.

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Zachary Karl, PhD. Dr. Karl has served as the Vice President and Head of Business Development for the Company since September 2023, spearheading the company’s growth trajectories and strategic partnerships in synthetic biology. Prior to joining the Company, Dr. Karl held the role of Director of Business Development at Ginkgo Bioworks from July 2022 to September 2023 where he cultivated strategic opportunities to expand the company’s synthetic biology outreach. Demonstrating his entrepreneurial acumen, he founded Ambedo in 2019 and later established TerraBite Farms in 2020, where he served as the Chief Executive Officer for both and helped to bridge termite biology with industrial innovation. His tenure at SAB Biotherapeutics from January 2021 to July 2022 saw him directing the development of a range of antigens, most notably for pathogens like COVID-19. Before this, at POET, LLC, Dr. Karl melded biochemistry research with business strategy from November 2014 to April 2020, championing innovation across diverse industry collaborations. Dr. Karl received his Ph.D. in Biochemistry and Molecular in 2013 from Purdue University and a Bachelor’s in Pre-Medicine and Microbiology from Wittenberg University in 2008.

Board Composition/Committees

Our board of directors currently consists of six persons. The board of directors may establish the number of persons serving on the board of directors from time to time by resolution. Currently, one of our directors, Messrs. Bowie, Lalonde, and Bell are independent directors within the meaning of Nasdaq’s rules. Mr. Bell is a “financial expert” as that term is defined in SEC regulations. The board of directors plans to add independent directors prior to completion of the offering to which this prospectus relates to satisfy the requirement of listing on a national exchange.

The board of directors will also establish various committees from time to time. It currently has the following committees: (i) audit committee, (ii) compensation committee, and (iii) nominations committee. The members of each committee are as follows: (i) audit committee – Messrs. Bowie, Lalonde, and Bell, (ii) compensation committee - Messrs. Bowie, Lalonde, and Bell, and (iii) nominations committee - Messrs. Bowie, Lalonde, and Bell. Each member of the above committees is an independent member of the board of directors.

Board Diversity

Each year the board of directors, will review the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates, we will consider factors including, without limitation, an individual’s character, integrity, judgment, potential conflicts of interest, other commitments, and diversity. While we have no formal policy regarding board diversity for our board of directors as a whole nor for each individual member, our board of directors will consider such factors as gender, race, ethnicity and experience, area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the board of directors.

The following is a table indicating the current board diversity, as of March 30, 2024

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		6	-	-
Part II: Demographic Background
African American or Black			-	-
Alaskan Native or Native American			-	-
Asian		1	-	-
Hispanic or Latinx		1	-	-
Native Hawaiian or Pacific Islander			-	-
White		3	-	-
Two or More Races or Ethnicities			-	-
LGBTQ+			-	-
Did Not Disclose Demographic Background		1	-	-

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Audit Committee

We have established an audit committee. The audit committee will be responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer (or chief accounting officer, as the case may be) and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter. The audit committee will also review and approve all transactions with affiliated parties. Our board of directors has adopted a written charter for the audit committee, which is available on our website.

Compensation Committee

We have established a compensation committee. The committee’s primary responsibilities include approving corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives, determining and approving executive officer compensation, including base salary and incentive awards, making recommendations to the board of directors regarding compensation plans, and administering our stock plan.

The compensation committee determines and approves all elements of executive officer compensation. It also provides recommendations to the board of directors with respect to non-employee director compensation. The compensation committee may not delegate its authority to any other person, other than to a subcommittee thereof.

The Company compensation policies for executive officers has two fundamental objectives: (i) to provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals; and (ii) to align certain compensation elements with the Company’s annual performance goals. With respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, discretionary cash bonuses, annual stock incentive awards, stock options, restricted stock units and other equity awards, and other benefits and perquisites will be evaluated by the committee. Under certain circumstances, the committee may also award compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable). The Board recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The committee believes that cash compensation in the form of base salary and discretionary cash bonuses provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock units and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success. The Board also has historically focused on the Company’s financial condition when making compensation decisions and approving performance objectives and compensation has been weighted more heavily toward equity-based compensation. The committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its cash resources and working capital needs.

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Nominating Committee

We have established a nominating committee. The committee’s primary responsibilities include identifying individuals qualified to serve on the board of directors and its committees, establishing procedures for evaluating the suitability of potential director nominees consistent with the criteria approved by the board of directors, reviewing the suitability for continued service as a director when his or her term expires and at such other times as the committee deems necessary or appropriate, and determining whether or not the director should be re-nominated, and reviewing the membership of the board of directors and its committees and recommending making changes, if any.

In evaluating director nominees, then nominating committee will generally consider the following factors:

●	the appropriate size and composition of our board of directors;

●	whether or not the person is an “independent” director as defined in Rule 5605(a)(2) promulgated by the Nasdaq Stock Market;

●	the needs of the Company with respect to the particular talents and experience of its directors;

●	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board of directors;

●	familiarity with national and international business matters and the requirements of the industry in which we operate;

●	experience with accounting rules and practices;

●	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

●	all applicable laws, rules, regulations and listing standards, if applicable.

There are no stated minimum criteria for director nominees, although the committee may consider such factors as it may deem are in the best interests of the Company and its stockholders. The nominating committee also believes it is appropriate for certain key members of our management to participate as members of the board of directors.

The nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service, or if the nominating committee decides not to re-nominate a member for re-election, the committee identifies the desired skills and experience of a prospective director nominee in light of the criteria above, or determines to reduce the size of the board of directors. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, nor do we anticipate doing so in the future.

Board’s Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines our appropriate level of risk, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, one or more committees of our board of directors may support our board of directors in discharging its obligations. For example, the audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures and it will reviews matters relating to legal compliance that have a material effect on the Company financial statements and certain other limited areas of governance and will report to our board of directors regarding such matters.

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Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. The full text of our code of business conduct and ethics will be posted on the Investor Relations section of our website. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in public filings.

Clawback Policy

Our board of directors has adopted a written policy to recover “excess” compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The compensation includes both cash-based and equity-based incentives. The compensation covered includes incentive awards awarded to any individuals (including former employees) who served as an executive officer during the three most recently completed fiscal years preceding the date on which the preparation of an accounting restatement is required, provided that the executive officers were awarded more incentive awards than they would have received if the financial statements had been prepared correctly. The recovery will include an executive incentive award even if the executive was not involved in preparing the financial statements or did not commit misconduct that led to the restatement. Restatements attributable to an inadvertent error also will subject executive officers to the recovery of previously received incentive awards.

Compensation of Members of Board of Directors

We do not intend to pay persons a director fee for serving on the board of directors who are also paid a salary or similar compensation by the Company. To the extent that we have any independent directors, the board of directors will determine their compensation at the time of their appointment and thereafter.

We do not have any defined compensation plans for our officers or directors. We may adopt one or more forms of compensation arrangements, including cash and stock-based compensation arrangements in the future. Any stock-based compensation plans will be subject to the approval of the holders of the shares of Common Stock as required by the listing rules of Nasdaq and any other applicable laws.

We also will reimburse any persons that are independent members of our board of directors for their reasonable expenses incurred in connection with attending meetings of our board of directors, committee meetings and other activities they undertake on our behalf and on behalf of our subsidiaries and partner companies.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Company provides indemnification to each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans against all expenses, liability, and loss. The board of directors may authorize the advance of expenses in connection with any proceeding where the person is entitled to indemnification. The Company may purchase and maintain insurance to protect itself and any director, officer, employee or other agent against any expense, whether or not the Company would have the power to indemnify the person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Indemnification Agreements

We enter into indemnification agreements with each of the persons serving on the board of directors and executive officers. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreement sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that apply to any dispute between us and an indemnitee arising under the indemnification agreements.

EXECUTIVE COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer and our next two most highly compensated executive officers in respect of their service to our company during the years ended December 31, 2021, 2022 and 2023. The amounts indicated for the year ending December 31, 2023, do not include any amounts that may be awarded as bonus compensation, as determined in 2024. We refer to these individuals as our named executive officers. The compensation information disclosed herein for our three named executive officers is disclosed in accordance with SEC requirements; such disclosure does not include the compensation for our other executive officers. Our named executive officers for the years ended December 31, 2021, 2022 and 2023 respectively, are as set forth in the table.

Name	Year	Salary ($)	Bonus (1) ($)	Stock Awards ($)	Options Awards ($)	RSU Awards ($)	Nonequity Incentive Plan Compensa-tion ($)	Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compensa-tion ($)	Total ($)
Mohammad Hayat, Chairman and CEO (2)	2023	$-	$-	$-	$152,078	$125,318	$-	$-	$-	$277,396
	2022	156,250	-	-	152,078	250,457	-	-	-	558,785
	2021	240,385	31,490	-	139,406	200,368	-	-	-	611,649

Tyler Korman, VP of Research	2023	165,000	-	-	20,276	75,191	-	-	-	260,467
	2022	155,875	-	-	20,278	137,753	-	-	-	313,906
	2021	147,826	112,917	-	18,587	-	-	-	-	279,330

Paul Opgenorth, VP of Product Development	2023	160,000	-	-	19,009	72,683	-	-	-	251,692
	2022	140,850	-	-	19,010	128,636	-	-	-	288,496
	2021	136,000	108,400	-	17,426	-	-	-	-	261,826

(1)	The “Bonus” column represents discretionary bonuses earned pursuant to our annual incentive bonus program.
(2)	Mr. Hayat became the Chairman and President commencing February 1, 2024, upon the appointment of Michael Heltzen as the CEO on February 1, 2024.

Mr. Heltzen is employed at an annual salary of $250,000, and is entitled to a cash bonus of up to 100% of the then annual base salary. He has been granted two options, one for 623,270 shares and an incentive option for 44,194, both of which vest over a five year period.

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		Option Awards(1)			Stock Awards(2)
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise	Option	Number of Shares or Units of Stock That Have	Market Value of Shares or Units That Have
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)
Mohammad Hayat, Chairman and CEO (3)	2/1/2021	363,575	259,696	1.22	1/31/2028		$-
	7/19/2021	-	-	1.22	7/17/2031	164,236	200,368
	3/28/2022	-	-	1.22	3/25/2032	205,293	250,457
	5/1/2023				4/28/2033	75,493	125,318

Tyler Korman, VP of Research	2/1/2021	48,476	34,627	1.22	1/31/2028	-	-
	3/28/2022	-	-	1.22	3/25/2032	112,912	137,753
	5/1/2023				4/28/2033	45,296	75,191

Paul Opgenorth, VP of Product Development	2/1/2021	45,447	32,462	1.22	1/31/2028	-	-
	3/28/2022				3/25/2032	105,439	128,636
	5/1/2023				4/28/2033	43,785	72,683

(1)	Each equity award is subject to the terms of our 2020 Equity Incentive Plan.
(2)	All RSU are fully vested and remain outstanding.
(3)	Mr. Hayat became the Chairman and President commencing February 1, 2024, upon the appointment of Michael Heltzen as the CEO on February 1, 2024.

Equity Compensation

From time to time, in addition to the cash compensation, we grant equity based awards to our named executive officers, which are generally subject to vesting based on each of our named executive officer’s continued service with us.

Equity Incentive Plan

The Company adopted an equity incentive award plan, the 2020 Equity Incentive Award Plan, that permits it to grant directors, officers, employees and others that contribute to the success of the Company stock options, restricted stock, restricted share units, deferred stock and other equity-based awards. The ultimate value of these various awards is dependent on increases in our share of Common Stock price. Awards are granted to provide the holder of an award with a personal financial interest in our long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package includes aligning the personal and financial interests of management and other employees with shareholder interests; balancing short-term decision-making with a focus on improving shareholder value over the long-term; and providing a means to attract, reward and retain a skilled management team.

The 2020 Equity Incentive Award Plan provides for award grants of up to a base amount of 4,994,015 shares of Common Stock. As of December 31, 2023, there were 2,085,366 shares of Common Stock committed under awards subject to the plan. Shareholder approval is required for the plan to comply with certain IRS and Nasdaq requirements. Both the board of directors and shareholders have approved the plan.

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The board of directors may grant awards under the plan for up to ten years from the date of plan adoption. The board of directors or a committee thereof will determine the form of award and its terms, such as the vesting period, the exercise period, any vesting criteria that might include performance goals and termination provisions. Typically, termination will be as a result of retirement, disability and the end of employment. Awards may not be issued at less than the fair market value of a share of Common Stock at the time of award. Although awards are typically exercised for a cash payment, the board of directors or applicable committee may issue the awards on a net exercise, or cashless, basis. Management makes recommendations to the board of directors or committee about the form of the award, the amount of the award levels and its terms. Management monitors overhang (a measure of potential earnings dilution from stock awards) as well as run rate (the rate at which stock awards are being awarded from our equity plans) when making recommendations to the board of directors or applicable committee regarding plan awards.

Currently, the plan is not registered under a Form S-8 registration statement. A Form S-8 registration statement for the plan can only be filed once the Company becomes a registrant under the Securities Act or the Exchange Act and meets the criteria for use of a registration statement that incorporates certain information by reference. Until registration, any share of Common Stock issued pursuant under the plan will be “restricted stock.”

Employment Agreement

Michael Heltzen, our Chief Executive Officer, is employed under an employment agreement, on an at-will basis.  Mr. Heltzen is paid an annual base salary of $250,000 and will be paid an annual bonus of up to 100% the amount of the then base salary. One third of the bonus is fully discretionary as determined by the board of directors and the balance is subject to meeting key performance indicators based on the overall performance of the Company and personal performance as determined annually by the board of directors in consultation with Mr. Heltzen. In addition, Mr. Heltzen initially was granted at the time of his initial employment an option to acquire up to 623,270 shares of common stock that vests over a five-year period, based on his continued employment with the Company as of the applicable vesting date, and on April 12, 2024 was granted a separate incentive option to acquire up to 44,194 shares of common stock which vest over a five year period, based on his continued employment with the Company as of the applicable vesting date.  Mr. Heltzen, and his family, will be entitled to participate in all of the Company’s executive benefit plans that may be established from time to time, including, without limitation, any 401(k) and cafeteria plans, health, hospitalization, medical insurance, dental and disability programs.  Mr. Heltzen will be reimbursed for ordinary business expenses. The employment can be terminated for cause, which is defined in the employment agreement, but if it is not terminated for cause, then the Company will pay a severance equal to nine months base salary and reimbursement for COBRA payments.  The agreement provides for typical indemnification for acts undertaken for the Company during the employment period.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction

During 2023, MDB Capital Holdings, LLC provided the financial services of its chief financial officer to the Company. The value of these services was determined to be $95,000, which was charged to operations. The amount remains unpaid as of December 31, 2023.

General Policy for Evaluating Related Party Transactions

Related party transactions will be reviewed by the audit committee, generally under its authority to review situations that give rise to conflicts of interest, as set forth in the audit committee charter. The policy of the Company is to evaluate those situations where an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A common situation is one that involves a transaction between the Company and a party that is a director, officer or employee, or their respective related parties or affiliates or an entity under the control of those persons. The audit committee shall review the material facts of all related party transactions with the objective of determining to either approve or disapprove the Company entering into the transaction. The audit committee will review the relevant facts and circumstances of a related party transactions taking into account, among other factors, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value and the terms of the obligations involved in the related party transaction, (vi) the extent of the related party’s interest in the transaction, and (vii) any other information that would be material to investors in light of the circumstances of the particular transaction. Approval may be a standing approval for the same types of transactions, where it is warranted. The audit committee may also ratify related party transactions that have occurred, but related parties are encouraged to seek prior approval of a transaction so as not to face the situation of having to unwind or modify it.

Parent Corporation

MDB Capital Holdings, LLC, is our parent company and the controlling shareholder before this offering, beneficially owning 62.88% of our shares of Common Stock. After this offering MDB Capital Holdings, LLC will beneficially own 47.48% of our common stock. If the over-allotment option is fully exercised by the underwriter of this offering, then MDB Capital Holdings, LLC will beneficially own 45.69% of our common stock.

Messrs. Christopher Marlett, Anthony DiGiandomenico are majority shareholders and directors of MDB, and directors of the Company. Mr. Mo Hayat, the Chairman of the Board and President of the Company, also is the Chief of Entrepreneurship & Operations of MDB.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock by:

●	each shareholder of our Common Stock who is known by us to beneficially own 5% or more of our Common Stock;

●	each of our executive officers;

●	each of the members of the board of directors; and

●	all of the members of the board of directors and current executive officers as a group.

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Beneficial ownership is determined based on the rules and regulations of the SEC as defined in Rule 13d-3 of the Exchange Act. A person has beneficial ownership of a share of Common Stock if such individual has the power to vote and/or dispose of the shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, the initial closing are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the number of shares of Common Stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o Invizyne Technologies Inc., 750 Royal Oaks Drive, Suite 106, Monrovia, CA 91016.

Applicable percentage ownership in the following table is based on 12,500,000 shares of Common Stock outstanding as of March 31, 2024, which amount of shares reflects the stock dividend declared February 7, 2024 at the rate of 1.0775673 for each issued and outstanding share of Common Stock.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned Beneficially Before Offering (1)	Percentage of Class Before Offering (2)	Number of Shares Owned Beneficially After Offering(1)	Percentage of Class After Offering (3)

Directors
Christopher A. Marlett (4)	8,303,149	62.97%	8,303,149	47.48%
Anthony DiGiandomenico (4)	8,303,149	62.97%	8,303,149	47.48%
Mo Hayat (5)	519,393	4.04%	519,393	2.98%
James U Bowie (6)	1,186,118	9.47%	1,186,118	6.94%
James J. Lalonde	-	0.0%	-	0.0%
Lon Edward Bell	-	0.0%	-	0.0%

Executive Officers who are not Directors
Michael Heltzen (7)	-	0.0%	-	0.0%
Fouad Nawaz (8)	-	0.0%	-	0.0%
Tyler Korman (9)	1,493,078	11.90%	1,493,078	8.73%
Paul Opgenorth (10)	1,321,766	10.54%	1,321,766	7.73%

Executive Officers and Directors as a Group (10 Persons)	12,823,504	93.57%	12,823,504	71.22%

Five Percent Ownership

MDB Capital Holdings, LLC (12)	8,272,851	62.88%	8,272,851	47.38%

* Less than 0.1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Based on a total of 12,5000,000 shares of Common Stock issued and outstanding as of March 31, 2024, as adjusted for the share dividend of 1.0775673 per share of Common Stock.

(3) Based on a total of 17,050,000 shares of Common Stock issued and outstanding as of March 31, 2024, as adjusted for the share dividend of 1.0775673 per share of Common Stock, and assuming the sale of 4,300,000 shares of Common Stock in the initial public offering and the automatic conversion of the outstanding SAFE securities for 250,000 shares of Common Stock.

(4) Includes (i) 7,616,952 issued and outstanding shares of Common Stock held prior to the initial public offering, (ii) 245,313 shares of Common Stock to be issued on conversion of the SAFE security on the completion of the offering, and (iii) 410,586 shares of Common Stock underlying a previously issued warrant, all of which 8,272,851 shares of Common Stock are held by MDB Capital Holdings, LLC over which the individual has voting and dispositive authority, and also includes (iv) 30,298 shares subject to currently exercisable options. (See footnote 12.)

(5) Includes 155,818 issued and outstanding shares of Common Stock held prior to the initial public offering, and 363,575 shares subject to currently exercisable options. Excludes 369,529 shares subject to restricted stock units that vest in the future and 259,696 shares subject to options that vest in the future. Excludes shares held by MDB Capital Holdings, LLC, because the individual does not have voting or dispositive authority over those shares.

(6) Includes 1,155,820 issued and outstanding shares held prior to the initial public offering and 30,298 shares subject to currently exercisable options and excludes 21,642 shares subject to options that vest in the future.

(7) Excludes 667,464 shares subject to options that vest in the future.

(8) Excludes 83,103 shares subject to options that vest in the future.

(9) Includes 1,444,602 issued and outstanding shares held prior to the initial public offering and 48,476 shares subject to currently exercisable options. Excludes 158,208 shares subject to restricted stock units that vest in the future and 34,627 shares subject to options that vest in the future.

(10) Includes 1,276,319 issued and outstanding shares held prior to the initial public offering and 45,447 shares subject to currently exercisable options. Excludes 149,224 shares subject to restricted stock units that vest in the future and 32,462 shares subject to options that vest in the future.

(11) See footnotes 4 - 10 above.

(12) Includes (i) 7,616,952 issued and outstanding shares of Common Stock held prior to the initial public offering, (ii) 245,313 shares of Common Stock to be issued on conversion of the SAFE security on the completion of the offering, and (iii) 410,586 shares of Common Stock underlying a previously issued warrant, all of which 8,272,851 shares of Common Stock are held by MDB Capital Holdings, LLC. Messrs. Christopher A. Marlett and Anthony DiGiandomenico have the voting and dispostive authority over the shares of Common Stock of Invizine. The address of MDB Capital Holdings, LLC, and the business address of Messrs. Marlett and DiGiandomenico is 14135 Midway Road, Suite G-150, Addison, TX 75001.

DESCRIPTION OF CAPITAL

General

The following is a summary of information concerning capital stock of the Company and the securities we are offering. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Company’s articles of incorporation, as amended, amended and restated by-laws, all of which are entirely qualified by these documents.

Common Stock

Our articles of incorporation currently authorize us to issue up to 50,000,000 shares of Common Stock, $0.000001 par value. Immediately prior to the date of this prospectus, there were 12,500,000 shares of Common Stock issued and outstanding, which amount reflects the stock dividend of an aggregate of 6,483,351 shares of Common Stock issued as of February 7, 2024, at the rate of 1.0775673 for each issued and outstanding share of Common Stock.

Subject to prior dividend rights of the holders of any shares of issued and outstanding preferred stock of the Company, holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose.

Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of Common Stock do not have cumulative voting rights. The holders of a majority of the shares of Common Stock present and entitled to vote in the election of directors can elect all directors standing for election.

In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of Common Stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of Common Stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of Common Stock are not entitled to pre-emptive rights.

The issued and outstanding shares of Common Stock are fully paid and non-assessable. Any additional shares of Common Stock that the Company may issue in the future will also be fully paid and non-assessable.

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Preferred Stock

Our articles of incorporation authorize us to issue up to 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors. No shares of preferred stock are issued or are outstanding.

The specific terms of any series of preferred stock will be governed by our articles of incorporation and by the certificate of designations relating to that series. The board of directors has the right, without prior approval of the holders of Common Stock, subject to any rights of currently issued preferred stock, to specify any and all terms of a series of preferred stock, including the rank, dividend and distribution rights, voting rights, liquidation rights and redemption, conversion and preemption rights. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

SAFE

A SAFE (Simple Agreement for Future Equity) is an agreement to provide an investor a future equity stake in the issuing company based on the amount invested if, and only if, a triggering event occurs, such as an additional round of financing or the sale of the company. The Company received a commitment for funding of two SAFEs on July 3, 2023, for a cash payment from the investors in the aggregate amount of $800,000. One SAFE was issued to MDB Capital Holding, LLC in the aggregate amount of $785,000. The pre-money valuation cap was two hundred million dollars, The discount rate was 80%. The SAFE will convert into the next round equity financing that results in gross proceeds of not less than $5,000,000 to the Company, and also in the event of a change of control, direct listing and an initial public offering. It is also entitled to receive a portion of the proceeds of any liquidation or dissolution event, as these are defined in the SAFE instrument. The SAFE securities will convert into approximately 250,000 shares of Common Stock as a result of the offering to which this prospectus relates, based on a per share price of $3.20 under the terms of the SAFE. The shares will be issued at the closing of this offering, as restricted stock, and they will be subject to resale provisions of Rule 144 and a selling security holder prospectus included in the registration statement to which this prospectus relates. The shares do not have any mandatory registration rights.

Warrant – MDB Capital Holdings, LLC

In connection with the initial capitalization of the Company by MDB Capital Holdings, LLC in the aggregate amount of $5,000,000, which was funded during the period July 2, 2019 to June 22, 2022, MDB Capital Holdings, LLC was issued on June 22, 2022, a warrant to purchase up to 410,586 shares of Common Stock, at an exercise price of $1.22 until June 22, 2027. The warrant may be exercised for cash or on a cashless exercise basis. The warrant includes anti-dilution provisions, certain rights on a change of control of the Company, and the ability to purchase shares of Common Stock on the same terms as those provided to shareholders of the Company by reason of a right or similar purchase privilege on the same terms thereof, which would include the rights being distributed to the shareholders of the Company the exercise of which is the subject of this prospectus. The warrant holder is not a shareholder and has none of the rights of a shareholder until the warrant is exercised and the shares of Common Stock are issued upon exercise. Upon exercise of the warrant, the shares of Common Stock to be issued will be issued as restricted stock as that term is defined in the Securities Act. The shares of Common Stock issuable upon exercise of the warrant are subject to the registration rights agreement to which MDB Capital Holdings, LLC is a party, dated April 17, 2019.

Registration Rights

The Company entered into a registration rights agreement with the founders and MDB Capital Holdings, LLC at the time of the MDB investment on April 17, 2019. Under the agreement, (i) after the Company becomes subject to the periodic reporting obligations under the Exchange Act, and (ii) any restriction period has expired, if there is not an effective registration statement covering the securities identified as Registrable Securities (defined in the registration rights agreement), then if the Company prepares and files with the SEC a registration statement relating to an offering for its own account or the account of others, the Company shall promptly send to the holders of the Registrable Securities a written notice of the anticipated registration and those holders may have their Registrable Securities included in the registration statement for resale. In addition, on the first registration statement after the Company has become a reporting company under the Exchange Act, to the extent the registration statement may be used for this purpose, the Company will register all the Registrable Securities of the holder, as requested, subject to certain cutback provisions and a follow up registration obligation of the Company for any Registrable Securities not so registered. The agreement also provides for three demand registration rights, with limits on the frequency of the exercise of the demand and whether the Company is eligible for use of a Form S-1 or Form S-3 registration statement. The registration rights agreement provides for typical securities indemnification to the holders in respect of the registration statement. Notwithstanding the terms of the agreement, the Company has registered various securities on behalf of MDB Capital Holdings, LLC under a resale prospectus included in the registration statement to which this prospectus relates.

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Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market and Nevada law, which require shareholder approval if the issuance will result in a change of control or the number of shares is in excess of 20% of the then outstanding shares. These additional authorized shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans, as determined by the board of directors. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover provisions

We are governed by the provisions of Nevada Revised Statutes 78.378 to 78.3793 because we are incorporated in Nevada. These provisions prohibit a person who owns in excess of ten percent (10%) of our outstanding voting stock from merging, consolidating or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of ten percent (10%) of our outstanding voting stock, unless the merger, consolidation or combination is approved in a prescribed manner. Any provision in our Articles of Incorporation or our Bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our Shareholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

Limitation of Liability and Indemnification of Directors and Officers

Our articles of incorporation and bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Nevada law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our articles of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except for liability (i) for any appropriation by a director, in violation of his or her duties, of any business opportunity of the Company, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of the law, (iii) with respect to illegal dividends or redemptions, or (iv) for any transaction from which the director received an improper personal benefit. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Nevada law would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers where indemnification by us would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Transfer Agent and Registrar

The transfer agent and registrar for the shares of Common Stock issued by the Company is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, with a general telephone number of 212-828-8436 and a general email of info@vstocktransfer.com.

UNDERWRITING (CONFLICTS OF INTEREST)

 We have entered into an underwriting agreement, dated [___], 2024, with Public Ventures, LLC, acting as the sole book-running manager. Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase, and we have agreed to sell to it, the number of shares of Common Stock listed next to its name at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter:	Number of Shares:
Public Ventures, LLC	[4,300,000	]

Total:	[4,300,000	]

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of Common Stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The shares of Common Stock are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by the underwriter. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the shares of Common Stock offered by this prospectus if any such shares are taken.

The underwriter, in its sale of the shares being purchased from the Company, intends to give preference to holders of MDB Class A Shares, after which it will give preference to other beneficial shareholders of MDB and then beneficial shareholders of the Company. The underwriter does not have any information at this time as to the number of shares of Common Stock that any of these foregoing groups of potential investors may purchase. To the extent these foregoing groups do not purchase all the available shares, including the overallotment, then shares will be sold to other persons making an indication for purchase of shares through their respective brokers or dealers.

We have agreed to indemnify the underwriter and certain of its affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), among others, against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Discounts and Commissions

The underwriter proposes to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this prospectus. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing the proceeds we will receive from the underwriter. Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.20 per share, the full amount of the commissions and discount. The underwriter has also informed the Company that it will assign up to all the underwriter warrants to selected dealers and other persons as permitted by FINRA regulation.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting commission is 5% of the public offering price.

	Per Share	Total Without Over-Allotment Option			Total With Full Over-Allotment Option
Public offering price	$4.00	$	[●	]	$	[●	]
Underwriting discount (5%)	$0.20	$	[●	]	$	[●	]
Proceeds, before expenses, to us	$3.80	$	[●	]	$	[●	]

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We have also agreed to pay certain of the underwriter’s expenses relating to the offering, including background checks of our directors and executive officers, the fees and expenses of the underwriter’s legal counsel not to exceed $125,000, all fees, expenses and disbursements related to the registration or qualification of the shares sold in the offering under the “blue sky” securities of such states and other jurisdictions as the representative may reasonably designate, $10,000 for data services and communications expenses, up to $10,000 for the out-of-pocket fees and expenses of the representative for marketing and roadshows for the offering, up to $30,000 of the representative’s market-making and trading, and clearing firm settlement expenses for the offering, and up to $3,000 of the costs associated with preparing bound volumes of the public offering materials and any commemorative mementos or Lucite tombstones for the offering in an aggregate amount not to exceed $250,000. We have paid a $[_____] advance to the underwriter, which shall be applied against actual out-of-pocket-accountable expenses, and which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $522,253.

Over-Allotment Option

We have granted a 45-day option to the underwriter to purchase up to 645,000 additional shares of Common Stock from us solely to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions.

Underwriter’s Warrant

Upon closing of this offering, we have agreed to issue to the underwriter, or its designees, as compensation warrants to purchase up to 430,000 shares of Common Stock (or up to 494,500 shares of Common Stock if the underwriter’s overallotment option is exercised in full), which is equal to 10% of the aggregate number of shares of Common Stock sold in this offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share in this offering. The Underwriter’s Warrants are exercisable at any time and from time to time, in whole or in part, during the period commencing 180 days after the effective date of the registration statement of which this prospectus is a part until the five year anniversary of the effective date of the registration statement. We have been informed by the underwriter that it will assign underwriter warrants to selected dealers and other persons as permitted by FINRA regulation.

The Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The underwriter (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying the warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants will be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

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Lock-Up Agreements

We, our executive officers and directors, and our 5% and greater stockholders, have agreed pursuant to “lock-up” agreements not to, or are subject to other restrictions so that they may not, without the prior written consent of the underwriter, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus.

Nasdaq Capital Market

We have applied to list our shares of Common Stock on the Nasdaq Capital Market under the symbol “IZTC.” There is no established trading market for the shares of Common Stock prior to this offering.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriter may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of securities in the offering. The underwriter may close out any covered short position by either exercising the over-allotment option to purchase shares or purchasing shares in the open market. In determining the source of shares of securities to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option to purchase shares. “Naked” short sales are sales in excess of the over-allotment option to purchase shares. The underwriter must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of securities made by the underwriter in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriter makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares of securities to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

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Other Relationships

From time to time, the underwriter and/or their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter or any of their affiliates for any further services for fees. Notwithstanding the foregoing, certain officers and directors of the Company are also engaged by the parent company of the underwriter and by the underwriter itself as officers and directors.

Pricing of the Offering

The public offering price was determined by negotiations between us and the underwriter. The underwriter is an affiliated company with us, both of us being subsidiaries of MDB Capital Holdings, LLC. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our assets, our intellectual property portfolio and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours. Neither we nor the underwriter can assure investors that an active trading market for the shares will develop or that, after the offering, the shares will trade in the public market at or above the public offering price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Conflicts of Interest

The underwriter is a full service financial institution engaged in various activities, which may include securities trading, investment banking, financial advisory, hedging, financing and brokerage activities. The underwriter and its affiliates, including MDB Capital Holdings LLC have in the past performed banking, securities placements and advisory services for us from time to time for which they have received no more than customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. See “Certain Relationships and Related Party Transactions.” The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Because MDB Capital Holdings LLC owns approximately 63% of the Company and Messrs. Christopher Marlett, Anthony DiGiandomenico are majority shareholders and directors of MDB, and directors of the Company, and Mo Hayat, Chief of Entrepreneurship & Operations of MDB, is also an officer and director of the Company, a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) is deemed to exist. Accordingly, this offering is being made in compliance with the applicable requirements of FINRA Rule 5121. This rule requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Digital Offering LLC. has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (Securities Act). Digital Offering LLC will receive $100,000, of which the Company has paid $25,000 and will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify Digital Offering LLC. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm sales of our common stock to any account over which it exercises discretionary authority without the specific prior written approval of the of the account holder.

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SALES OF RESTRICTED SECURITIES AND RULE 144

Prior to this offering, there has been no public market for shares of our Common Stock. Future sales of substantial amounts of shares of Common Stock, including shares issued upon the exercise of outstanding warrants and options, in the public market after this offering, or the possibility of these sales occurring, could adversely affect the then prevailing market price for our Common Stock or impair our ability to raise equity capital.

Immediately prior to the date of this prospectus, all the then outstanding shares of Common Stock are restricted securities under the Securities Act, having been issued in private placement transactions. There are currently 12,500,000 issued and outstanding shares of Common Stock, as of immediately prior to the date of this prospectus. Additionally, there will be approximately 250,000 shares of Common Stock issued at the closing of this offering to the SAFE holders, which shares also will be restricted securities under the Securities Act, but subject to a resale prospectus. The Company is filing with the registration statement of which this prospectus is a part, a resale prospectus covering 8,272,8516 shares of Common Stock beneficially held by MDB. Approximately 11,956994 of the issued and outstanding shares of Common Stock immediately prior to the date of this prospectus, including those held by our directors, officers and director nominees and MDB, are subject to lock up agreements for not less than 180 days after the effective date of the registration statement of which this prospectus is a part. Additionally, the shares held by MDB and Christopher A. Marlett and Anthony DiGiandomenico, both directors and affiliates of Public Ventures, are locked up pursuant FINRA requirements.

Subject to any other contractual limitation, an affiliate of the Company who has beneficially owned restricted shares of Common Stock for at least one year (or six months, provided that such sale occurs after we have been subject to the reporting requirements under the Securities Act or the Exchange Act for at least 90 days), will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

● 1% of the shares of our Common Stock then outstanding; or

● the average weekly trading volume of the shares of our Common Stock on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

In general, under Rule 144, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

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All shares of Common Stock sold in this offering by us will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been one of our affiliates during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. However, all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701.

Lock Up Agreements

All of our directors, director nominees, officers, employees and 5% or greater holders of our Common Stock or securities exercisable for or convertible into our Common Stock outstanding immediately prior to this offering have entered into lock-up agreements with respect to the disposition of their shares for 180 days from the closing date of the offering. Additionally, the shares held by MDB Capital Holdings, LLC and Christopher A. Marlett and Anthony DiGiandomenico, both directors and affiliates of Public Ventures, are locked up pursuant FINRA requirements.

Registration Statements on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act to register all of the shares of Common Stock to be issued or reserved for issuance under our 2020 Equity Incentive Plan. Shares covered by that registration statement will be eligible for sale in the public market, upon the expiration or release from the terms of the lock-up agreements and subject to vesting of such shares.

LEGAL MATTERS

The validity of the shares of Common Stock offered and issued hereby will be passed upon for us by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York. Certain legal matters in connection with this offering have been passed upon for the underwriter by the Law Offices of Aaron A. Grunfeld & Associates, Beverly Hills, California. Attorneys employed by the Law Offices of A. Grunfeld own 11,600 shares of the Class A Stock of MDB Capital Holdings, LLC, the parent company of Public Ventures, LLC, the underwriter.

EXPERTS

The consolidated financial statements of the Company, as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, included in this prospectus and in the registration statement have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm, as stated in their report which is also included herein. These financial statements have been included herein in reliance on the report of such firm given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our shares of Common Stock, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy, and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the website of the SEC referred to above. We also maintain a website at www.invizyne.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The inclusion of our website address in this prospectus is an inactive textual reference only. The information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our share of Common Stock.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Invizyne Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Invizyne Technologies, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, the Company has incurred a loss from operations, has not yet commenced revenue generating activities and has an accumulated deficit that raise substantial doubt about the company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the design and effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

PCAOB ID 587

/s/ RBSM LLP

We have served as the Company’s auditor since 2023

April 17, 2024

Las Vegas, Nevada

F-2

PART I – FINANCIAL INFORMATION

AUDITED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

Cash and cash equivalents	$66,533	$558,570
Grants receivable, includes unbilled receivables of $695,558 and $783,520	882,319	809,532
Prepaid expenses and other current assets	264,762	101,137
Total current assets	1,213,614	1,469,239
Property and equipment, net	753,376	617,376
Operating lease right-of-use assets, net	1,591,519	599,043
Total assets	$3,558,509	$2,685,658

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$702,911	$385,796
Due to affiliates	445,128	40,000
Income tax payable	42,267	63,559
Operating lease liabilities – Current	224,988	145,003
SAFE Liability	1,000,000	-
Total current liabilities	2,415,294	634,358
Deferred grant reimbursement	140,703	214,998
Operating lease liabilities – long-term	1,386,831	463,770
Total liabilities	3,942,828	1,313,126
Commitments and Contingencies
Equity:

Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively.	-	-
Common shares, 50,000,000 authorized shares at $0.000001; 12,500,000 and 12,500,000 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively.	13	13
Additional Paid-in-capital	5,700,291	5,418,753
Accumulated deficit	(6,084,623)	(4,046,234)
Total equity	(384,319)	1,372,532
Total liabilities and equity	$3,558,509	$2,685,658

See accompanying notes to consolidated financial statements.

F-3

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2023	2022
Operating income (loss):	70,069	28,598
Other operating income	-	-
Total operating income (loss), net	70,069	28,598

Operating costs:
General and administrative costs:
Compensation	596,174	408,162
Professional fees	436,338	235,032
Information technology	21,803	18,552
General and administrative	284,496	322,837
Total general and administrative costs	1,338,811	984,583
Research and development costs, net of grants amounting to $2,954,208 and $2,312,857	527,480	376,682
Total operating costs	1,866,291	1,361,265
Net operating loss	(1,796,222)	(1,332,667)
Other income	-	-
Interest income	100	98
Change in fair value of SAFE	(200,000)	-
Net loss before income taxes	(1,996,122)	(1,332,569)
Income taxes	(42,267)	(63,559)
Net loss	(2,038,389)	(1,396,128)
Net loss per share
Net loss per common share – basic and diluted	$(0.16)	$(0.12)
Weighted average of common shares outstanding – basic and diluted	12,500,000	11,936,858

See accompanying notes to consolidated financial statements.

F-4

INVIZYNE TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2023 and 2022

	Common Shares		Additional Paid-In	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2022	12,500,000	$13	$5,418,753	$(4,046,234)	$1,372,532
Stock options (vested through 12/31/23)	-	-	281,538	-	281,538
Net loss		-	-	(2,038,389)	(2,038,389)
Balance, December 31, 2023	12,500,000	$13	$5,700,291	$(6,084,623)	$(384,319)

	Common Shares		Additional Paid-In	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2021	11,340,948	$12	$3,847,181	$(2,650,106)	$1,197,087
Common stock issued to MDB Capital Group LLC	1,112,747	1	1,355,069	-	1,355,070
Common stock issued to UCLA	46,305	-	-	-	-
Capital transaction costs	-	-	(320,790)	-	(320,790)
Issuance of warrants	-	-	320,790	-	320,790
Stock options (vested through 12/31/22)	-	-	216,503	-	216,503
Net loss		-	-	(1,396,128)	(1,396,128)
Balance, December 31, 2022	12,500,000	$13	$5,418,753	$(4,046,234)	$1,372,532

See accompanying notes to consolidated financial statements.

F-5

INVIZYNE TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,038,389)	$(1,396,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	281,538	216,503
Forgiveness of Paycheck Protection Program loan	-	-
Depreciation of property and equipment	196,937	147,751
Accretion of deferred grant reimbursement	(51,840)	(44,880)
Non-cash lease expense	10,570	9,730
Change in fair value of SAFE	200,000
Changes in operating assets and liabilities:
(Increase) decrease in -
Grants receivable	(72,787)	(341,179)
Prepaid expenses and other current assets	(163,625)	(70,951)
-Increase (decrease) in -
Accounts payable and other liabilities	272,890	118,499
Due to affiliates	205,128	40,000
Income tax payable	(21,292)	63,559
Net cash used in operating activities	(1,180,870)	(1,257,096)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred grant reimbursement	(22,455)	98,773
Purchases of property and equipment	(288,712)	(185,983)
Net cash provided by (used in) investing activities	(311,167)	(87,210)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	1,355,070
Due to affiliates	200,000	-
SAFE Note	800,000	-
Net cash provided by financing activities	1,000,000	1,355,070

NET INCREASE IN CASH AND CASH EQUIVALENTS	(492,037)	10,764

CASH, AND CASH EQUIVALENTS - BEGINNING OF PERIOD	558,570	547,806

CASH, AND CASH EQUIVALENTS - END OF PERIOD	$66,533	$558,570

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$-	$-
Income taxes	$63,559	$-

Non-cash investing and financing activities:
Modification of lease - right-of-use asset and lease liability	$273,000	$-
Payable for fixed assets purchased	$44,226
Record right-of-use asset and operating lease liability
Issuance of warrants to purchase Common stock	$-	$320,790

F-6

INVIZYNE TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL

STATEMENTS

Years Ended December 31, 2023 and 2022

1.	Organization and Description of Business

Invizyne Technologies, Inc., NV was formed in Nevada in 2019 and its wholly owned subsidiary Invizyne Technologies, Inc., CA (“Invizyne CA”) was formed in California in 2014, together (“Invizyne”). Invizyne was formed with the vision of taking nature’s building blocks to make molecules of interest, effectively simplifying nature. Invizyne’s technology is a differentiated and unique synthetic biology platform which would enable the scalable exploration of large number of molecules and properties found in nature. Invizyne is a technology development subsidiary of MDB Capital Holdings, LLC (“MDB”) which holds a controlling interest. Prior to January 14, 2022, Public Ventures owned a majority interest in Invizyne. On January 14, 2022, Public Ventures distributed 100% of its equity interest in Invizyne to its members in proportion to their respective interests. On January 16, 2022, the members of Public Ventures contributed their entire interests in the equity of Public Ventures and Invizyne to MDB, as result of which MDB became the new parent holding company.

On June 1st, 2022 the company has entered into a joint venture with Neuractas Therapeutics, a preclinical company developing high impact therapeutics, to work with the Company on deuterated cannabinoid molecules, for which the Company has filed a provisional patent application. No business activities have occurred to date. The Company follows Accounting Standards Codification subtopic 323-10, Investments-Equity Methods and Joint Ventures (“ASC 323-10”) The Company accounted for its interest ownership utilizing the equity method of accounting.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company incurred a net loss of $2,038,389 and $1,396,128 during the years ended December 31, 2023 and 2022, respectively, and had negative cash flows from operations of $1,180,870 and $1,257,096 for the years ended December 31, 2023 and 2022, respectively. Management believes that the Company’s remaining cash on hand for one year from the date the financials are issued will not be sufficient to meet its liabilities and obligations as and when they fall due through the next year without additional financial support which raises substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s future business. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management is currently looking at various options and investment opportunities. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available on acceptable terms, the Company may not be able to take advantage of prospective business endeavors or opportunities which could significantly and materially restrict the Company’s operations.

F-7

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the financial statements of the wholly-owned owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

We have reclassified certain prior period income amounts from R&D expenses within our consolidated statements of operations to conform to our current period presentation. These reclassifications did not affect revenue, total costs, and expenses, (loss) income from operations, or net (loss) income.

Reclassification

Certain prior period balances have been reclassified to conform to the Company’s current year presentation.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, as well as the disclosure of contingent assets and liabilities. Some of those judgments can be subjective and complex, and therefore, actual results could differ materially from those estimates under different assumptions or conditions. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include those related to assumptions used in the calculation of right-of-use asset and lease liabilities, accruals for potential liabilities, and the realization of any deferred tax assets.

Emerging Growth Company

The Company is an “emerging growth company,” or “EGC” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the extended transition periods.

Concentration of Risk

Financial instruments which are potentially subject to the Company’s concentrations of credit risk consist primarily of cash, cash equivalents, and grants receivables. The Company may periodically have cash balances in financial institutions in excess of the FDIC insurance limits of $250,000. The Company has obtained grants from two different government organizations and the Department of Energy has contributed 69% and 77% of all grant reimbursements for years ended December 31, 2023 and December 31,2022, respectively. The Company believes it is not exposed to significant credit risk on government grant funded nature of Invizyne’s grant receivables.

F-8

Revenue Recognition

The Company primarily generated revenues from its strategic alliances. The strategic alliances with strategic collaborators typically contain multiple elements, including research and other licenses, research and development services, obligations to develop and manufacture pre-commercial and commercial material, and options to obtain additional research and development services. Such arrangements provide for various types of payments to us, including upfront fees, and funding of research and development services. Such payments are often not commensurate with the timing of revenue recognition and therefore result in deferral of revenue recognition.

The Company analyzes the collaboration arrangements to assess whether they are within the scope of ASC Topic 808, Collaborative Arrangements (ASC 808) to determine whether such arrangements involve joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards that are dependent on the commercial success of such activities. To the extent the arrangement is within the scope of ASC 808, the Company assesses whether aspects of the arrangement between the Company and the collaboration partner are within the scope of other accounting literature. If the Company concludes that some or all aspects of the arrangement represent a transaction with a customer, the Company accounts for those aspects of the arrangement within the scope of ASC 606. If the Company concludes that some or all aspects of the arrangement are within the scope of ASC 808 and do not represent a transaction with a customer, the Company recognizes its allocation of the shared costs incurred with respect to the jointly conducted activities as a component of the related expense in the period incurred. Pursuant to ASC 606, a customer is a party that has contracted with an entity to obtain goods or services that are an output of the entity’s ordinary activities in exchange for consideration. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine the appropriate amount of revenue to be recognized for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following steps: (i) identify the contract(s) with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) each performance obligation is satisfied. ASC 606 requires significant judgment and estimates and results in changes to, but not limited to: (i) the determination of the transaction price, including estimates of variable consideration, (ii) the allocation of the transaction price, including the determination of estimated selling price, and (iii) the pattern of recognition, including the application of proportional performance as a measure of progress on service-related promises and application of point-in-time recognition for supply-related promises.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities or remaining maturities upon purchase of three months or less to be cash equivalents. There were no cash equivalents held by the Company at December 31, 2023 and 2022.

The Company’s policy is to maintain its cash balances with financial institutions with high credit ratings and in accounts insured by the Federal Deposit Insurance Corporation (the “FDIC”).

The Company periodically reviews the financial condition of the financial institutions and assesses the credit risk of such investments. The Company had no uninsured cash balances for the year ended December 31, 2023 and $279,619 for the year ended December 31, 2022. The Company did not experience any credit risk losses during the years ended December 31, 2023 and 2022.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

F-9

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following tables set forth the fair value of the Company’s consolidated financial instruments that were measured at fair value on a recurring basis as of December 31, 2023 and 2022:

	December 31, 2023
	Level 1	Level 2	Level 3	Total
SAFE Note	$-	$-	$1,000,000	$1,000,000

Total fair value	$-	$-	$1,000,000	$1,000,000

December 31, 2022
	Level 1	Level 2	Level 3	Total
SAFE Note	$-	$-	$-	$-

Total fair value	$-	$-	$-	$-

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheets. The fair values of cash and cash equivalents, prepaid expenses and other, accounts payable and accrued expenses, and due to related party are estimated to approximate the carrying values as of December 31, 2023 and December 31, 2022.

Property and Equipment

Property and equipment are recorded at cost. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in the statement of operations when realized. Depreciation is provided using the straight-line method over the following estimated useful lives:

Laboratory equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of the lease duration or the life of the improvements

F-10

Property and equipment consist of the following as of December 31, 2023 and 2022, respectively:

	December 31, 2023	December 31, 2022

Laboratory equipment	$885,696	$803,030
Furniture and fixtures	49,838	7,618
Leasehold improvements	279,161	71,109
Total property and equipment	1,214,695	881,757
Less: Accumulated depreciation	(461,319)	(264,381)
Property and equipment, net	$753,376	$617,376

Depreciation expenses were $196,937 and $147,751 for the period end of December 31, 2023 and 2022, respectively.

Long-Lived Assets

The Company reviews long-lived assets, consisting of property and equipment, for impairment at each fiscal year end or when events or changes in circumstances indicate the carrying value of these assets may exceed their current fair values. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheets and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The Company has not historically recorded any impairment to its long-lived assets. In the future, if events or market conditions affect the estimated fair value to the extent that a long-lived asset is impaired, the Company will adjust the carrying value of these long-lived assets in the period in which the impairment occurs. For the years ended December 31, 2023 and 2022, the Company did not determine any long- lived assets as impaired and was not aware of the existence of any indicators of impairment.

Income taxes

Invizyne accounts for income taxes using an asset and liability approach, which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before Invizyne is able to realize their benefits, or that future deductibility is uncertain. At December 31, 2023 and 2022, Invizyne has established a full valuation allowance against all deferred tax assets.

F-11

Tax benefits from an uncertain tax position are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.

The Company’s practice is to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2023 and 2022, there was no accrued interest or penalties related to uncertain income tax positions.

Research Grants

Invizyne receives grant reimbursements, which are offset against research and development expenses in the consolidated statements of operations. In addition to actual reimbursements, the Company also receives indirect expense grants (which are not reimbursement-based) and fees (typically of minor significance). It is important to note that there may be instances where the grants received for indirect costs exceed the actual costs, resulting in a negative impact. For capitalized assets, grant reimbursements are recognized over the useful life of the assets. Any portion of the grant not yet recognized is recorded as deferred grant reimbursements and included as a liability in the consolidated balance sheet.

Grants that operate on a reimbursement basis are recognized on the accrual basis and are offsets to expenses to the extent of disbursements and commitments that are reimbursable for allowable expenses incurred as of December 31, 2023 and 2022, respectively, and expected to be received from funding sources in the subsequent year. Management considers such receivables at December 31, 2023 and 2022, respectively, to be fully collectable due to the historical experience with the Federal Government of the United States of America. Accordingly, no allowance for credit losses on the grants receivable was recorded in the accompanying consolidated financial statements.

Summary of grants receivable activity for the years ended December 31, 2023 and 2022, is presented below:

	2023	2022

Balance at beginning of period	$809,532	$468,353
Grant costs expensed	2,836,876	2,312,857
Grants for equipment purchased	-	72,451
Grant fees	117,332	79,724
Grant funds received	(2,881,421)	(2,123,853)
Balance at end of period	$882,319	$809,532

The Company has five grants provided by National Institute of Health and the Department of Energy. The first grant was awarded on October 1, 2019 and the latest grant is set to expire on August 31, 2024, however grants can be extended or new phases can be granted, extending the expiration of the grant. None of the grants has commitments made by the parties, provisions for recapture, or any other contingencies, beyond the complying with the normal terms of each research and development grant. Research grants received from organizations are subject to the contract agreement as to how Invizyne conducts its research activities, and Invizyne is required to comply with the agreement terms relating to those grants. Amounts received under research grants are nonrefundable, regardless of the success of the underlying research project, to the extent that such amounts are expended in accordance with the approved grant project. Invizyne is permitted to draw down the research grants after incurring the related expenses. Amounts received under research grants are offset against the related research and development costs in the Company’s consolidated statements of operations. For the years ended December 31, 2023 and 2022, respectively, grants amounting to $2,836,876 and $2,312,857 were offset against the research and development costs. Grant drawdowns, which includes grants costs expensed, grants for equipment purchased, and grant fees, for the years ended December 31, 2023 and 2022, respectively, totaled $2,954,208 and $2,465,032, which includes grant costs expensed, grants for equipment purchased, and grants fees.

F-12

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs consist primarily of compensation costs, fees paid to consultants, and other expenses relating to the development of Invizyne’s technology. For the years ended December 31, 2023 and 2022, respectively, research and development costs prior to offset of the grants amounted to $3,457,771 and $2,689,540, respectively.

Patent and Licensing Legal and Filing Fees and Costs

Due to the significant uncertainty associated with the successful development of one or more commercially viable products based on the Company’s research efforts and related patent applications, all patent and licensing legal and filing fees and costs related to the development and protection of its intellectual property are charged to operations as incurred. Patent and licensing legal and filing fees and costs were $123,876 and $259,246 for the years ended December 31, 2023 and 2022, respectively. Patent and licensing legal and filing fees and costs are included in general and administrative costs in the Company’s consolidated statements of operations

Related Party Expenses

For the years ended December 31, 2023 and 2022, respectively, the Company was provided financial services by its CFO through the parent company, MDB, estimated to be $110,000 and $40,000 which was charged to operations. The Company also received audit services which were paid by the parent and are due to be repaid. The $447,531 due to related parties as of December 31, 2023 does not have payment terms and is non-interest bearing. A total of $2,403 is due from related parties as of December 31, 2023 which is primarily related to travel expenses.

Accounting Policy for Leases

Leases of the Company consist primarily of contracts for the right to use and direct use of an individual property. Leases were analyzed for evidence of significant additional components and to determine if these components were separately identifiable within the context of the contract. As an accounting policy, to account for these components, the Company has elected the practical expedient for property leases that have both lease and non- lease components for them to be combined into a single component and account for as a lease. This policy is effective for all current and future property operating leases and applied uniformly and will be disclosed as such within the consolidated financial statement. Operating lease assets are included within right-of-use assets and the corresponding operating lease liabilities are included within liabilities on the Company’s consolidated balance sheet as of December 31, 2023 and 2022.

The Company has elected not to present short-term leases on the consolidated balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that the Company is reasonably certain to exercise. All other right-of-use assets and lease liabilities are recognized based on the present value of lease payments over the lease term at the lease commencement date. Since the Company’s leases do not provide implicit rates, to determine the present value of lease payments, management uses the Company’s estimated incremental borrowing rate for a fully collateralized loan with a similar term of the lease that is based on the information available at the inception of the lease.

Stock Based Compensation

Stock-based compensation primarily consists of stock options and restricted stock units with service and performance conditions. Equity awards are measured at the fair market value of the underlying stock at the grant date. The fair value of stock options granted as stock-based compensation is determined utilizing the Black- Scholes option pricing model. The Company recognize stock compensation expense using the straight-line attribution method over the requisite service period. The Company account for forfeitures as they occur, rather than applying an estimated forfeiture rate. Shares are issued on the vesting dates net of the applicable statutory tax withholding to be paid by us on behalf of our employees. As a result, fewer shares are issued to the employee than the number of awards outstanding. The Company record a liability for the tax withholding to be paid by us as a reduction to Additional paid-in capital.

F-13

3.	Equity and Non-Controlling Interests

In April 2019, the Company entered into an equity subscription agreement with Public Ventures, LLC (formerly known as MDB Capital Group LLC), which was later transferred to MDB in 2022, whereby MDB would purchase up to $5,000,000 of Invizyne’s Common Stock at $1.52 per share. At December 31, 2021, MDB has purchased 2,394,492 shares for a total of $3,644,930. On June 22, 2022, MDB completed its equity subscription agreement, purchasing 890,198 shares thus owning a total of 3,284,690 shares of Invizyne’s Common Stock. MDB waived its 10% cash fee relative to the Funding Agreement in exchange for other modifications. As a condition of the Funding Agreement, warrants to purchase 197,628 shares of Invizyne Common Stock were issued (the “Funding Warrants”), which vested as amounts were funded. Through December 31, 2023 and December 31, 2022, respectively, 328,469 and 328,469 of Funding Warrants have vested. Total value of the warrants as of December 31, 2023 and 2022 was $320,790 and $320,790, respectively.

4.	Stock-Based Compensation

Invizyne’s 2020 Equity Incentive Plan (the “2020 Plan”), which was approved by the Invizyne shareholders, permits grants to its officers, directors, and employees for up to1,877,664 shares of Invizyne’s Common Stock. On May 1st, 2023 the board approved an increase of 3,116,351. The total pool of authorized options available to be issued by the board under the 2020 Plan are 4,994,015. The 2020 Plan authorizes the use of stock options, shares of restricted stock, and restricted stock units, among other forms of equity based awards.

On May 1, 2023, stock options to purchase 103,880 shares of Common Stock were granted at an exercise price of $1.66 per share, which was equal to the fair value of the Common Stock on the date of grant and are exercisable for a period of 7 years. The stock options vest ratably over a period of 5 years. The inputs used to determine the fair value was Common Stock price of $1.66, option exercise price of $1.66, expected life in years of 5 years, with a contract life of 7 years, risk-free rate of 3.64%, expected annual volatility of 121.70%, and annual rate of dividends of $0. On November 1, 2023, stock options to purchase 914,130 shares of Common Stock were granted at an exercise price of $1.66 per share, which was equal to the fair value of the Common Stock on the date of grant and are exercisable for a period of 7 years. The stock options vest ratably over a period of 5 years. The inputs used to determine the fair value was Common Stock price of $1.66, option exercise price of $1.66, expected life in years of 5 years, with a contract life of 7 years, risk-free rate of 4.67%, expected annual volatility of 144.94%, and annual rate of dividends of $0. As of December 31, 2023, stock options to purchase 636,478 shares of Common Stock were vested, the weighted average exercise price is $1.43, the aggregate intrinsic value is $0.00, and the weighted average remaining contractual term is 5.47 years. Invizyne stock-based compensation were $281,538 and $216,503 for the years ended December 31, 2023 and 2022. As of December 31, 2023, the unrecognized stock-based compensation is $1,879,969.

A summary of stock option activity during the years ended December 31, 2023 and 2022 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Stock options outstanding at January 1, 2022	1,067,356	1.22	6.08
Granted	-	-	-
Exercised	-	-	-
Expired	-	-	-
Stock options outstanding at December 31, 2022	1,067,356	$1.22	6.08
Granted	1,018,012	1.66	6.93
Exercised	-	-	-
Expired	-	-	-
Stock options outstanding at December 31, 2023	2,085,368	$1.43	5.47

Stock options exercisable at December 31, 2022	409,158	$1.22	6.08
Stock options exercisable at December 31, 2023	636,478	$1.43	5.47

F-14

On March 28, 2022, Invizyne granted 483,432 restricted stock units (“RSUs”) at a value of $1.22 per share. These RSUs were issued in 2021 in lieu of cash bonuses. As these RSUs do not begin to vest until there is a change of control, an accelerated vesting schedule or adjustment made with committee approval, or the completion of an initial public offering by Invizyne, the latter of which is outside of the control of the Company, no compensation expense related to these RSUs has been recorded. The Company will record stock-based compensation for these RSUs when the RSUs begin to vest, and the unrecognized stock-based compensation for all RSU as of year ended December 31, 2022 is $788,705.

On May 1, 2023, Invizyne granted 201,633 restricted stock units (“RSUs”) at a value of $1.66 per share. These RSUs were issued in 2023 in lieu of cash bonuses. As these RSUs do not vest until the expiration of any lock up subsequent to an initial public offering of the Company, or upon the change of control of the Company by Invizyne, which is outside of the control of the Company, no compensation expense related to these RSUs has been recorded. These RSUs fully vest upon the expiration of any lockup period subsequent to an initial public offering, or upon the change of control of Invizyne. The Company will record stock-based compensation for these RSUs when the RSUs begin to vest, and the unrecognized stock-based compensation is $333,852.

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Life (in Years)
Restricted stock units outstanding at December 31, 2021	164,236	$1.22	9.55
Granted	483,432	$1.22	10.00
Exercised	-	-	-
Expired	-	-	-
Forfeited	-	-	-
Restricted stock units outstanding at December 31, 2022	647,668	$1.22	9.07
Granted	201,633	1.66	10.00
Exercised	-	-	-
Expired	-	-	-
Forfeited	-	-	-
Restricted stock units outstanding at December 31, 2023	849,301	$1.32	8.62

Restricted stock units at December 31, 2022	647,668	$1.52	9.32
Restricted stock units at December 31, 2023	849,301	$1.32	8.62

F-15

5.	Earnings Per Share

The Company’s computation of earnings (loss) per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) attributable to holders of the Common Stock holders divided by the weighted average of the common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., preferred shares, warrants and stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the respective periods. Basic and diluted loss per common share was the same for all periods presented because warrants, RSU’s and options outstanding were anti-dilutive, for a total of 1,896,365 shares and 1,467,412, respectively.

Earnings (loss) per share is presented below for the year ended December 31, 2023 and 2022, respectively.

Basic and fully diluted earnings (loss) per share is calculated at follows for the year ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
	Common shares	Common shares
Net loss	$(2,038,389)	$(1,396,128)

Weighted average shares outstanding – basic and diluted	12,500,000	11,936,858

Net loss per share – basic and diluted	$(0.16)	$(0.12)

The following financial instruments were not included in the diluted loss per share calculations as of December 31, 2023 and 2022 because their effect was anti-dilutive:

	December 31,
	2023	2022
Warrants to purchase common stock	410,586	410,586

Options	636,478	409,158

Restricted stock awards units	849,301	647,668

Total	1,896,365	1,467,412

6.	Commitments and Contingencies

Legal Claims

The Company may be subject to legal claims and actions from time to time as part of its business activities. As of December 31, 2023 and 2022, respectively, the Company was not subject to any pending or threatened legal claims or actions.

External Risks Associated with the Company’s Business Activities

Inflation Risk. The Company does not believe that inflation has had a material effect on its operations to date, other than its impact on the general economy.

Supply Chain Issues. The Company does not currently expect that supply chain issues will have a significant impact on its business activities.

F-16

Potential Recession. There are various indications that the United States economy may be entering a recessionary period. Although unclear at this time an economic recession would likely impact the general business environment and the capital markets, which could, in turn, affect the Company.

The Company is continuing to monitor these matters and will adjust its current business and financing plans as more information and guidance become available.

7.	Employee Benefit Plans

Invizyne sponsors an individual 401(k) defined contribution plan for the benefit of employees when eligible. The plan allows eligible employees to contribute a portion of their annual compensation, not to exceed annual limits established by the Department of Treasury. Invizyne makes matching contributions for participating employees up to a certain percentage of the employee contributions; matching contributions were funded for the years ended December 31, 2023 and 2022. Benefits under this plan were available to all employees, and employees become fully vested in the employer contribution upon receipt. A total of $130,912 and $165,416 was contributed to the 401 (k) plan in 2023 and 2022, respectively

Invizyne also provided health and related benefit plans for eligible employees.

8.	Exclusive License Agreement (Invizyne)

On April 19, 2019, Invizyne entered into a license agreement (the “License Agreement”) with The Regents of the University of California (“The Regents”) for patent rights and associated technology relating to the biosynthetic platform being developed by the Company. Certain individuals named as inventors of the Patent are also the founding stockholders of Invizyne. One of the founders of Invizyne was the head of the laboratory which was used in the research development of the patents and associated technology subject to the agreement with The Regents.

Under the License Agreement, Invizyne holds an exclusive license of the patent rights and a non-exclusive license for the associated technology to make, have made, use, have used, sell, have sold, offer for sale, and import licensed products in the field of use. Under the License Agreement, Invizyne paid an initial license fee and is to pay an annual license fee and royalties on net sales, a minimum annual royalty that is credited against the royalties on net sales, and a percentage of any sublicensing income. The net income royalty commences after the first commercial sale of a licensed product. At December 31, 2023 and 2022, there were no accrued royalties recorded.

Under the License Agreement, Invizyne is required to achieve certain development milestones. Invizyne is obligated to make payments upon achievement of certain sales thresholds, as defined in the License Agreement.

As of December 31, 2023 and 2022, the development milestones have been met.

The following net sales milestone payments have not yet been incurred. The net sales milestones do not have a deadline and are listed below as of December 31, 2023.

●	A payment of $250,000 when a licensed product reaches $1,000,000 in cumulative net sales.
●	A payment of $350,000 when a second licensed product reaches $2,000,000 in cumulative net sales.

If Invizyne breaches the terms of the License Agreement, The Regents may terminate the License Agreement.

Invizyne may terminate the License Agreement, in whole or in part as to a particular patent right, at any time by providing notice of termination to The Regents as defined in the License Agreement.

Under the License Agreement, the Company issued 499,377 shares of common stock equity representing four percent of its shares as initial consideration. The Company agreed to issue additional shares of common stock to The Regents so that The Regents own no less than four percent of all outstanding common shares of the Company until the Company has received an aggregate amount of $5,000,000 from the sale of equity securities. The Company received equity funding of $5,000,000 as of June 2022. As such, the non-dilution provision of the License Agreement was fulfilled and no additional common shares will be issued.

F-17

Invizyne accounts for the costs incurred in connection with the License Agreement in accordance with ASC Topic 730, Research and Development. The Company paid license fees for the years ended December 31, 2023 and 2022, respectively, of $4,868 and $3,125.

9.	Leases

For operating leases, the Company records a right-of-use assets and corresponding lease liabilities in the consolidated balance sheets for all leases with terms longer than twelve months. The Company has two operating leases, with no variable lease costs, and no finance leases as of December 31, 2023. The Company has one operating lease, with no variable lease costs, and no finance leases and December 31, 2022.

On April 3, 2023, the Company executed a lease for new office space next to the existing space at Invizyne in the Los Angeles, California metropolitan area. The lease with a term of 60 months which began on July 1, 2023 and ending on June 30, 2028, without an option to extend. The initial base rent was $13,277 per month. The lease provides for annual increases. The base rent for the lease in the final year is $14,943 per month.

In April 2023, Invizyne made changes to an existing lease agreement, which resulted in an extension of the lease term by an additional 21 months. The revised lease maintained the same escalation rate for lease payments as the previous arrangement. To account for this modification, the Company reevaluated the remaining lease term at the time of execution. As the Company was actively utilizing the premises, adjustments were made to reflect the revaluation of both the right-to-use asset and the corresponding lease liability in line with the updated lease term. This was originally entered into in August 2021, with a term of 60 months beginning on May 1, 2023 and ending on April 30, 2028, with an option to extend for 60 additional months. At the time the lease commenced, it was not probable the Company would exercise the one five-year option to extend the facility lease; therefore, this extension option is not included in the lease analysis. The initial base rent is $14,371 per month. The lease provides for annual increases. The base rent for the lease in the final year is $16,259 per month. Additionally, Invizyne is responsible for annual operating cost increases of 2.5%, which are included in the rent.

On October 30, 2023, the Company executed an addendum to the current lease for additional office space in Monrovia, California, the expected occupancy of the additional space is May 1, 2023. The lease adds a term of 20 months to the current term for a total of 72 months for the current term, the additional space is for 72 months, both spaces will expire on April 30, 2028 without an option to extend. The expansion space will have an initial base rent of $13,277 per month, along with the current lease of $14,371 per month for the current leased space for a new total of $27,648 The lease provides for annual increases. The base rent for the lease in the final year is $15,391 per month for the expansion space and $16,747 for the current space for a total of $32,138.

F-18

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate in its lease calculations when it is readily determinable. Since the Company’s leases do not provide implicit rates, to determine the present value of lease payments, management uses the Company’s estimated incremental borrowing rate for a fully collateralized loan with a similar term of the lease that is based on the information available at the inception of the lease.

	December 31, 2023	December 31, 2022

Operating leases:
Right-of-use assets	$1,591,519	$599,043
Operating lease liabilities	$1,611,819	$608,773

Weighted average remaining lease term in years	4.84	3.75
Weighted average discount rate	7.30%	5.25%

Cash paid for amounts included in the measurement of lease liabilities	$253,191	$169,292
Right-of-use assets obtained in exchange for lease liabilities	$1,018,002	$-

The operating lease costs were $253,191 and $169,293, respectively for the years ended December 31, 2023 and December 31, 2022.

Future payments due under operating leases as of December 31, 2023 are as follows:

Year	Amount
2024	$339,576
2025	348,873
2026	358,428
2027	368,250
2028	378,576
Thereafter	532,404
Total	$2,326,107
Less effects of discounting	(714,288)
Total operating lease liabilities	$1,611,819

10.	Simple Agreement for Future Equity (SAFE)

On July 3, 2023, Invizyne executed a simple agreement for future equity (SAFE) with MDB Capital Holdings LLC which provided funding of $785,000. On July 3, 2023, Invizyne executed a simple agreement for future equity (SAFE) with Paul Opgenorth who provided funding of $15,000. Both agreements have identical terms. Upon the first equity financing after the SAFE execution and before the termination of the SAFE, this SAFE will automatically convert into a number of next round equity equal to the purchase amount divided by the conversion price. The SAFE notes were classified as liabilities pursuant to ASC 480 as certain redemptions are based upon the occurrence of certain events that are outside of the control of the Company and were measured at fair value at each reporting period, with changes in fair value recorded within the consolidated statements of operations and comprehensive loss. As of the year ended December 31, 2023 the total of $800,000 was funded.

A continuity of the SAFE notes are as follows:

Balance as at December 31, 2022	$0
Issued	800,000
Change in fair value of SAFE notes	200,000
Balance as of December 31, 2023	$1,000,000

F-19

11.	Income Taxes

Amounts recognized for income taxes are reported in “income tax expense (benefit)” on the consolidated statements of operations.

Income tax expense (benefit) (including Subchapter C-corporations) consisted of the following:

	Year Ended December 31,
	2023	2022

Current taxes
Federal	$42,267	$63,559
State	-	-

Deferred taxes
Federal	-	-
State	-	-
Total	$63,559	$-

As of December 31, 2023, the Company’s taxable entities had approximately $735,756 of net operating loss carryforwards for federal income tax purposes which can be carried forward indefinitely. The company also had approximately $5,076,643 of net operating loss carryforwards for California tax purposes which can be carried forward for 20 years.

A reconciliation of the federal statutory tax rate to the effective tax rate (including Subchapter C-corporations) is as follows:

	Year Ended December 31,
	2023	2022

Federal statutory rate	21.0%	21.0%
State, net of federal tax benefit	5.9%	6.9%
Nondeductible expenses	(0.4)%	(0.3)%
Provision to return (TBBS)	7.8%	(4.8)%
Other	3.0%
Valuation allowance	(39.4)%	(27.5)%
Effective rate	(2.1)%	(4.7)%

Significant components of the deferred tax assets and liabilities were as follows:

	Year Ended December 31,
	2023	2022

Deferred tax assets:
Start-up expenditures	$16,272	$133,329
Sec 174 – Research and development costs	1,099,590	82,509
Stock compensation	194,906	116,122
Net operating loss carryforwards	509,041	789,857
Lease liability	451,045	170,357
Investment Securities	42,000
Warrants	67,366
Bonus expense	83,951
Valuation allowance	(1,925,457)	(1,123,956)
Total deferred tax assets	$538,714	$168,218

Deferred tax liabilities:
Right-of-use asset	(445,364)	(167,634))
Property and equipment principally due to differences in depreciation	$(93,350))	$(584)
Total deferred tax liabilities	$(538,714)	$(168,218)

Net deferred tax assets/(liabilities)	$-	$-

F-20

Net deferred tax assets and liabilities were classified on the consolidated balance sheets as follows:

	Year Ended December 31,
	2023	2022

Deferred tax assets	$538,714	$168,218
Deferred tax liabilities	(538,714)	(168,218)
Other noncurrent assets/(liabilities)	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At December 31, 2023, based on projections of future taxable income for the periods in which the deferred tax assets are deductible, valuation allowances of approximately $1,925,457 were recorded for tax carryforwards and attributes to reduce the net deferred tax assets to an amount that is more likely than not to be recognized. The amount of deferred tax assets considered realizable could be reduced in the future if estimates of future taxable income during the carryforward period are reduced.

In accordance with the applicable accounting standards, the Company recognizes only the impact of income tax positions that, based on their merits, are more likely than not to be sustained upon audit by a taxing authority. To evaluate its current tax positions in order to identify any material uncertain tax positions, the Company developed a policy of identifying and evaluating uncertain tax positions that considers support for each tax position, industry standards, tax return disclosures and schedules and the significance of each position. It is the Company’s policy to recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense. The Company had no material uncertain tax positions at December 31, 2023 and December 31, 2022. The tax years 2020 – 2023 remain open to examination for federal income tax purposes.

12.	Subsequent Events

The Company has evaluated subsequent events from the date of the consolidated balance sheet to April 17, 2024 the date these consolidated financial statements were available to be issued.

On February 1, 2024, our board of directors approved a stock dividend at the rate of 1.0775673 share for every one (1) share of our issued and outstanding Common Stock. No fractional shares were issued as a result of the stock dividend; any fractional share resulting from the stock dividend was rounded up to the next whole share. As a result of the stock dividend, proportionate adjustments were made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units and warrants issued by us and outstanding immediately prior to the effective time of the stock dividend, which resulted in a proportionate increase in the number of shares of our Common Stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants and a proportionate decrease in the exercise price of all such stock options, restricted stock units and warrants. In addition, the number of shares reserved for issuance under our equity compensation plans were increased proportionately. All share and per share amounts of Common Stock have been retroactively adjusted to reflect the Common Stock dividend.

On February 14th, 2024, the Company filed its S-1 registration statement with the SEC in order to list its shares on the stock exchange.

Michael Heltzen, our Chief Executive Officer, is employed under an employment agreement, on an at-will basis.  Mr. Heltzen is paid an annual base salary of $250,000 and will be paid an annual bonus of up to 100% the amount of the then base salary. One third of the bonus is fully discretionary as determined by the board of directors and the balance is subject to meeting key performance indicators based on the overall performance of the Company and personal performance as determined annually by the board of directors in consultation with Mr. Heltzen. In addition, Mr. Heltzen initially was granted at the time of his initial employment an option to acquire up to 623,270 shares of common stock that vests over a five-year period, based on his continued employment with the Company as of the applicable vesting date, and on April 12, 2024 was granted a separate incentive option to acquire up to 44,194 shares of common stock which vest over a five year period, based on his continued employment with the Company as of the applicable vesting date.  Mr. Heltzen, and his family, will be entitled to participate in all of the Company’s executive benefit plans that may be established from time to time, including, without limitation, any 401(k) and cafeteria plans, health, hospitalization, medical insurance, dental and disability programs.  Mr. Heltzen will be reimbursed for ordinary business expenses. Employment can be terminated for cause, which is defined in the employment agreement, but if it is not terminated for cause, then the Company will pay a severance equal to nine months base salary and reimbursement for COBRA payments.  The agreement provides for typical indemnification for acts undertaken for the Company during the employment period.

On April 4, 2024, stock options to purchase 207,756 shares of common stock were granted at an exercise price of $4.00 per share, which was equal to the fair value of the common stock on the date of grant and are exercisable for a period of 7 years. The stock options vest over a period of 5 years.

F-21

4,300,000 Shares of Common Stock

INVIZYNE, INC

PUBLIC VENTURES

, 2024

Until [         ], 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to its unsold allotments.

[Alternate Page for Security Holder Prospectus]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated April 17, 2024

Invizyne TECHNOLOGIES INC.

8,027,538 SHARES OF COMMON STOCK

The selling security holder named in this prospectus, referred to as the “Security Holder” in this prospectus, is MDB Capital Holdings, LLC, or MDB, which is planning to offer and sell or otherwise distribute, from time to time, in one or more offerings, up to 8,027,538 shares of Common Stock, $0.000001 par value, or Common Stock, of Invizyne Technologies Inc., or the Company, which may be referred to as “we,” “us,” or “our.” The Company will not receive any proceeds from the sale or distribution of any securities by the Security Holder, but we will receive the exercise price of $1.22 per share upon exercise of the warrants of which the 410,586 underlying shares are included in the shares that may be sold by the Security Holder. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold or distributed by the Security Holder. The timing and amount of any sale or distribution is within the Security Holder’s sole discretion, subject to certain restrictions. To the extent that the Security Holder sells or distributes any securities, the Security Holder may be required to provide you with this prospectus identifying and containing specific information about the selling Security Holder and the terms of the securities being offered.

Prior to this offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on The Nasdaq Capital Market, sometimes referred to as Nasdaq, under the symbol “IZTC.” Approval of our shares of Common Stock to be listed on Nasdaq is a closing condition of the initial public offering under our agreement with the underwriter. No assurance can be given that our application will be approved or that an active trading market for our Common Stock will develop.

The offering of the shares of Common Stock to be sold by MDB may be made simultaneously with the offering of Common Stock by the Company, once the registration statement of which this prospectus is a part, is declared effective by the Securities and Exchange Commission, the SEC. MDB is not subject to a lock up of any of the shares being offered hereby. The offer and sale of the Common Stock by MDB is not necessarily dependent on Nasdaq approving the listing application of the Company.

MDB is the majority holder of our Common Stock, beneficially holding 8,272,851 shares of our Common Stock, representing 62.88% of our issued and outstanding shares of Common Stock prior to this offering. As such, MDB is the parent company of Invizyne prior to this offering. Additionally, Messrs. Christopher Marlett, Anthony DiGiandomenico are majority shareholders and directors of MDB, and directors of the Company. Mr. Mo Hayat, the Chairman of the Boards of the Company, also is the Chief of Entrepreneurship & Operations of MDB. As a result of the foregoing, pursuant to SEC regulation, MDB is deemed to be an underwriter, and will offer the shares being sold at a fixed price of $4.00, until a bonafide public market is established.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012. As such, in this prospectus we have taken advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. See “Prospectus Summary— Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2024

[Alternate Page for Security Holder Prospectus]

TABLE OF CONTENTS (TO BE UPDATED)

Page

About this Prospectus

Prospectus Summary

Special Note Regarding Forward-Looking Statements

Risk Factors

Use of Proceeds	ALT-1

Dividend Policy

Capitalization

Dilution

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Business

Management

Executive Compensation

Certain Relationships and Related Party Transactions

Principal Shareholders

Description of Capital

Sales of Restricted Securities and Rule 144

Plan of Distribution	ALT-2

Legal Matters	ALT-6

Experts

Additional Information

Index to Financial Statements

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, the decision to purchase our shares of our Common Stock, or of the delivery of the shares of Common Stock that is purchased. Our business, financial condition, operating results, and prospects may have changed since any of those dates.

For investors outside the United States: We have not, and no person on our behalf has, taken any action that would permit this offering, possession or distribution of this prospectus or sale any of our securities in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby or the distribution of this prospectus outside the United States.

i

[Alternate Page for Security Holder Prospectus]

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of shares of Common Stock, if any, by the selling Security Holder.

We will receive the proceeds from the exercise of a warrant held by MDB. The shares underlying the warrant have been registered for resale under this prospectus. The warrants are exercisable at a price of $1.22 per share for up to 410,586 shares of Common Stock. If all the warrants are exercised, we would receive approximately $500,915.00.

ALT-1

[Alternate Page for Security Holder Prospectus]

PLAN OF DISTRIBUTION

We are registering the offer, sale and distribution of 8,027,538 shares of Common Stock held by the Security Holder named herein to permit the offer, sale and distribution of the securities from time to time after the date of this prospectus. We will bear all fees and expenses incident to the registration of the Common Stock. The Security Holder is responsible for any selling commissions and other expenses of sale of the securities.

The Security Holder, MDB, is deemed to be an underwriter, and will offer the shares being sold at a fixed price of $4.00, until a bonafide public market is established.

The Security Holder and any of their pledgees, assignees and successors-in-interest may, from time to time, offer and sell any or all of its Common Stock of the Company on The Nasdaq Stock Market or any other stock exchange, market or trading facility, on which the shares of Common Stock are traded or in private transactions or a combination thereof. These sales may be at fixed or negotiated prices. The Security Holder may use any one or more of the following methods when offering, selling or distributing the shares of Common Stock, pursuant to the terms of their governing instruments and the applicable state and Federal securities laws, and any rules and regulations of the trading exchanges on which a transaction may take place:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● broker-dealers may agree with the selling security holder to sell a specified number of securities at a stipulated price per security;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● a combination of any such methods of sale; or

● any other method permitted pursuant to applicable law.

The Security Holder, also, may distribute the shares of Common Stock that it owns or otherwise has the right thereto by means of a dividend or other form of distribution, including in connection with a declaration of a dividend or distribution, reorganization, combination, consolidation and dissolution.

Broker-dealers engaged by the selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated, but the maximum amount of compensation to be received by any participating FINRA member may not exceed 8%.

Our officers and directors have agreed, subject to certain exceptions, that, without the prior written consent of the Company, not to, directly or indirectly, during the period ending not less than 180 days following the closing of this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by us or them or with respect to which we or they has or hereafter acquires the power of disposition; or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise. Notwithstanding the above, shares of Common Stock purchased in the open market after the closing of the initial public offering will not be subject to any lock up, but may be subject to other restrictions of the Federal securities laws.

ALT-2

[Alternate Page for Security Holder Prospectus]

Since the Security Holder may be deemed to be an “underwriter” within the meaning of the Securities Act, the Security Holder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We have been informed by the Security Holder that there is no underwriter or single coordinating broker acting in connection with the proposed distribution or sale of the shares of Common Stock by the Security Holder.

We intend, but are not obligated, to keep this prospectus and the registration statement of which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the shares of Common Stock of a Security Holder, without volume or manner of sale restrictions during a three month period without registration, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The public resale of the securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the public resale of the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the public resale of securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Common Stock by any person. We will make copies of this prospectus available to the Security Holders and have informed the Security Holders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ALT-3

[Alternate Page for Security Holder Prospectus]

SELLING SECURITY HOLDER

The selling Security Holder acquired 7,616,952 of its shares of Common Stock pursuant to an initial funding agreement entered into on April 17, 2019. Pursuant to that agreement, the Company sold the shares of Common Stock at a fixed price of $2.67 per share. The funding tranches under the funding agreement were made as the Company needed working capital. The Security Holder did not have the right to refuse to fund any of the funding demands made by the Company under the funding agreement. In connection with the initial funding, the Security Holder was issued a warrant for the purchase of 410,586 shares of Common Stock at a purchase price of $1.22. The funding agreement and warrant were entered into as a private placement, not registered under the Securities Act, pursuant to an exemption under Section 4(a)(2) of the Act for transactions of an issuer not involving a public offering.

On July 3, 2023, the Company and the selling Security Holder entered into a SAFE (simple agreement for future equity), representing $785,000. The pre-money valuation cap was set at two-hundred million dollars and the discount rate was set at 80%. The SAFE will convert into the next round equity financing that results in gross proceeds of not less than $5,000,000 to the Company, and also in the event of a change of control, direct listing and an initial public offering. It will also be entitled to receive a portion of the proceeds of any liquidation or dissolution event, as these are defined in the SAFE instrument. The initial public offering will qualify as the equity financing. The SAFE will convert into 245,313 shares of Common Stock as a result of the initial public offering, based on a per share price of $3.20 under the terms of the SAFE. The shares of Common Stock will be issued at the closing of the initial public offering, as restricted stock, and they will be subject to resale provisions of Rule 144. The shares do not have any registration rights; however, the Company has decided to include the shares of Common Stock in this prospectus on its volition and are included in the selling Security Holder offer, sale and distributions. The SAFE was entered into as a private placement, not registered under the Securities Act, pursuant to an exemption under Section 4(a)(2) of the Act for transactions of an issuer not involving a public offering.

The following tables provides certain information with respect to the Security Holder’s ownership of our securities as of the date of this prospectus, that may be offered, sold or distributed under this prospectus from time to time, and the number of securities it will own thereafter assuming no other acquisitions or dispositions of our securities. The Security Holder may distribute all, some or none of its securities hereunder, thus we have no way of determining the number of securities a Security Holder will hold after this offering. Therefore, we have prepared the tables below on the assumption that the Security Holder will either distribute or sell all the securities that it holds in the Company.

ALT-4

[Alternate Page for Security Holder Prospectus]

Security Holder Tables

The following tables set forth, as of the date of this prospectus, the name of the Security Holder, the number shares of Common Stock that the Security Holder may offer for sale, sell or distribute (including by dividend or distribution) pursuant to this prospectus and the shares of Common Stock owned by the Security Holder before and after the offering. Information with respect to beneficial ownership is based on information obtained from the Security Holder and 12,500,000 shares of Common Stock issued and outstanding immediately prior to the initial public offering.

Shares of Common Stock

The following table assumes that the Security Holder will not retain any shares of Common Stock, but distribute all of its securities its holds in the Company to its security holders or sells in one or more transactions all of its securities that it holds in the Company.

	Common					Common Stock
	Stock Owned					Shares Owned
	Before the			Number of		After the
	Offering		Percentage of	Shares		Offering	Percentage of
	Number of		Outstanding	Being		Number of	Outstanding
Name	Shares		Shares	Offered		Shares	Shares
MDB Capital Holdings, LLC	8,272,851	(1)	62.88%	8,027,538	(2)	245,313	1.86%

TOTAL	8,272,851	(1)	62.88%	8,027,538	(2)	245,313	1.86%

(1) Includes 7,616,952 shares of Common stock that are issued and outstanding, 410,586 shares of Common Stock that may be issued on exercise of an outstanding warrant to purchase shares of Common Stock, and 245,313 shares of Common stock that will be issued pursuant to a SAFE instrument upon consummation of the initial public offering.

(2) Includes 7,616,952 shares of Common stock that are issued and outstanding, and 410,586 shares of Common Stock that may be issued on exercise of an outstanding warrant to purchase shares of Common Stock, and excludes 245,313 shares of Common stock that will be issued pursuant to a SAFE instrument upon consummation of the initial public offering.

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[Alternate Page for Security Holder Prospectus]

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby has been passed upon for us by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the Nasdaq Capital Market listing fee.

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the Nasdaq Capital Market listing fee.

SEC registration fee	$8,169
FINRA filing fee	8,802
Nasdaq Capital Markets listing fee	50,000
Accounting fees and expenses	226,282
Legal fees and expenses	200,000
Printing and related expenses	9,000
Transfer agent and registrar fees and expenses	15,000
Blue sky fees and expenses (including legal fees)	5,000

Total	$522,253

ITEM 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

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Under the NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Our articles of incorporation provide that we will indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

Our articles of incorporation also provide that to the fullest extent permitted by NRS 78, a director or officer of the Company will not be personally liable to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that the foregoing will not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of NRS 78.300.

The registrant has directors’ and officers’ liability insurance for its directors and officers.

The Company also enters into indemnification agreements with each of the persons serving on the board of directors and executive officers. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreement sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that apply to any dispute between us and an indemnitee arising under the indemnification agreements.

ITEM 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

(1) The Company received a commitment for funding of two SAFEs on July 3, 2023, for a cash payment from the investors in the aggregate amount of $800,000. The pre-money valuation cap was one hundred million dollars, The discount rate was 80%. The SAFE will convert into the next round equity financing that results in gross proceeds of not less than $5,000,000 to the Company, and in the event of a change of control, direct listing and an initial public offering, as each is defined in the SAFE instrument. The holder of the SAFE will also be entitled to receive a portion of the proceeds of any liquidation or dissolution event, as these are defined in the SAFE instrument. The SAFE will convert into approximately shares of Common Stock as a result of the offering to which this registration statement relates. The shares will be issued at the closing of this offering, as restricted stock, with the appropriate restrictive legends, and they will be subject to resale provisions of Rule 144. The shares do not have any registration rights.

Each of the securities indicated above as being issued by the registrant were not registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption under Section 4(a)(2) of the Act for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements.

All recipients of the foregoing transactions either received adequate information about the registrant or had access, through their relationships with the registrant, to such information. Furthermore, the registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

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ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

Exhibit Number	Description of Document
1.1	Agreement with Digital Offering LLC, as the Qualified Independent Underwriter
1.2 *	Underwriting Agreement with Public Ventures Inc.
3.1 **	Articles of Incorporation of the Registrant, filed April 17, 2019
3.2 **	By-laws of the Registrant, February 1, 2024
4.1 *	Form of Registrant’s share of Common Stock certificate
4.2	Form of Simple Agreement for Future Equity, representing $785,000, issued July 3, 2023
4.3	Form of Simple Agreement for Future Equity, representing $15,000, issued July 3, 2023
5.1 *	Opinion (Legality) of Golenbock Eiseman Assor Bell & Peskoe LLP
10.1 **	Form of Indemnification Agreement by and between the registrant and each of its directors and executive officers.
10.2 **	2020 Equity Incentive Award Plan
10.3 **	Form of Term Equity Purchase Agreement with MDB Capital Holdings, LLC
10.4	License Agreement with The Regents of the University of California
10.5+	Employment Agreement between the Registrant and Michael Heltzen
14.1 **	Code of Business Conduct and Ethics
21.1 **	List of Subsidiaries of the Registrant.
23.1 *	Consent of Golenbock Assor Bell & Peskoe LLP (included in Exhibit 5.1).
23.2	Consent of RBSM LLP, independent registered public accounting firm, dated April 17, 2024.
24.1	Power of Attorney (included on the signature page to this registration statement).
107.1	Calculation of Registration Statement Fee

*	To be filed by amendment
**	Previously filed
+	Management agreement

(b) Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

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ITEM 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Monrovia, California, on the 17th day of April, 2024.

INVIZYNE TECHNOLOGIES INC.

By:	/s/ Michael Heltzen
Michael Heltzen,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Heltzen, Mo Hayat and Anthony DiGiandomenico, acting separately, as his/her true and lawful attorney-in-fact and agent with full power of substitution, for him/her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Heltzen	Chief Executive Officer	April 17, 2024
Michael Heltzen	(Principal Executive Officer)

/s/ *	President and Chairman of the Board	April 17, 2024
Mo Hayat

/s/ Fouad Nawaz	Vice President, Finance	April 17, 2024
Fouad Nawaz	(Principal Financial and Accounting Officer)

/s/ *	Director	April 17, 2024
Christopher A. Marlett

/s/ *	Director	April 17, 2024
Anthony DiGiandomenico

/s/ *	Director	April 17, 2024
James U. Bowie

/s/ James J. Lalonde	Director	April 17, 2024
James J. Lalonde

/s/ Lon E. Bell	Director	April 17, 2024
Lon E. Bell

*	By Attorney-in-Fact

April 17, 2024

/s/ Mo Hayat
Mo Hayat

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